As filed with the Securities and Exchange Commission on February 10, 2006
                                      An Exhibit List can be found on page II-5.
                                                    Registration No. 333-_______


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549
                          -----------------------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          -----------------------------

                        NATIONAL INVESTMENT MANAGERS INC.
                 (Name of small business issuer in its charter)

             Florida                                  6411                          59-2091510
   (State or other Jurisdiction           (Primary Standard Industrial          (I.R.S. Employer
 of Incorporation or Organization)         Classification Code Number)         Identification No.)

                          830 Third Avenue, 14th Floor
                            New York, New York 10022
                                 (212) 355-1547
              (Address and telephone number of principal executive
                    offices and principal place of business)

            Leonard A. Neuhaus, Chief Operating and Financial Officer
                        National Investment Managers Inc.
                          830 Third Avenue, 14th Floor
                            New York, New York 10022
                                 (212) 355-1547
            (Name, address and telephone number of agent for service)

                                   Copies to:
                             Gregory Sichenzia, Esq.
                              Stephen Fleming, Esq.
                       Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Flr.
                            New York, New York 10018
                                 (212) 930-9700
                              (212) 930-9725 (fax)

Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.|_|

                         CALCULATION OF REGISTRATION FEE

   Title of each class of          Amount to be         Proposed          Proposed           Amount of
 securities to be registered      registered (1)        maximum           maximum         registration fee
                                                        offering         aggregate
                                                        price per       offering price
                                                        share(2)
-----------------------------------------------------------------------------------------------------------
Shares of common stock                  18,487,222       $1.10          $20,335,944.20            $2,175.95
-----------------------------------------------------------------------------------------------------------

Shares of common stock
issuable upon conversion of
preferred stock                         22,050,008       $1.10          $24,255,008.80            $2,595.29
-----------------------------------------------------------------------------------------------------------

Shares of common stock
issuable upon declaration of
dividends upon shares of
preferred stock                          2,875,201       $1.10           $3,162,721.06              $338.41
-----------------------------------------------------------------------------------------------------------

Shares of common stock
issuable upon exercise of
warrants and options                     7,749,274       $1.10           $8,524,201.40              $912.09
-----------------------------------------------------------------------------------------------------------

Shares of common stock
issuable as penalties in
connection with the Series A
Preferred Stock                            620,000       $1.10             $682,000.00               $72.97
-----------------------------------------------------------------------------------------------------------
Shares of common stock
issuable upon conversion of
convertible debentures                   5,249,752       $1.10           $5,774,727.20              $617.90
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

Total                                   57,031,457                                                $6,712.60
-----------------------------------------------------------------------------------------------------------

(1) Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of convertible notes, the exercise of warrants and stock options and the conversion of shares of preferred stock held by the selling stockholders.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on the Over the Counter Bulletin Board on January 31, 2006, which was $1.10 per share.

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

     PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED FEBRUARY 10, 2006

                        NATIONAL INVESTMENT MANAGERS INC.
                              57,031,457 SHARES OF
                                  COMMON STOCK


      This prospectus relates to the resale by the selling stockholders up to 57,031,457 shares of our common stock, including the following:

      o     18,487,222 shares of common stock;

      o up to 22,050,008 shares of common stock issuable upon conversion of shares of preferred stock;

      o up to 2,875,201 shares of common issuable upon declaration of a dividend to our preferred stock holders;

      o up to 7,749,274 shares issuable upon the exercise of common stock purchase warrants and stock options; and

      o up to 620,000 shares issuable as penalties in connection with the Series A Preferred Stock; and

      o up to 5,249,752 shares issuable upon conversion of convertible debentures.

      Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over the Counter Bulletin Board under the symbol "NIVM". The last reported sales price per share of our common stock as reported by the Over the Counter Bulletin Board on February 6, 2006, was $1.08.

      Investing in these securities involves significant risks. See "Risk Factors" beginning on page 4.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is _______, 2006.

      The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by National Investment Managers Inc., with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

                               PROSPECTUS SUMMARY

      The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.

                        NATIONAL INVESTMENT MANAGERS INC.

      Through our wholly-owned subsidiaries, we are engaged in the business of providing pension consulting services and administrative services for retirement plans. We also provide financial advisory services to small businesses and high net worth individuals. In addition, we sell insurance products through licensed and authorized brokers and agents.

      As a shell company (formerly known as Fast Eddie Racing Stables, Inc.), we reported a net loss of approximately $10,000 for the year ended December 31, 2004. In addition, we had a net loss of approximately $1,500,000 for the nine months ended September 30, 2005. We have suffered operating losses and negative cash flows from operations since inception and, at December 31, 2004, we had an accumulated deficit.

      Our principal offices are located at 830 Third Avenue, 14th Floor, New York, New York 10022, and our telephone number is (212) 355-1547. We are a Florida corporation.

---------------------------------------------------------------------------------------------------------------------
The Offering
---------------------------------------------------------------------------------------------------------------------
Common stock offered by selling stockholders                 Up to 57,031,457 shares, which would represent 98.1% of
                                                             our outstanding shares of common stock assuming the
                                                             full conversion of all convertible notes and shares of
                                                             preferred stock and exercise of warrants or options
                                                             being registered herewith including:

                                                             - 18,487,222 shares of common stock;


                                                             - up to 22,050,008 shares of common stock issuable upon
                                                             conversion of shares of preferred stock;

                                                             - up to 2,875,201 shares of common issuable upon
                                                             declaration of a dividend to our preferred stock
                                                             holders;

                                                             - up to 7,749,274 shares issuable upon the exercise of
                                                             common stock purchase warrants and stock options;

                                                             - up to 5,249,752 shares issuable upon conversion of
                                                             convertible debentures; and

                                                             - up to 620,000 shares issuable as penalties pursuant
                                                             to the terms of the Series A Preferred Stock.

---------------------------------------------------------------------------------------------------------------------
Common stock to be outstanding after the offering            Up to 58,127,557 shares

---------------------------------------------------------------------------------------------------------------------
Use of Proceeds                                              We will not receive any proceeds from the sale of the
                                                             common stock

---------------------------------------------------------------------------------------------------------------------
Over the Counter Bulletin Board Symbol                       NIVM

---------------------------------------------------------------------------------------------------------------------

      The above information regarding common stock to be outstanding after the offering is based on 19,583,322 shares of common stock outstanding as of February 1, 2006 and assumes the subsequent conversion of our issued convertible notes and preferred stock and exercise of warrants and options by our selling stockholders.

      Shares of common stock issued or issuable in connection with the following transactions are being registered pursuant to the registration statement of which this prospectus forms a part.

      Duncan Capital Acquisition/Series A Preferred Stock

            On March 9, 2005, we acquired all of the outstanding shares of common stock of Duncan Capital Financial Group, Inc. ("Duncan") in a transaction in which the shareholders of Duncan obtained a controlling interest in our company. This merger was effected for the principal purpose of obtaining a $10 million credit line from Laurus Master Fund, which conditioned approval of this credit facility on the borrower having publicly traded equity securities. Upon the consummation of this transaction, in exchange for 12,040,000 shares of Duncan, we issued 12,040,000 shares of our common stock to the stockholders of Duncan under the acquisition agreement. In addition, warrants to acquire an aggregate of 1,910,000 shares of Duncan common stock were converted to warrants to acquire our common stock on similar terms for $0.1667 per share. We subsequently completed the issuance of 3,820,000 shares of our Series A Preferred Stock to a total of ten holders of preferred stock of Duncan in exchange for their surrender of an equivalent number of preferred shares of Duncan containing identical terms. We received no other consideration in such exchange. The holders of Series A Preferred have the right to convert, at any time, their shares into shares of common stock on a 1:1 basis, subject to adjustments for capital reorganizations, stock splits and reclassifications, as well as for accrued but unpaid dividends and in the event of sales of additional common shares below the Series A Preferred purchase price of $0.50 per share.

            Shares of Series A Preferred are automatically converted into common stock upon (i) the approval of the holders of a majority of the then-outstanding Series A Preferred or (ii) the closing of a firm commitment underwritten public offering of our securities with aggregate gross proceeds of not less than $10,000,000.

            Holders of Series A Preferred have the right to vote together with holders of common stock as a single class on all matters upon which stockholders are entitled to vote, including election of the members of our Board of Directors. Each share of Series A Preferred will have the number of votes corresponding to the number of shares of common stock into which the Series A Preferred may be converted on the record date for determining stockholders entitled to vote.

            Dividends on the Series A Preferred will accrue and be cumulative from January 1, 2005. Holders of Series A Preferred are entitled to receive annual dividends of $0.06 per share (12%), paid semi-annually, in preference to the common stock, subject to adjustment in certain events, to the extent dividends are declared, on a cumulative basis. Such dividends may be paid, at our election, either (i) in cash or (ii) in registered common stock, valued at 98% of the volume-weighted average price of the common stock for the 20 trading days immediately preceding the record date for payment of such dividend. We are presently prohibited from paying dividends under the terms of our financing arrangements with our secured lender.

            In the event of any liquidation or winding up of the Company, the holders of the Series A Preferred are entitled to receive, in preference to holders of common stock, an amount equal to two times the original purchase price per share, plus any declared and unpaid dividends. A merger or sale of substantially all of our assets will be treated as a liquidation or winding up for the purposes of the liquidation preference.

            The above 12,040,000 shares of common stock, together with 1,910,000 shares of common stock underlying the above warrants, and 3,820,000 shares of common stock issuable upon conversion of the Series A Preferred Stock are included in the shares of common stock being offered for sale under this prospectus.

      CAMOFI Master LDC

            On June 30, 2005 we issued a secured convertible note to CAMOFI Master LDC (formerly known as DCOFI Master LDC) for $500,000. The note bears interest at the rate of 12% per annum payable quarterly in arrears. We started making equal monthly principal payments in October 2005. The principal balance is due on March 10, 2008. The note is convertible into shares of our common stock at $0.68 per share. In connection with the issuance of the note, we also issued five-year warrants to the noteholder to purchase 367,647 shares of common stock at $0.1667 per share. The convertible note and the warrants were issued in replacement of similar instruments that had been issued previously.

            The notes are secured by substantially all of our assets, are guaranteed by our subsidiaries, Pension Administrative Services, Inc. (`PAS"), Complete Investment Management Inc. of Philadelphia ("CIM") and MD Bluestein ("MDB") and are subordinate to the Laurus Master Fund, Ltd. convertible term note issued by us. The shares of common stock issuable to CAMOFI Master LDC upon conversion of its secured convertible note and exercise of its five-year warrants are included in the shares of common stock being offered for sale under this prospectus.

      Series B Cumulative Convertible Preferred Stock

            On October 18, 2005, 23 accredited investors purchased an aggregate of 2,965,000 shares of Series B Cumulative Convertible Preferred Stock (the "Series B Preferred Stock") at $1.00 per share for an aggregate purchase price of $2,965,000. On November 11, 2005, 12 accredited investors purchased an aggregate of 850,000 shares of Series B Preferred Stock at $1.00 per share for an aggregate purchase price of $850,000. We currently have an aggregate of 3,815,000 shares of Series B Preferred Stock outstanding.

            Each share of Series B Preferred Stock is convertible, at any time at the option of the holder, into two shares of our common stock. The Series B Preferred Stock will be automatically converted into common stock upon (i) the approval of the holders of a majority of the then outstanding Series B Preferred Stock or (ii) the closing of a firm commitment underwritten public offering of our securities in which the aggregate gross proceeds to our company are not less than $10,000,000 at a price equal to or higher than $2.00 per share of common stock. Holders of the Series B Preferred Stock are entitled to receive, when declared by our board of directors, annual dividends of $0.12 per share of Series B Preferred Stock paid on a semi-annually. Such dividends may be paid, at our election, either (i) in cash, (ii) in registered common stock of our company or (iii) in restricted shares of common stock of our company with piggyback registration rights. In the event that we elect to issue shares of common stock in connection with the dividend on the Series B Preferred Stock, such dividend shares shall be determined by dividing the dividend amount by 98% of the volume-weighted average price of the common stock for the 20 trading days immediately preceding the record date for payment of such dividend (the "Dividend VWAP"); provided, however, if we are unable to determine the Dividend VWAP, then such dividend shall be determined by dividing the dividend amount by the average of the three highest closing bid prices during the 20 trading days immediately preceding the record date for payment of such dividend. We granted our holders of the Series B Preferred Stock piggyback registration rights.

            In addition to any voting rights provided by law, holders of the Series B Preferred Stock will have the right to vote together with holders of common stock and the Series A Preferred Stock as a single class on all matters upon which stockholders are entitled to vote, including election of the members of our Board of Directors. Each share of Series B Preferred Stock will have the number of votes corresponding to the number of shares of common stock into which the Series B Preferred Stock may be converted on the record date for determining stockholders entitled to vote.

            In the event of any liquidation or winding up of our company, the holders of Series B Preferred Stock will be entitled to receive, in preference to holders of Common Stock but subject to preferential liquidation rights of Series A Convertible Preferred Stock, an amount equal to two times the original purchase price per share, plus any previously declared and unpaid dividends.

            The holders of the Series B Preferred Stock have contractually agreed to restrict their ability to convert the preferred stock and receive shares of common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of our then issued and outstanding shares of common stock.

      Series C Cumulative Convertible Preferred Stock

            On November 11, 2005, three accredited investors purchased an aggregate of 833,334 shares of Series C Cumulative Convertible Preferred Stock (the "Series C Preferred Stock") at $6.00 per share for an aggregate purchase price of $5,000,004.

            Each share of Series C Preferred Stock is convertible, at any time at the option of the holder, into 12 shares of common stock. The Series C Preferred Stock will be automatically converted into common stock upon (i) the approval of the holders of a majority of the then outstanding Series C Preferred Stock or (ii) the closing of a firm commitment underwritten public offering of our securities in which the aggregate gross proceeds to our company are not less than $10,000,000 at a price equal to or higher than $2.00 per share of common stock. Holders of the Series C Preferred Stock are entitled to receive, when declared by our board of directors, annual dividends of $0.72 per share of Series C Preferred Stock paid on a semi-annually. Such dividends may be paid, at the election of our company, either (i) in cash, (ii) in registered common stock of our company or
      (iii) in restricted shares of common stock of our company with piggyback registration rights. In the event that we elect to issue shares of common stock in connection with the dividend on the Series C Preferred Stock, such dividend shares shall be determined by dividing the dividend amount by the Dividend VWAP; provided, however, if we are unable to determine the Dividend VWAP, then such dividend shall be determined by dividing the dividend amount by the average of the three highest closing bid prices during the 20 trading days immediately preceding the record date for payment of such dividend. We granted the holders of the Series C Preferred Stock piggyback registration rights and have agreed to file a registration statement registering the shares of common stock issuable upon conversion of the Series C Preferred Stock within 60 days of closing and have such registration statement declared effective within 120 days of filing.

            In addition to any voting rights provided by law, holders of the Series C Preferred Stock will have the right to vote together with holders of common stock and the Series A and B Preferred Stock as a single class on all matters upon which stockholders are entitled to vote, including election of the members of our Board of Directors. Each share of Series C Preferred Stock will have the number of votes corresponding to the number of shares of common stock into which the Series C Preferred Stock may be converted on the record date for determining stockholders entitled to vote.

            In the event of any liquidation or winding up of our company, the holders of Series C Preferred Stock will be entitled to receive, in preference to holders of Common Stock but subject to preferential liquidation rights of Series A Convertible Preferred Stock and the B Preferred Stock, an amount equal to two times the original purchase price per share, plus any previously declared and unpaid dividends.

            The holders of the Series C Preferred Stock have contractually agreed to restrict their ability to convert the preferred stock and receive shares of common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of our then issued and outstanding shares of common stock.

      Bluestein Shares

            On February 28, 2005, we issued 200,082 shares of Common Stock to Michael Bluestein, one of our directors, with respect to the conversion of a total of $150,061.31 of principal and interest under two convertible promissory notes at the conversion price of $0.75 per share. The promissory notes had been issued in connection with the acquisition from Mr. Bluestein of his interests in PAS, MDB and CIM in December 2004.

      Feeley Shares

            Effective February 28, 2005, we issued 94,731 shares of Common Stock to Irene Feeley with respect to the conversion of a total of $71,048.06 of principal and interest under a convertible promissory note at the conversion price of $0.75 per share. The promissory note had been issued in connection with the acquisition from Ms. Feeley of her interest in CIM in December 2004. Hadden Strategic Alliance and Stephen H. Rosen & Associates, Inc.

      Transactions

            On August 2, 2005, we consummated a stock purchase agreement with the shareholders of Stephen H. Rosen & Associates, Inc., and a stock exchange agreement with the shareholder of Haddon Strategic Alliances, Inc.

            The purchase price for the Rosen Acquisition was $3,000,000, of which $2,100,000 was paid in cash at closing to the two shareholders of Rosen, and $900,000 was paid in the form of convertible promissory notes of the Company. The cash purchase price for the Rosen Acquisition was funded through the Company's existing credit facility with Laurus Master Fund, Ltd. The notes bear interest at the rate of 7% annually, and note principal is payable in equal annual installments totaling $450,000 on July 31, 2006 and July 31, 2007. The notes are immediately convertible into common stock of the Company until July 31, 2007 at a price equal to the fair market value of the common stock on the "Determination Date", which is the June 30 or December 31 of the prior year, whichever is most recent, preceding the date of exercise.

            The purchase price for the Haddon acquisition consisted of the exchange of Haddon stock for 333,334 shares of our common stock of the Company valued at $500,000 as of the closing, based on the average bid price per share of $1.50 over the ten trading days immediately preceding the closing.

      American Benefit Resources Asset Acquisition

            On November 30, 2005, we consummated the acquisition of substantially all of the assets of American Benefit Resources. As consideration, we (i) paid $8,000,000 in cash, (ii) issued a total of 671,141 shares of our common and (iii) assumed various liabilities. We are registering the 671,141 shares of common stock issued in connection with this acquisition pursuant to this prospectus.

            ABR is a national retirement planning, pension plan design and administration company. Revenues are generated by ABR through annual plan administration fees, as well as fees for individual projects undertaken on behalf of its clients, including plan review and design, and through the sale of certain products.

      Valley Forge Enterprises, Ltd.

            On January 4, 2006, we completed the merger of Valley Forge Enterprises, Ltd. into one of our wholly owned subsidiaries in consideration for a cash payment of $3,155,500 and the issuance to the Valley Forge shareholders of an aggregate of 4,150,000 shares of our common stock. We also granted the Valley Forge shareholders piggy-back registration rights with respect to the shares issued in the merger. We are registering the 4,150,000 shares of common stock issued in connection with this acquisition pursuant to this prospectus.

            Valley Forge Enterprises provides retirement plan services, independent insurance consulting services and investment advisory services through its subsidiaries: Valley Forge Consulting Corporation, V.F. Associates, Inc., and VF Investment Services Corp. Valley Forge operates in the Philadelphia-metro area with its offices located in Wayne, Pennsylvania.

      Financing Arrangements with Laurus Master Fund, Ltd.

      March 2005 Loan

            On March 9, 2005, we issued to Laurus Master Fund, Ltd. ("Laurus")
      (i) a secured convertible term note in the principal amount of $3,000,000,
      (ii) warrants entitling Laurus to purchase up to 1,084,338 shares of our common stock at a per share exercise price of $1.00, and (iii) an option to purchase up to 643,700 shares of our common stock at a per share purchase price of $0.01.

            The following describes certain of the material terms of the March 2005 financing transaction with Laurus. The description below is not a complete description of the material terms of the transaction and is qualified in its entirety by reference to the agreements entered into in connection with the transaction, copies of which are included as exhibits to our Current Report on Form 8-K that was filed on March 15, 2005.

            Principal Payments. Amortizing payments of the outstanding principal amount of the note not contained in the restricted account, referred to as the "Amortizing Principal Amount", began on July 1, 2005, in monthly installments of $ 14,705.88 on the first day of each succeeding calendar month until paid, together with accrued and unpaid interest (whether by the payment of cash or by the conversion of such principal into common stock, as described below). Following a release of funds from the restricted account, monthly payments of the amortizing principal amount occurring on or after the 90th day following any such release will be increased to account for the additional funds borrowed until the maturity date with the balance due and payable on the maturity date.

            Interest Payments. Interest will accrue at a rate per annum equal to the "prime rate" published in The Wall Street Journal, as adjusted from time to time, plus three percent (3%) and is payable monthly in arrears, commencing on April 1, 2005.

            If, as of the last business day of a month prior to maturity when the shares underlying each conversion of the note and the exercise of the warrant have been registered, the market price of our common stock for the five consecutive trading days immediately preceding the last business day of such month exceeds the then-applicable fixed conversion price, discussed below, by at least 25%, the interest rate for the succeeding calendar month will automatically be reduced by 25 basis points (0.25%) for each incremental 25% increase in the market price of our common stock above the conversion price.

            Note Conversion Rights. Laurus may, at any time, convert the outstanding indebtedness under the note into shares of our common stock at a price of $0.83 per share. Subject to the restrictions on conversion by Laurus described below, Laurus is required to convert the monthly payment due on account of principal and interest, plus any other amounts under the note that are due and unpaid into shares of our common stock if the following criteria are met:(i) the average closing price of our common stock for the five consecutive trading days preceding such due date is greater than 120% of the conversion price, and (ii) the amount of such conversion does not exceed 25% of the aggregate dollar trading volume of our Common Stock for the 22-day trading period immediately preceding the due date of the applicable monthly amount.

            If the foregoing criteria are not met, Laurus must convert only such part of the monthly amount that meets the conversion criteria. Any part of the applicable monthly amount that Laurus has not been able to convert due to failure to meet the conversion criteria must be paid by us in cash within three business days of the applicable repayment date.

            Right to Redeem Note. We have the option of prepaying the outstanding principal amount of the note in whole or in part by paying an amount equal to (i) with respect to principal amount subject to amortization, 125% of the principal amount to be redeemed; and (ii) with respect to the principal amount that are not subject to amortization, 120% of the principal amount to be redeemed.

            Security for Note. The note is secured by a blanket lien on substantially all of our assets and the assets of our subsidiaries. Each of our subsidiaries delivered to Laurus a guarantee of our obligations to Laurus. In addition, we pledged our ownership interests in our its subsidiaries. In the event of a default, Laurus has the right to accelerate payments under the note and, in addition to any other remedies available to it, to foreclose upon the assets securing the Note.

            Warrant Terms. The warrants grant Laurus the right to purchase up to 1,084,338 shares of Common Stock at an exercise price of $1.00 per share until March 9, 2012. Upon exercise of the warrant, payment may be made (i) in cash, (ii) by delivery of the warrant or shares of common stock and/or common stock receivable upon exercise of the warrant, or (iii) by a combination of any of the foregoing methods. The exercise price of the Warrant is subject to adjustment for stock splits, combinations, dividends and the like.

            Option Terms. The option grants Laurus the right, for a period of eight years, to purchase for cash up to 1,084,338 shares of our common stock at an exercise price of $0.01 per share upon 75-day prior notice. The exercise price of the Warrant option subject to adjustment for stock splits, combinations, dividends and the like.

            Restrictions on conversion of note and exercise of option and warrant. We may pay amounts due under the note in shares of Common Stock only so long as there is an effective registration statement covering the resale of the shares or an exemption from such registration is available under Rule 144 promulgated under the Securities Act of 1933, as amended. In addition, Laurus may not receive shares if exercise of the warrant or the option, or payment of principal or interest on the note, or upon conversion of the note, as the case may be, would cause Laurus to beneficially own in excess of 4.99% of the outstanding shares of common stock. These provision may be waived by Laurus upon 75 days prior written notice.

            Registration Rights. Pursuant to the terms of a Registration Rights Agreement, we are obligated to file a registration statement registering the resale of the shares of common stock issuable upon payment or conversion of the note and exercise of the warrant and option. We were required to file the registration statement on or prior to April 23, 2005 and have the registration statement declared effective by the Securities and Exchange Commission on or prior to July 7, 2005. These dates were subsequently extended, as described below.

      November 2005 Loan

            On November 30, 2005, we issued to Laurus (i) a $9,200,000 in a secured term note and (ii) 1,108,434 shares of our common stock. The term note matures on November 30, 2009 and bears interest at a rate of 17.5% per annum, which is payable in two tranches. The first tranche bears interest at the rate of 10% and is payable on a monthly basis commencing December 1, 2005. The second tranche bears interest at the rate of 7.5% and is payable on a monthly basis commencing December 1, 2005, provided, that we may elect to add the second tranche to the principal of the term note. Commencing June 1, 2006, we are required to commence making monthly amortizing payments in the amount of $219,047.62. We may prepay the term note at any time without penalty.

            In addition, we also entered into an Amended and Restated Registration Rights Agreement with Laurus pursuant to which we agreed to file a registration statement registering the shares issued in November 2005 and the shares of common stock issuable upon conversion or exercise of the note, stock option and warrants issued to Laurus in March 2005. We must file that registration statement within 15 days of filing our Form 10-KSB for the year ended December 31, 2005 and have the registration statement declared effective by August 15, 2006. If we fail to file or have the registration statement declared effective on a timely basis, we will be required to pay liquidated damages equal to 1.5% of the notes issued in March 2005 on a monthly basis. We are registering all shares of common stock issued or issuable in connection with the March 2005 and November 2005 financings with Laurus in this prospectus.

                                  RISK FACTORS

      This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Relating to Our Business:

We have a History Of Losses Which May Continue, Requiring Us To Seek Additional Sources of Capital Which May Not Be Available, Requiring Us To Curtail Or Cease Operations.

      As a shell company, we reported a net loss of approximately $10,000 for the year ended December 31, 2004. In addition, we had a net loss of approximately $1,500,000 for the nine months ended September 30, 2005. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future. If revenues grow more slowly than we anticipate, or if operating expenses exceed our expectations or cannot be adjusted accordingly, we will continue to incur losses. We will continue to incur losses until we are able to establish significant sales. Our possible success is dependent upon the successful development and marketing of our services and products, as to which there is no assurance. Any future success that we might enjoy will depend upon many factors, including factors out of our control or which cannot be predicted at this time. These factors may include changes in or increased levels of competition, including the entry of additional competitors and increased success by existing competitors, changes in general economic conditions, increases in operating costs, including costs of supplies, personnel, marketing and promotions, reduced margins caused by competitive pressures and other factors. These conditions may have a materially adverse effect upon us or may force us to reduce or curtail operations. In addition, we will require additional funds to sustain and expand our sales and marketing activities, particularly if a well-financed competitor emerges. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain sufficient funds from operations or external sources would require us to curtail or cease operations.

Our growth strategy includes making acquisitions in the future, which could subject us to significant risks, any of which could harm our business and adversely affect our growth.

Our growth strategy includes identifying and acquiring or investing in suitable candidates on acceptable terms. In particular, over time, we may acquire or make investments in entities that compete with or complement our business and other companies in the financial services industry.

We will compete with numerous integrated financial services organizations, insurance brokers, insurance companies, banks and other entities to acquire independent financial services distribution firms. Many of our competitors have substantially greater financial resources than we do and may be able to outbid us for these acquisition targets.

We may have difficulty identifying suitable acquisition candidates, as they may not be receptive to our solicitations nor available for sale. If we do identify suitable candidates, we may not be able to complete any such acquisition on terms that are commercially acceptable to us. If we are unable to complete acquisitions, it may have an adverse effect on our earnings or revenue growth and negatively impact our strategic plan because we expect a portion of our growth to come from acquisitions.

Acquisitions involve a number of risks and present financial, managerial and operational challenges, including:

      o diversion of management's attention from running our existing business;

      o Increased expenses, including travel, legal, administrative and compensation expenses resulting from newly hired employees;

      o increased costs to integrate personnel, customer base and business practices of the acquired company with our own;

      o adverse effects on our reported operating results due to possible write-down of goodwill associated with acquisitions;

      o potential disputes with sellers of acquired businesses, technologies, services or products; and

      o     dilution to stockholders if we issue securities in any acquisition.

Even if we are successful in acquiring firms, performance problems with an acquired business could also have a material adverse impact on our reputation as a whole. In addition, any acquired business, technology, product or service could significantly under-perform relative to our expectations for various reasons, including legislative or regulatory changes that affect the products in which a firm specializes, the loss of key clients or key employees after the acquisition, general economic factors that impact a firm in a direct way and the cultural incompatibility of an acquired firm's management team with us. As such, we may not achieve the benefits we expect from our acquisitions. For all these reasons, our pursuit of an acquisition and investment strategy or any individual acquisition or investment, could have a material adverse effect on our business, financial condition and results of operations.

Failure to manage our growth and expansion effectively could adversely affect our business.

Our ability to successfully offer our products and services and implement our business plan in an evolving market requires an effective planning and management process. We have increased and plan to continue to increase the scope of our business domestically. Our anticipated growth in future operations will continue to place a significant strain on our management systems and resources. If we are unable to effectively manage our growth, our business could be adversely affected.

Our results of operations could be adversely affected if we are unable to facilitate smooth succession planning at our firms.

We presently intend to seek to acquire firms in which the principals are not ready to currently retire, but instead will be motivated to grow their firm's earnings and participate in the growth incentives we offer. We may acquire firms where the principals seek to retire in the near future. However, we cannot predict with certainty how long the principals of our firms will continue working. The personal reputation of the principals of our firms and the relationships they have in the business and professional community are crucial to success in the independent distribution channel. Upon retirement of a principal, the business of a firm may be adversely affected if that principal's successor in the firm's management is not as successful as the original principal, which may have a material adverse effect on our business, financial condition and results of operations.

Our dependence on the principals of the firms we acquire may limit our ability to effectively manage our business.

We anticipate that most of our acquisitions will result in the acquired businesses becoming our wholly-owned subsidiaries, with the principals to enter into employment agreements under which they will continue to manage the acquired business. The principals will be responsible for ordinary course operational decisions, including personnel and culture, subject to the oversight of our executive officers. Non-ordinary course transactions will require the consent of our executive officers. The principals may also maintain the primary relationship with clients and, in some cases, vendors. Although we expect to maintain internal controls that will allow us to oversee our operations, this operating structure exposes us to the risk of losses resulting from day-to-day decisions of the principals and client losses. Unsatisfactory performance by these principals or the departure of these principals could hinder our ability to grow and could have a material adverse effect on our business, financial condition and results of operations.

Our ongoing success and ability to compete is dependant upon the retention of key personnel.

Our future success depends on the continued services of our executive officers, as well as our key sales and support personnel and principals at the firms we acquire. These individuals have critical industry experience and relationships upon which we rely. The loss of services of any of such persons could divert time and resources, delay the development of our business and negatively affect our ability to sell our services or execute our business. If we were to lose the services of a key person, this loss may have a material adverse effect on our business, financial condition and results of operations.

We intend to seek additional funding to sustain and grow our business, which funding may not be available to us on favorable terms or at all. If we do not obtain funding when we need it, our business may be adversely affected. In addition, if we have to sell securities in order to obtain financing, the rights of our current holders may be adversely affected.

We intend to seek additional outside funding to maintain and grow our business. We will need funding to pursue acquisitions. We cannot assure you that outside funding will be available to us at the time that we need it and in the amount necessary to satisfy our needs, or, that if such funds are available, they will be available on terms that are favorable to us. If we are unable to secure financing when we need it, our business may be adversely affected. If we have to issue additional shares of common stock or securities convertible into common stock in order to secure additional funding, our current stockholders may experience dilution of their ownership of our shares. In the event that we issue securities or instruments other than common stock, we may be required to issue such instruments with greater rights than those currently possessed by holders of our common stock.

We have substantial indebtedness to Laurus Master Fund, Ltd. secured by substantially all of our assets. If an event of default occurs under the secured note issued to Laurus, Laurus may foreclose on our assets and we may be forced to curtail our operations or sell some of our assets to repay the note.

In March and August 2005 we borrowed $500,000 and $2,500,000, respectively, and in November 2005, we borrowed an additional $9,200,000 , from Laurus pursuant to secured promissory notes and related agreements. The notes and agreements provide for the following events of default (among others):

      o     failure to pay interest and principal when due,

      o an uncured breach by us of any material covenant, term or condition in the note or related agreements,

      o a breach by us of any material representation or warranty made in the note or in any related agreement,

      o any money judgment or similar final process is filed against us for more than $100,000,

      o any form of bankruptcy or insolvency proceeding is instituted by or against us, and

      o our Common Stock is suspended from our principal trading market for five consecutive days or five days during any ten consecutive days.

Use of equity and/or debt to finance future acquisitions may have an adverse impact on our operations.

Payment for suitable acquisition targets may include the issuance our common stock, and/or stock options, preferred stock, or equity or debt convertible into our Common Stock as part of the purchase price. These equity issuances may be dilutive to our shareholders. In addition, the financing of any future acquisitions with debt may impair the Company's cash flows to a significant degree.

Competition in our industry is intense and, if we are unable to compete effectively, we may lose clients and our financial results may be negatively affected.

The business of providing financial services is highly competitive and we expect competition to intensify. We will face competition in all aspects of our proposed business, including insurance, retirement services, financial planning, third party administration and investment advisory services. We will compete for clients on the basis of reputation, client service, program and product offerings and our ability to tailor products and services to meet the specific needs of a client.

We will actively compete with numerous integrated financial services organizations as well as insurance companies and brokers, producer groups, individual insurance agents, investment management firms, independent financial planners and broker-dealers. Many of our competitors have greater financial, marketing and human resources than we do and may be able to offer products, technologies and services that we do not currently offer and may not offer in the future.

Our operating strategy and structure may make it difficult to respond quickly to operational or financial problems and to grow our business, which could negatively affect our financial results.

We have implemented cash management and management information systems that will allow us to monitor the overall performance and financial activities of the entities we acquire and operate. Nevertheless, we anticipate that these entities will be geographically dispersed, which may adversely affect our ability to maintain efficient ongoing monitoring of performance. If our firms delay either reporting results or informing corporate headquarters of a negative business development such as the possible loss of an important client or relationship with a financial services products manufacturer or a threatened professional liability or other claim or regulatory inquiry or other action, we may not be able to take action to remedy the situation on a timely basis. This in turn could have a negative effect on our financial results. In addition, if one of our firms were to report inaccurate financial information, we might not learn of the inaccuracies on a timely basis and be able to take corrective measures promptly, which could negatively affect our ability to report our financial results.

Because the commission revenue we earn on the sale of certain insurance products is based on premiums and commission rates set by insurers, any decreases in these premiums or commission rates could result in revenue decreases for us.

We earn revenue from commissions on the sale of insurance products to clients that are paid by the insurance underwriters from whom our clients purchase insurance. These commission rates are set by insurance underwriters and are based on the premiums that the insurance underwriters charge. Commission rates and premiums can change based on the prevailing economic and competitive factors that affect insurance underwriters. These factors, which are not within our control, include the capacity of insurance underwriters to place new business, underwriting and non-underwriting profits of insurance underwriters, consumer demand for insurance products, the availability of comparable products from other insurance underwriters at a lower cost and the availability of alternative insurance products, such as government benefits and self-insurance plans, to consumers.

We cannot predict the timing or extent of future changes, if any, in commission rates or premiums. As a result, we cannot predict the effect that any of these changes will have on our operations. These changes may result in revenue decreases for us. These decreases may have a material adverse effect on our business, financial condition and results of operations.

Our revenue and earnings may be affected by fluctuations in interest rates, stock prices and general economic conditions.

General economic and market factors, such as changes in interest rates or declines or significant volatility in the securities markets, will affect our commission and fee income. These factors can affect the volume of new investment sales and the extent to which clients keep their investments and maintain funds in accounts we manage. Equity returns and interest rates can have a significant effect on the sale of many employee benefit programs whether they are financed by life insurance or other financial instruments. For example, if interest rates increase, competing products offering higher returns could become more attractive to potential purchasers than the programs and policies we market and distribute. Further, a decrease in stock prices can have a significant effect on the sale of financial services products that are linked to the stock market, such as variable life insurance, variable annuities, mutual funds and managed accounts. In addition, a portion of our earnings will be derived from fees, typically based on a percentage of assets under management, for offering financial advice and related services to clients, and a decrease in stock prices would reduces fees that are based on a percentage of assets under management. Further, we will earn recurring commission revenue on certain products over a period after the initial sale, provided the customer retains the product. These factors may lead customers to surrender or terminate their products, ending these recurring revenues. A portion of our earnings will be derived from commissions and override payments from manufacturers of financial services products that are based on the volume and profitability of business generated by us. If investors were to seek alternatives to our investment advice and services or to our insurance products and services, it could have a negative impact on our revenue. We cannot guarantee that we will be able to compete with alternative products if these market forces make our products and services unattractive to clients. Finally, adverse general economic conditions may cause potential customers to defer or forgo the purchase of products that we sell, for example to invest more defensively or to surrender products to increase personal cash flow.

We cannot predict the timing or extent of future changes, if any, in interest rates or the securities markets. As a result, we cannot predict the effect that any of these changes will have on our operations. These changes may result in revenue decreases for us. These decreases may have a material adverse effect on our business, financial condition and results of operations.

If we were required to write down the excess of the purchase price over the net assets acquired with respect to our current acquisitions and our future acquisitions, our financial condition and results would be negatively affected.

When we acquire a business, a substantial portion of the purchase price of the acquisition may be allocated to the excess of the purchase price over the net assets acquired ("Goodwill"). The amount of the purchase price which is allocated to goodwill is determined by the excess of the purchase price over the net identifiable assets acquired. Statement of Financial Accounting Standards ("SFAS") No. 142 addresses the financial accounting and reporting standards for the acquisition of intangible assets and for goodwill and other intangible assets. This accounting standard requires that goodwill no longer be amortized but instead be tested for impairment at least on a regular basis. Other intangible assets will continue to be amortized over their useful lives. Under current accounting standards, if we determine goodwill has been impaired, we will be required to write down the value. Any write-down may have a material adverse effect on our business, financial condition and results of operations.

Failure to comply with or changes in state and federal laws and regulations applicable to us could restrict our ability to conduct our business.

The financial services industry is subject to extensive regulation. Our firms and personnel initially will be licensed to conduct business in various states , and will be subject to regulation and supervision both federally and in each of these jurisdictions. Our ability to conduct business in the jurisdictions in which they will operate depends on our compliance with the rules and regulations promulgated by federal regulatory bodies and the regulatory authorities in each of these jurisdictions. Failure to comply with all necessary regulatory requirements, including the failure to be properly licensed or registered, can subject our firms to sanctions or penalties. In addition, there can be no assurance that regulators or third parties will not raise material issues with respect to our past or future compliance with applicable regulations or that future regulatory, judicial or legislative changes will not have a material adverse effect on our company.

State insurance laws grant supervisory agencies, including state insurance departments, broad regulatory authority. State insurance regulators and the National Association of Insurance Commissioners continually reexamine existing laws and regulations, some of which affect us. These supervisory agencies regulate, among other things, the licensing of insurance brokers and agents and the marketing practices of insurance brokers and agents, in the context of curbing unfair trade practices. This continual reexamination may result in the enactment of laws and regulations, or the issuance of interpretations of existing laws and regulations, that adversely affect our business. More restrictive laws, rules or regulations may be adopted in the future that could make compliance more difficult and expensive.

Providing investment advice to clients is also regulated on both the federal and state level. We anticipate that certain of our firms will be investment advisers registered with the SEC under the Investment Advisers Act, and certain of our firms and employees will be regulated by state securities regulators under applicable state securities laws. Each firm that is a federally registered investment adviser will be regulated and subject to examination by the SEC. The Investment Advisers Act imposes numerous obligations on registered investment advisers, including disclosure obligations, record keeping and reporting requirements, marketing restrictions and general anti-fraud prohibitions. Each firm that will be a state-regulated investment adviser will be subject to regulation under the laws of the states in which it provides investment advisory services. Violations of applicable federal or state laws or regulations can result in the imposition of fines or censures, disciplinary actions, including the revocation of licenses or registrations, and damage to our reputation.

Our revenue and earnings may be more exposed than other financial services firms to the revocation or suspension of the licenses or registrations of our firms' principals because the revenue and earnings of many of our firms are largely dependent on the individual production of their respective principals for whom designated successors may not be in place.

Elimination or modification of the federal estate tax could adversely affect revenue from our life insurance, wealth transfer and estate planning businesses.

Legislation enacted in the spring of 2001 under the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") increased the size of estates exempt from the federal estate tax and phases in additional increases between 2002 and 2009. EGTRRA also phases in reductions in the federal estate tax rate between 2002 and 2009 and repeals the federal estate tax entirely in 2010. Under EGTRRA, the federal estate tax will be reinstated, without the increased exemption or reduced rate, in 2011 and thereafter. However, President Bush and members of Congress have expressed a desire to modify the current legislation, which could result in additional increases in the size of estates exempt from the federal estate tax, further reductions in the federal estate tax rate or a permanent repeal of the federal estate tax. As enacted, EGTRRA has had a modest negative impact on our revenue from the sale of estate planning services and products including certain life insurance products that are often used to fund estate tax obligations and could have a further negative impact in the future. The pending bill, if enacted in its current form, or any additional increases in the size of estates exempt from the federal estate tax, further reductions in the federal estate tax rate or other legislation to permanently repeal the federal estate tax, could have a material adverse effect on our revenue. There can be no assurance that the pending bill will not be enacted in its current form or, alternatively, that other legislation will not be enacted that would have a further negative impact on our revenue.

Our business, financial condition and results of operations may be negatively affected by errors and omissions claims.

We will be conducting insurance agency and investment advisory operations and activities and administration of retirement plans, and will be subject to claims and litigation in the ordinary course of business resulting from alleged and actual errors and omissions in placing insurance and rendering investment and retirement plan advice. These activities involve substantial amounts of money. Since errors and omissions claims against our firms may allege our liability for all or part of the amounts in question, claimants may seek large damage awards. These claims can involve significant defense costs. Errors and omissions could include, for example, failure, whether negligently or intentionally, to place coverage on behalf of clients. It is not always possible to prevent or detect errors and omissions, and the precautions we take may not be effective in all cases.

We have primary errors and omissions insurance coverage to protect us against the risk of liability resulting from alleged and actual errors and omissions. Recently, prices for this insurance have increased and coverage terms have become far more restrictive because of reduced insurer capacity in the marketplace. While we endeavor to purchase coverage that is appropriate to our assessment of our risk, we are unable to predict with certainty the frequency, nature or magnitude of claims for direct or consequential damages.

Our business, financial condition and results of operations may be negatively affected if in the future our insurance proves to be inadequate or unavailable. In addition, errors and omissions claims may harm our reputation or divert management resources away from operating our business.

Because our clients can terminate their agreements with us on short notice, poor performance of the investment products and services our firms recommend or sell may have a material adverse effect on our business.

Our agreements with our clients are generally terminable by them at any time. These clients can terminate their relationship with our firms, reduce the amount of assets under management or shift their funds to other types of accounts with different rate structures for any of a number of reasons, including investment performance, changes in prevailing interest rates, financial market performance, personal client liquidity needs and price of services provided. Poor performance of the investment products and services that our firms recommend or sell relative to the performance of other products available in the market or the performance of other investment management firms will result in the loss of accounts. The decrease in revenue that could result from such an event may have a material adverse effect on our business, financial condition and results of operations.

We may underestimate the loss of clients resulting from a change of control of acquired companies, with resulting future revenues failing to achieve expectations.

Although we anticipate that acquisition candidates will reflect positive historical client retention rates, this may change post-acquisition due to unforeseen circumstances. Should the attrition rate of clients increase, this may have a material adverse effect on our business, financial condition and results of operations.

We will initially rely heavily on other unaffiliated parties for broker-dealer services, and termination of agreements with those parties could harm our business.

Neither we nor our affiliates are registered as broker-dealers. Unless and until we acquire a registered broker-dealer or become registered as a broker-dealer, we intend to utilize the services of unaffiliated broker-dealers, such as Capital Analysts, Inc. and Royal Alliance, to process all securities transactions for the accounts of our clients. Agreements with these independent broker-dealers may be terminated by either party at any time. If these agreements are terminated, our ability to process securities transactions and perform investment advisory services on behalf of our clients could be adversely affected until a replacement is found. Finding a replacement will require expenditures of our time and resources. Even when a replacement is found, it may be difficult to recoup lost revenues, and additional time and resources will be required to complete the transition to a new broker dealer.

Our systems may be subject to infiltration by unauthorized persons.

We maintain and process data on behalf of our clients, some of which is critical to the business operations of our clients. If our systems or facilities were infiltrated and damaged by unauthorized persons, our clients could experience data loss, financial loss and significant business interruption. If that were to occur, it could have a material adverse effect on our business, financial condition and results of operations.

Our limited operating history makes evaluation of our business difficult.

We have not conducted active business operations for an extended period of time. We are a newly-formed company created for the purpose of acquiring and consolidating pension administration and financial service companies. We have closed several acquisitions from December 2004 through January 2006 and we intend, although we cannot provide guarantees, to complete additional acquisitions.

We cannot assure you that one or more of the factors described above will not have a material adverse effect on our business, financial condition and results of operation.

Risks Relating to Our Common Stock:

Our common stock is thinly traded on the over-the-counter bulletin board and we may be unable to obtain listing of our common stock on a more liquid market.

There is currently virtually no trading in our common stock and on many days there is no trading activity at all in our common stock. Our Common Stock is quoted on the Over-The-Counter Bulletin Board, which provides significantly less liquidity than a securities exchange (such as the American or New York Stock Exchange) or an automated quotation system (such as the Nasdaq National or SmallCap Market). We can make no assurances that we will ever be accepted for a listing on an automated quotation system or securities exchange, and we have no basis to believe that our stock will trade on an automated quotation system or securities exchange in the near future.

Our common stock may be volatile, which substantially increases the risk that you may not be able to sell your shares at or above the price that you may pay for the shares.

Because of the limited trading market expected to develop for our common stock, and because of the possible price volatility, you may not be able to sell your shares of common stock when you desire to do so. The inability to sell your shares in a rapidly declining market may substantially increase your risk of loss because of such illiquidity and because the price for our common stock may suffer greater declines because of its price volatility.

The price of our common stock that will prevail in the market after this offering may be higher or lower than the price you may pay. Certain factors, some of which are beyond our control, that may cause our share price to fluctuate significantly include, but are not limited to, the following:

            o     variations in our quarterly operating results;

            o loss of a key relationship or failure to complete significant transactions;

            o     additions or departures of key personnel; and

            o     fluctuations in stock market price and volume.

Additionally, in recent years the stock market in general, and the over-the-counter markets in particular, have experienced extreme price and volume fluctuations. In some cases, these fluctuations are unrelated or disproportionate to the operating performance of the underlying company. These market and industry factors may materially and adversely affect our stock price, regardless of our operating performance.

In the past, class action litigation often has been brought against companies following periods of volatility in the market price of those companies' common stock. If we become involved in this type of litigation in the future, it could result in substantial costs and diversion of management attention and resources, which could have a further negative effect on your investment in our stock.

Our directors, executive officers and certain stockholders own a significant percentage of our shares, which will limit your ability to influence corporate matters

Our directors and executive officers own approximately 30% of our outstanding common stock as of February 1, 2006. Accordingly, these stockholders could have a significant influence over the outcome of any corporate transaction or other matter submitted to our stockholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets and also could prevent or cause a change in control. The interests of these stockholders may differ from the interests of our other stockholders. In addition, limited number of shares held in public float effect the liquidity of our Common Stock. Third parties may be discouraged from making a tender offer or bid to acquire us because of this concentration of ownership.

Our Common Stock is Subject to the "Penny Stock" Rules of the SEC and the Trading Market in Our Securities is Limited, Which Makes Transactions in Our Stock Cumbersome and May Reduce the Value of an Investment in Our Stock.

      The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

      o that a broker or dealer approve a person's account for transactions in penny stocks; and

      o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

      o obtain financial information and investment experience objectives of the person; and

      o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

      o sets forth the basis on which the broker or dealer made the suitability determination; and

      o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

      Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                                 USE OF PROCEEDS

      This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

      Our common stock trades on the OTC Bulletin Board under the symbol "NIVM." From February 24, 2005 to March 21, 2005, our common stock was quoted under the symbol "FEDY", and prior to February 24, 2005, our common stock was quoted under the symbol "FEST". Until March 28, 2005, there had been no reported trading activity in our common stock for over the past ten years, and we had ceased filing public reports from November 1996 until October 2004, at which time we submitted delinquent filings. In October 2004, we applied to resume quotations on the OTC Bulletin Board, and in November 2004, the NASD cleared a market maker's request to enter quotations on the OTC Bulletin Board. Since March 28, 2005, there has been limited trading in our common stock. The following table sets forth quarterly high and low bid prices of a share of our common stock as reported by the OTC Bulletin Board commencing March 28, 2005. The quotations listed below reflect inter-dealer prices, without mark-ups, mark-downs or commissions and may not necessarily reflect actual transactions.

                                                          PRICE

                                                  HIGH BID          LOW BID
2005
First quarter commenced March 28, 2005          $       0.80  $       0.25
Second quarter ended June 30, 2005              $       2.75  $       0.45
Third quarter ended September 30, 2005          $       2.85  $       1.30
Fourth quarter ended December 31, 2005          $       3.50  $       1.30

2006
First quarter ended March 31, 2006*             $       3.50  $       1.01

* Through February 8, 2006

      As of February 1, 2006, 19,583,322 shares of common stock were issued and outstanding. As of that date, (i) 7,749,274 shares of common stock were subject to outstanding options or warrants to purchase Common Stock, (ii) convertible notes, options, warrants and interest to Laurus were convertible into an aggregate of 6,450,930 shares of Common Stock, and (iii) 8,468,334 shares of Preferred Stock were convertible into an aggregate of 22,050,008 shares of Common Stock.

      The number of holders of record for our common stock as of February 1, 2006 was approximately 107. This number excludes individual stockholders holding stock under nominee security position listings.

Dividends

      We have not paid any cash dividends on our common stock and do not anticipate declaring or paying any cash dividends in the foreseeable future. In addition, our agreements with Laurus Master Fund, Ltd. prohibit the payment of cash dividends. Nonetheless, the holders of our common stock are entitled to dividends when and if declared by our board of directors from legally available funds. However, before any dividends may be paid to holders of our common stock, cumulative dividends of 12% per year from December 13, 2004 must be paid to our holders of Series A Preferred Stock, either in cash or in registered shares of our common stock. As of January 11, 2006, there were 3,820,000 shares of our Series A Preferred Stock issued and outstanding, with an aggregate stated value of $1,910,000 on which the 12% dividend rate is based. No dividends have been declared or paid to date on our Series A Preferred Stock. In addition, we have 3,815,000 shares of Series B Cumulative Convertible Preferred Stock and 833,334 shares of Series C Cumulative Convertible Preferred Stock outstanding. If and when declared by our Board of Directors, we are obligated to pay an annual preferred dividend of $0.24 per share in connection with our shares of Series B Cumulative Convertible Preferred Stock and $0.72 per share in connection with our shares of Series C Cumulative Convertible Preferred Stock.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

      Some of the information in this Form SB-2 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

      o     discuss our future expectations;

      o contain projections of our future results of operations or of our financial condition; and

      o     state other "forward-looking" information.

      We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

OVERVIEW

From December 1989 until we acquired Duncan Capital Financial Group, Inc. ("Duncan") in a reverse merger transaction on March 9, 2005 (the "Merger"), we had no active business operations. As a result of the Merger, Duncan became our wholly-owned subsidiary, and the business of Duncan and its subsidiaries became our business. Following the Merger, on March 15, 2005, we changed our name to National Investment Managers Inc. Since the former stockholders of Duncan acquired a majority of our voting interests in the Merger, the transaction was accounted for as a reverse acquisition, with Duncan treated as the acquirer for accounting purposes. We expect the Company to generate operating income and positive cash flow within the next 12 to 24 months, based on current assumptions of management, but we cannot assure you that this will be the case. As noted under "Risk Factors", our growth strategy includes making acquisitions in the future, which could subject us to significant risks, any of which could harm our business and adversely affect our growth and profitability.

On December 13, 2004 Duncan entered into stock purchase agreements to acquire (the "Acquisition") 100% of the outstanding shares of three companies from their controlling shareholders: Pension Administration Services, Inc., a Pennsylvania corporation organized in 1973 ("PAS"); Complete Investment Management, Inc. of Philadelphia, a Pennsylvania corporation organized in 1986 ("CIM"); and MD Bluestein, Inc., a Pennsylvania corporation organized in 1979 ("MDB"). Accordingly, the pre-merger financial statements of Duncan and its subsidiaries are our historical financial statements.

Through the subsidiaries of Duncan, our services offered to clients include the following:

      o     Pension plan design, creation, termination and administration

      o     Investment management of retirement plan assets

      o     Investment management of non-plan assets for wealthy individuals

      o     Quarterly asset monitoring reports

      o     401(k) asset management through an insurance company program

      o     Retirement distribution studies

      o     Life insurance

      o     Deferred compensation and annuities

      o     Limited hospitalization and long-term care insurance

PAS, CIM and MDB use PAS' plan administration business to help small businesses organize, report and administer their pension plans. Once an entity becomes a PAS client, it is often a good candidate for pension plan investment management business services, which carry a higher profit margin and an annuity feature as well as insurance services. CIM provides investment guidance and investment performance monitoring while MDB provides insurance-related services.

On August 2, 2005, we acquired Stephen H. Rosen & Associates, Inc., a New Jersey-based retirement planning, pension plan design and administration company. Rosen generates revenues through annual plan administration fees, as well as fees for individual projects undertaken on behalf of its clients, including plan review and design, and through the sale of certain products.

On that date we also completed the acquisition of Haddon Strategic Alliances, Inc. Representatives of Haddon are licensed registered representatives who work in conjunction with an unaffiliated registered broker dealer to provide investment advisory services to corporations, individuals and retirement plan trustees. Haddon is also engaged in the business of insurance product sales through licensed and authorized brokers and agents, with fee income generated through commissions on product sales.

On November 30, 2005, we acquired substantially all of the assets of American Benefit Resources, Inc., a New York based benefits consulting firm. ABR is a national retirement planning, pension plan design and administration company. Revenues are generated by ABR through annual plan administration fees, as well as fees for individual projects undertaken on behalf of its clients, including plan review and design, and through the sale of certain products.

On January 4, 2006, we completed the merger of Valley Forge Enterprises, Ltd. into one of our wholly owned subsidiaries in consideration for a cash payment of $3,155,500 and the issuance to the Valley Forge shareholders of an aggregate of 4,150,000 shares of our common stock. Valley Forge provides retirement plan services, independent insurance consulting services and investment advisory services through its subsidiaries: Valley Forge Consulting Corporation, V.F. Associates, Inc., and VF Investment Services Corp. Valley Forge operates in the Philadelphia-metro area with its offices located in Wayne, Pennsylvania.

CRITICAL ACCOUNTING POLICIES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

We believe the following critical accounting policies have significant effect in the preparation of our consolidated financial statements.

Revenue

We generate revenue primarily from the following sources:

Third party administration. We earn fees for the development and implementation of corporate and executive benefit programs as well as fees for the duration that these programs are administered.

Financial planning and investment advisory fees and securities commissions. We receive commissions related to the sale of securities and certain investment-related insurance products as well as fees for offering financial advice through financial intermediaries and related services. These fees are based on a percentage of assets under management and are generally paid quarterly. We also charge fees for evaluations of the performance of portfolios.

Insurance commissions . Insurance and annuity commissions paid by insurance companies are based on a percentage of the premium that the insurance company charges to the policyholder. First-year commissions are calculated as a percentage of the first twelve months' premium on the policy and earned in the year that the policy is originated. In many cases, we receive renewal commissions for a period following the first year, if the policy remains in force.

Revenue Recognition

We recognize revenue from these sources, as follows:

Third party administration

      o Persuasive evidence of an arrangement between us and our client exists

      o Delivery of the product to the customer has occurred or service has been provided to the customer

      o     The price to the customer is fixed and determinable

      o     Collectibility of the sales price is reasonably assured

Financial planning and investment advisory fees and securities commissions.

      o     As services are rendered

      o     Contingent commissions are recorded as revenue when received

Insurance commissions

      o     The policy application is substantially complete

      o     The premium is paid

      o The insured party is contractually committed to the purchase of the insurance policy

Accounts Receivable

We carry our accounts receivable at cost less an allowance for doubtful accounts.

Allowance For Doubtful Accounts

We maintain allowances for doubtful accounts for estimated losses from customers' inability to make payments. We assess each account that is more than 60 days delinquent and other accounts when information known to us indicates amounts may be uncollectible. In order to estimate the appropriate level of the allowance, we consider such factors as historical bad debts, current customer creditworthiness, changes in customer payment patterns and any correspondence with the customer. If the financial condition of our customers were to deteriorate and impair their ability to make payments, additional allowances might be required in future periods.

Goodwill

Goodwill will not be amortized; rather goodwill will be subject to at least annual assessment for impairment applying a fair-value based test.

Other Intangibles Assets

Other intangible assets recognized in connection with the PAS Group acquisition include the following:

                                                                      Estimated
                                Cost      Amortization      Net         Life
                             ----------   ------------   ----------   ---------
Customer lists /
relationships                $3,100,000   $    155,000   $2,945,000    15 years
Covenants not to compete        200,000         50,000      150,000     3 years
Employment agreements            50,000         37,500       12,500      1 year


Other intangible assets recognized in connection with the Rosen acquisition include the following:

                                                                      Estimated
                                Cost      Amortization      Net         Life
                             ----------   ------------   ----------   ---------
Customer lists /
relationships                $2,666,884   $     29,632   $2,637,252    15 years
Covenants not to compete        200,000         16,667      183,333     2 years
Employment agreements           100,000         16,667       83,333      1 year


Other intangible assets recognized in connection with the Haddon acquisition include the following:

                                                                      Estimated
                                Cost      Amortization      Net         Life
                             ----------   ------------   ----------   ---------
Customer lists /
relationships                $  500,000   $     16,667   $  483,333     5 years


These other intangible assets will be amortized by use of the straight-line method over the estimated lives of the assets. During the three and nine month periods ended September 30, 2005, amortization expense related to customer lists/relationships and other intangible assets acquired in connection with the PAS Group and SHRA Group acquisitions were approximately $160,000 and $322,000, respectively. We will periodically evaluate the recoverability of intangible assets, taking into account events or circumstances that may warrant a revision to estimated useful lives or impairment conditions.

These other intangible assets will be amortized by use of the straight-line method over the estimated lives of the assets. We will periodically evaluate the recoverability of intangible assets, taking into account events or circumstances that may warrant a revision to estimated useful lives or impairment conditions.

Use Of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.

Income Taxes

The Company complies with SFAS No. 109, "Accounting for Income Taxes," which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred income tax assets to the amount expected to be realized.

Fair Value Of Financial Instruments

The fair value of the Company's assets and liabilities, which qualify as financial instruments under SFAS No. 107, "Disclosures About Fair Value of Financial Instruments," approximate the carrying amounts presented in the consolidated balance sheet.

Stock-Based Compensation

The Company complies with the fair value recognition provisions of SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123 requires that compensation cost for all stock awards be calculated and recognized over the service period (generally equal to the vesting period). This compensation cost is determined using option pricing models intended to estimate the fair value of the awards at the grant date. An offsetting increase to stockholders' equity is recorded equal to the amount of the compensation expense charge.

Net Income Or Loss Per Common Share

Basic net income or loss per common share is computed using the weighted average number of common shares outstanding during the period. Diluted net income or loss per common share is computed using the weighted average number of common shares outstanding during the period plus the effect of any dilutive potential common shares. Dilutive potential common shares consist of the assumed exercise of stock options and warrants, the proceeds of which are then assumed to have been used to repurchase outstanding stock using the treasury stock method, and the assumed conversion of convertible preferred stock.

RESULTS OF OPERATIONS

NATIONAL INVESTMENT MANAGERS INC. (formerly known as Fast Eddie Racing Stables, Inc.)

The Company had no revenue for the years ended December 31, 2004 and 2003, respectively.

General and administrative expenses for the years ended December 31, 2004 and 2003 were approximately $9,945 and $1,000, respectively. The expenditures for Calendar 2004 were incurred during the 4th Calendar quarter as the Company cured the deficiencies in the providing of periodic filings pursuant to the Securities Exchange Act of 1934 from prior years. Earnings per share for the respective years ended December 31, 2004 and 2003 was $0.00 and $0.00 based on the weighted-average common shares issued and outstanding at the end of each respective year.

DUNCAN CAPITAL FINANCIAL GROUP, INC.

Duncan Capital Financial Group, Inc. ("Duncan") was formed and incorporated in the State of Delaware on November 24, 2004 to acquire substantially all of the net assets of Pension Administrative Services, Inc. and affiliates ("PAS"). On December 13, 2004, Duncan completed a private placement of securities. (See "Liquidity and Capital Resources".)

Duncan had no revenue for the period from December 13, 2004 through December 31, 2004.

General and administrative expenses for the period from December 13, 2004 through December 31, 2004 were $81,344. These expenses were comprised primarily of compensation to our Chief Executive Officer for November and December of 2004 and for stock based compensation to three individuals, including our Chief Executive Officer and two officers of PAS.

We recorded a deferred income tax benefit of $9,000 which represents the future tax savings we believe we will derive from carrying forward our tax loss of approximately $42,000 for this period. Our tax loss carry-forward will be different than our net loss for this period as stock based compensation is not deductible for Federal income tax purposes.

PENSION ADMINISTRATION SERVICES, INC. AND AFFILIATES

We generate revenues from three different service areas:

      o     Third party administration of retirement plans and plan assets

      o     Investment management

      o     Insurance products

Third party administration

We administer retirement plans for our clients. Billings for our services and other revenue sources are primarily divided into the following areas:

      1.    Annual plan reviews

      2.    Document fees

      3.    Terminations (both individuals within a plan and entire plans)

      4.    Consulting and special projects

      5. Commissions on insurance and investment products related to plan assets

Investment management

Through Capital Analysts, Inc. a registered broker-dealer in securities and a registered investment advisor, we receive commissions and fees based on assets under management and transactional business. A majority of the income is earned on fee-based accounts and flows through Capital Analysts, Inc. We receive fees from assets under management that range from 0 to 1% per annum. For a separate fee, we also monitor the performance results of our client's portfolios for assets under management with us, and in certain situations, with others. We are seeking to derive a greater percentage of our revenues from fee-based products as compared to transaction-based sales. As assets under management increase, which rise is comprised of a combination of new assets deposited by clients and the change in the underlying value of assets held, we will generate increased revenues in these areas.

Insurance products

Through registered agencies and agents, we sell insurance products. At the present time, most of our insurance-related revenues are generated from life insurance products.

We incur expenses in connection with the generation of our revenues. Our selling expenses consist primarily of salaries, benefits and commissions to our salespeople, advertising, and travel and entertainment. Our general and administrative expenses consist primarily of salaries and benefits to our management and staff, rent, utilities, insurance and professional fees.

2004 as compared to 2003

For the years ended                                                                            $ Change        % Change
December 31,                      2004            % of          2003             % of             2003            2003
                                                 Revenues                      Revenues          to 2004         to 2004
Revenues:
Fees                           $ 1,488,766          71.19%   $ 1,303,150           70.86%     $   185,616           14.24%

Commissions and other              602,444          28.81%       535,911           29.14%          66,533           12.21%

                                 2,091,210         100.00%     1,839,061          100.00%         252,149           13.71%
Operating expenses:
Selling                            950,663          45.46%       766,779           41.69%         183,884           23.98
General and administrative       1,131,189          54.09%     1,095,869           59.59%          35,320            3.22%

                                 2,081,852          99.55%     1,862,648          101.28%         219,204           11.77%

Operating income (loss)              9,358           0.45%       (23,587)          -1.28%           32,945             NM

Other income:

Interest and dividend income         1,653           0.08%         2,640            0.14%            (987)         -37.39%

Gain on forgiveness of debt                                       20,000                          (20,000)             NM

                                     1,653           0.08%        22,640            0.14%         (20,987)         -92.70%

Net income (loss)              $    11,011           0.53%         ($947)          -1.14%     $     1,958              NM

NM - not meaningful

REVENUES:

Revenues increased 13.71% to $2,091,210 for the year ended December 31, 2004 compared to $1,839,061 for the year ended December 31, 2003. Fees and fee-based revenues increased 14.24% to $1,488,766 for the year ended December 31, 2004 compared to $1,303,150 for the year ended December 31, 2003. Commissions and other revenues increased 12.21% to $602,444 for the year ended December 31, 2004 compared to $535,911 for the year ended December 31, 2003.

As of December 31, 2004, we were the third party administrator for 238 plans, a net decrease of 3 plans as compared to the 241 plans we administered as of December 31, 2003. During 2004, we lost 14 plans, primarily of companies that merged or went out of business, which loss was offset by a gain of 11 new plans. Fees for handling the plans we administered increased slightly as compared to 2003. Assets held in 401K and similar plans that we administer increased during the year, which in turn increased the revenues we received in these areas.

As of December 31, 2004, the dollar amount of our client's investment assets under our management was approximately $110 million, a net increase of approximately $8 million as compared to the $102 million of assets under management as of December 31, 2003. Our fee based income increased due to the rise in assets under management; however, as was our intent, our transaction based revenues decreased.

OPERATING EXPENSES:

Operating expenses increased 11.77% to $2,081,852 for the year ended December 31, 2004 compared to $1,862,648 for the year ended December 31, 2003. Selling expenses increased 23.98% to $950,663 for the year ended December 31, 2004 compared to $766,779 for the year ended December 31, 2003. General and administrative expenses increased 3.22% to $1,131,189 for the year ended December 31, 2004 compared to $1,095,869 for the year ended December 31, 2003.

Selling expenses increased primarily due to higher payments to our sales and sales management staff, commensurate with increased revenues. General and administrative expenses increased marginally, which increase was primarily attributable to salary adjustments.

OPERATING INCOME (LOSS):

Operating income increased to $9,358 for the year ended December 31, 2004 compared to a loss from operations of $23,587 for the year ended December 31, 2003. The change was a result of the factors described in the revenues and operating expenses sections.

OTHER INCOME:

Other income decreased to $1,653 for the year ended December 31, 2004 compared to $22,640 for the year ended December 31, 2003. Interest and dividend income decreased 37.39% to $1,653 for the year ended December 31, 2004 compared to $2,640 for the year ended December 31, 2003. A one time gain on the forgiveness of debt of $20,000 was recorded for the year ended December 31, 2003. This forgiveness resulted from our broker/dealer waiving the debt due to our exceeding certain revenue target levels.

NET INCOME (LOSS):

Net income increased to $11,011 for the year ended December 31, 2004 compared to a loss of $947 for the year ended December 31, 2003. The change was a result of the factors described in the previous sections. Until December 13, 2004 (the date of the acquisition of PAS by Duncan), PAS and its affiliates elected to be taxed under Subchapter S of the Internal Revenue Code. As such, no taxes have been provided for.

2003 as compared to 2002

For the years ended
December 31,                      2003             % of           2002            % of          $ Change         % Change
                                                  Revenues                       Revenues      2002 to 2003    2002 to 2003

Revenues:
Fees                           $ 1,303,150           70.86%   $ 1,367,441           72.58%       ($64,291)         -4.70%

Commissions and other              535,911           29.14%       516,551           27.42%         19,360           3.75%

                                 1,839,061          100.00%     1,883,992          100.00%        (44,931)         -2.38%

Operating expenses:
Selling                            766,779           41.69%       907,836           48.19%       (141,057)        -15.54%

General and administrative       1,095,869           59.59%     1,174,233           62.33%        (78,364)         -6.67%

                                 1,862,648          101.28%     2,082,069          110.51%       (219,421)        -10.54%

Operating income (loss)            (23,587)          -1.28%      (198,077)         -10.51%        174,490         -88.09%

Other income:
Interest and dividend income         2,640            0.14%         6,558            0.35%         (3,918)        -59.74%
Gain on forgiveness of debt         20,000                                                         20,000             NM

                                    22,640            0.14%         6,558            0.35%         16,082         245.23%

Net income (loss)                    ($947)          -1.14%     ($191,519)         -10.17%    $   190,572         -99.51%

NM- not meaningful

REVENUES:

Revenues decreased 2.38% to $1,839,061 for the year ended December 31, 2003 compared to $1,883,992 for the year ended December 31, 2002. Fees and fee-based revenues decreased 4.70% to $1,303,150 for the year ended December 31, 2003 compared to $1,367,441 for the year ended December 31, 2002. Commissions and other revenues increased 3.75% to $535,911 for the year ended December 31, 2003 compared to $516,551 for the year ended December 31, 2002.

As of December 31, 2003, we were the third party administrator for 241 plans, a net decrease of 6 plans as compared to the 247 plans we administered as of December 31, 2002. During 2003, we lost 9 plans which loss was offset by a gain of 3 new plans. Fees for handling the plans we administered decreased slightly as compared to 2002. Assets held in 401K and similar plans that we administer decreased during the year, which in turn decreased the revenues we received in these areas.

As of December 31, 2003, the dollar amount of our client's investment assets under our management was approximately $102 million, a net increase of approximately $22 million as compared to the $80 million of assets under management as of December 31, 2002. Our fee based income increased due to the rise in assets under management; however, as was our intent, our transaction based revenues decreased.

OPERATING EXPENSES:

Operating expenses decreased 10.54% to $1,862,648 for the year ended December 31, 2003 compared to $2,082,069 for the year ended December 31, 2002. Selling expenses decreased 15.54% to $766,779 for the year ended December 31, 2003 compared to $907,836 for the year ended December 31, 20023. General and administrative expenses decreased 6.67% to $1,095,869 for the year ended December 31, 2003 compared to $1,174,233 for the year ended December 31, 2002.

Selling expenses decreased primarily due to lower payments to our sales and sales management staff, commensurate with lower revenues. General and administrative expenses decreased due to a program out into place to reduce costs commensurate with a reduction in revenues.

OPERATING INCOME (LOSS):

Operating loss increased to a loss of $23,587 for the year ended December 31, 2003 compared to a much greater loss from operations of $198,077 for the year ended December 31, 2002. The change was a result of the factors described in the revenues and operating expenses sections.

OTHER INCOME:

Other income increased to $22,640 for the year ended December 31, 2003 compared to $6,558 for the year ended December 31, 2002. Interest and dividend income decreased 59.74% to $2,640 for the year ended December 31, 2003 compared to $6,558 for the year ended December 31, 2002. A one time gain on the forgiveness of debt of $20,000 was recorded for the year ended December 31, 2003. This forgiveness resulted from our broker/dealer waiving the debt due to our exceeding certain revenue target levels.

NET INCOME (LOSS):

Net loss decreased to $947 for the year ended December 31, 2003 compared to a loss of $191,519 for the year ended December 31, 2002. The change was a result of the factors described in the previous sections. Until December 13, 2004 (the date of acquisition of PAS by Duncan), PAS and its affiliates elected to be taxed under Subchapter S of the Internal Revenue Code. As such, no taxes have been provided for.

NATIONAL INVESTMENT MANAGERS INC. AND SUBSIDIARIES

Three Month Period ended September 30, 2005 Compared to September 30, 2004

Results of operations for the three months ended September 30, 2005 compared to September 30, 2004 are as follows:

                                                                                                     $ Change      % Change
For the three months                                      % of                          % of          2004 to       2004 to
 ended September 30,                       2005          Revenues        2004          Revenues        2005          2005

Revenues:                             $   783,845          100.00%   $   814,171         100.00%    ($   30,326)         -3.72%
                                      -----------     -----------    -----------    -----------     -----------     -----------

Operating expenses:
      Selling                             107,899           13.77%       183,707          22.56%        (75,808)         -41.27%
      General and administrative          870,409          111.04%       513,444          63.06%        356,965           69.52%
      Depreciation and amortization       183,321           23.39%         4,316           0.53%        179,005              NM

      Stock based compensation              7,381            0.94%            --           0.00%          7,381              NM
                                      -----------     -----------    -----------    -----------     -----------     -----------

                                        1,169,009          149.14%       701,467          86.16%        467,542           66.65%
                                      -----------     -----------    -----------    -----------     -----------     -----------

Operating income (loss)                  (385,164)        -49.14%        112,704          13.84%       (497,867)             NM
                                      -----------     -----------    -----------    -----------     -----------     -----------

Other income (expense):

      Reverse acquisition costs                --            0.00%            --           0.00%              0              NM

      Interest expense                   (302,210)         -38.55%            --           0.00%       (302,210)             NM
       Interest, dividend and
      rental income                        10,428            1.33%         5,469           0.67%          4,958              NM
                                      -----------     -----------    -----------    -----------     -----------     -----------
                                         (291,782)         -37.22%         5,469           0.67%       (297,251)             NM
                                      -----------     -----------    -----------    -----------     -----------     -----------

 Income (Loss) before provision
 for income taxes                        (676,946)         -86.36%       118,173          14.51%       (795,119)             NM
                                                                                                                    -----------

Deferred income tax benefit                94,810           12.10%            --           0.00%         94,810              NM
                                      -----------     -----------    -----------    -----------     -----------     -----------

Net income (loss) available to
common shareholders                      (582,136)         -74.27%       118,173          14.51%    ($  700,308)             NM
                                                      ===========                   ===========     ===========     ===========

Preferred dividends                       (57,300)                            --
                                      -----------                    -----------

                                      ($  639,436)                   $   118,173
                                      ===========                    ===========


NM - Not meaningful

Revenues for the three months ended September 30, 2005 decreased $30,326 to $783,845 compared to the three months ended September 30, 2004 as shown on the table above.

The primary factors contributing to the revenue decrease were:

      o A decrease of approximately $210,000 in revenues from our third party administration business (see below paragraph)

      o An increase of approximately $160,000 in revenues from our investment management business

      o An increase of approximately $20,000 in premiums collected in our insurance business

The decrease in our third party administration business was comprised of an increase from the administration business of the PAS Group and a decrease from the administration business of the SHRA Group. The decrease in revenues from the SHRA Group related primarily to billings and collections they made prior to our acquisition of them on August 2, 2005, which collections were distributed to their shareholders, for work they had not performed and we are required to complete with no corresponding revenue.

Operating expenses increased $467,542 to $1,169,009 from the prior year's third quarter. As a percentage of sales, operating expenses increased by 66.65% when compared to the three months ended September 30, 2004.

Selling expenses decreased $75,808 to $107,899 from the prior year's third quarter. As a percentage of sales, selling expenses decreased by 41.27% when compared to the three months ended September 30, 2004.

General and administrative expenses increased $356,965 to $870,409 from the prior year's third quarter. As a percentage of sales, general and administrative expenses increased by 69.52% when compared to the three months ended September 30, 2004.

Depreciation and amortization increased $179,005 to $183,321 from the prior year's third quarter.

Stock based compensation increased $7,381 to $7,381 from the prior year's third quarter.

The decrease in selling expenses was primarily attributable to lower compensation costs for sales personnel.

The increase in general and administrative expenses of approximately $297,000, which accounted for approximately 83% of the total increase in general and administrative expenses, was mainly due to:

      o Salaries and payroll fringe of approximately $140,000 for the Chairman of the Board, Chief Executive Officer, Chief Financial Officer and Assistant General Counsel of the registrant

      o     Professional fees of approximately $75,000

      o     Rent expense for the registrant of $21,000

      o     Directors and officers liability insurance of approximately $27,000

      o     Investor relations costs of approximately $34,000

The increase in depreciation and amortization was primarily attributable to amortization of intangible and other assets of approximately $160,000.

Other income (expense)

Net other expense increased $297,251 to $291,782 for the three months ended September 30, 2005 as compared to net other income of $5,469 for the three months ended September 30, 2004. The change was mainly due to:

      o Interest expense of approximately $110,000 from our secured convertible note (including non-cash interest of approximately $70,000 due to accretion of our secured convertible note), a secured convertible loan(including non-cash interest of approximately $30,000 due to accretion of our secured convertible loan), interest expense of $100,000 as a penalty for failing to have a registration effective by July 7, 2005,loans to former owners of certain subsidiaries and interest on the financing of our directors and officers liability insurance policy

      o Interest, dividend and sub-rental income of approximately $5,000 including interest earned on our cash balances of approximately $2,000 and sub-rental income of approximately $3,000 from an unrelated third party.

Nine Month Period ended September 30, 2005 Compared to September 30, 2004

Results of operations for the nine months ended September 30, 2005 compared to September 30, 2004 are as follows:

7                                                                                                      $ Change       % Change
                                                            % of                           % of         2004 to        2004 to
For the nine months ended September 30,     2005          Revenues          2004         Revenues        2005           2005

Revenues:                               $ 1,952,999          100.00%   $ 1,975,476         100.00%    ($   22,477)         -1.14%
                                        -----------     -----------    -----------    -----------     -----------     -----------

Operating expenses:
      Selling                               307,528           15.75%       596,380          30.19%       (288,852)        -48.43%
      General and administrative          2,061,641          105.56%     1,167,923          59.12%        893,718          76.52%
      Depreciation and amortization         368,729           18.88%         8,273           0.42%        360,456              NM
      Stock based compensation               11,810            0.60%            --           0.00%         11,810              NM
                                        -----------     -----------    -----------    -----------     -----------     -----------

                                          2,749,708          140.79%     1,772,575          89.73%        977,133          55.13%
                                        -----------     -----------    -----------    -----------     -----------     -----------

Operating income (loss)                    (796,709)         -40.79%       202,901          10.27%       (999,610)       -492.66%
                                        -----------     -----------    -----------    -----------     -----------     -----------

Other income (expense):
      Reverse acquisition costs            (215,000)         -11.01%                         0.00%       (215,000)             NM
      Interest expense                     (531,636)         -27.22%                         0.00%       (531,636)             NM
       Interest, dividend and
      rental income                          34,871            1.79%         6,409           0.32%         28,462              NM

                                        -----------     -----------    -----------    -----------     -----------     -----------
                                           (711,765)         -36.44%         6,409           0.32%       (718,174)             NM
                                        -----------     -----------    -----------    -----------     -----------     -----------

Income (Loss) before provision for
income taxes                             (1,508,474)        -77.24%        209,310          10.60%     (1,717,784)             NM
                                                                                                                      -----------

Deferred income tax benefit                 186,204            9.53%            --           0.00%        186,204              NM
                                        -----------     -----------    -----------    -----------     -----------     -----------

Net income (loss) available to common
shareholders                             (1,322,270)        -67.70%        209,310          10.60%    ($1,531,580)             NM
                                                        ===========                   ===========     ===========     ===========

Preferred dividends                        (183,203)                            --
                                        -----------                    -----------

                                        ($1,505,473)                   $   209,310
                                        ===========                    ===========

NM - Not meaningful

Revenues for the nine months ended September 30, 2005 decreased $22,477 to $1,952,999 compared to the nine months ended September 30, 2004 as shown on the table above.

The primary factors contributing to the revenue decrease were:

o A decrease of approximately $75,000 in revenues from our third party administration business (see below paragraph)

o An increase of approximately $150,000 in revenues from our investment management business, due primarily to a growth in our assets under management

o A decrease of approximately $100,000 in premiums collected in our insurance business

The decrease of approximately $75,000 in our third party administration business was comprised of an increase of approximately $190,000 from the administration business of the PAS Group and a decrease of approximately $265,000 from the administration business of the SHRA Group. The decrease in revenues from the SHRA Group related primarily to billings and collections they made prior to our acquisition of them on August 2, 2005, which collections were distributed to their shareholders, for work they had not performed and we are required to complete with no corresponding revenue.

Operating expenses increased $977,133 to $2,749,708 from the prior year's first nine months. As a percentage of sales, operating expenses increased by 55.13% when compared to the nine months ended September 30, 2004.

Selling expenses decreased $288,852 to $307,528 from the prior year's first nine months. As a percentage of sales, selling expenses decreased by 48.43% when compared to the nine months ended September 30, 2004.

General and administrative expenses increased $893,718 to $2,061,641 from the prior year's first nine months. As a percentage of sales, general and administrative expenses increased by 76.52% when compared to the nine months ended September 30, 2004.

Depreciation and amortization increased $360,456 to $368,729 from the prior year's first nine months.

Stock based compensation increased $11,810 to $11,810 from the prior year's first nine months.

The decrease in selling expenses was primarily attributable to lower compensation costs for sales personnel.

The increase in general and administrative expenses of approximately $840,000, which accounted for approximately 94% of the total increase in general and administrative expenses, was mainly due to:

      o Salaries and payroll fringe of approximately $390,000 for the Chairman of the Board, Chief Executive Officer, Chief Financial Officer and Assistant General Counsel of the registrant

      o     Professional fees of approximately $253,000

      o     Rent expense for the registrant of $63,000

      o     Directors and officers liability insurance of approximately $70,000

      o     Investor relations costs of approximately $64,000

The increase in depreciation and amortization was primarily attributable to amortization of intangible and other assets in connection with the PAS Group and SHRA Group acquisitions of approximately $322,000.

Other income (expense)

Net other expense increased $718,173 to $711,764 for the nine months ended September 30, 2005 as compared to net other income of $6,409 for the nine months ended September 30, 2004. The change was mainly due to:

o Interest expense of approximately $532,000 in total, including $310,000 from our secured convertible note (including non-cash interest of approximately $155,000 due to accretion of our secured convertible note), interest expense of approximately $96,000 from a secured convertible loan (including non-cash interest of approximately $60,000 due to accretion of our secured convertible loan), interest expense of $100,000 as a penalty for failing to have a registration effective by July 7, 2005, loans to former owners of certain subsidiaries and interest on the financing of our directors and officers liability insurance policy

o Cash costs due to the reverse acquisition transaction of $215,000

o Interest, dividend and sub-rental income of approximately $35,000 primarily due from interest earned on our cash balances

Liquidity and Capital Resources

Our cash, working capital and stockholders' equity position is disclosed below:

                           September 30, 2005        December 31, 2004
                           ------------------        -----------------
Unrestricted Cash              $ 2,255,973             $    89,779
Working Capital (deficit)      $   305,339            ($    83,959)
Stockholders' Equity           $ 5,471,401             $ 3,091,632

The Company had cash as of September 30, 2005 of $2,255,973, an increase of $2,166,194 from December 31, 2004.

The increase in cash was due to:

Cash flows from operating activities:
Net loss available to common shareholders                           $(1,322,270)
Adjustments to reconcile net loss to net
          cash used in operating activities:
                  Depreciation and amortization                         368,729
                  Noncash interest                                      214,716
                  Stock-based compensation                                8,858
                  Stock issued for services                              25,000
                  Deferred income tax benefit                          (186,204)
Increase (decrease) in cash attributable to changes
          in operating assets and liabilities
                  Accounts receivable                                  (157,161)
                  Prepaid and other current assets                     (263,577)
                  Accounts payable                                      404,085
                  Unearned revenue                                       52,229
                  Accrued expenses and other current liabilities        332,000
                                                                    -----------
Net cash used in operating activities                                  (523,595)
                                                                    -----------
Cash flows from investing activities:
Purchases of property and equipment                                     (43,235)
Acquisition costs, net                                               (2,452,352)
Cash acquired (reverse merger transaction)                               10,618

                                                                    -----------
Net cash used in investing activities                                (2,484,969)
                                                                    -----------
Cash flows from financing activities:
Proceeds from convertible notes                                       3,500,000
Proceeds from short-term debt                                           110,000
Payments on short-term debt and notes                                  (163,001)
Proceeds from 2005 preferred stock sales, net of fees                 1,965,000
Costs of 2004 common and preferred stock sales, net                     (58,242)
          of $17,102 collected from the escrow agent
Payment of deferred financing costs                                    (179,000)

                                                                    -----------
Net cash provided by financing activities                             5,174,757
                                                                    -----------
Increase in cash                                                      2,166,194

Net cash of $523,595 used in operating activities was primarily due to a net loss available to common shareholders, increases in receivables and prepaid expenses of $157,161 and $263,577 respectively, and reflect a nine month loss and increases required to support the growth of our receivables. These uses of cash were offset by non cash items of $431,099 and an increase in our accounts payable and accrued expenses of $404,085 and $332,000 respectively.

Net cash of $2,484,969 used in investing activities was primarily due to funds expended in the SHRA Group acquisition.

Net cash of $5,174,757 provided by financing activities was primarily due to the proceeds of three loans (two of which are secured) of $3,610,000 less issuance costs of the two secured notes of $179,000 and the net proceeds of $1,965,000 from our Series B Preferred Stock offering.

On October 18, 2005, we formally closed on the purchase and sale by 23 accredited investors (the "Investors") of an aggregate of 2,965,000 shares of Series B Cumulative Convertible Preferred Stock (the "B Preferred Stock") at $1.00 per share for an aggregate purchase price of $2,965,000. The funds raised will be utilized by the Company for working capital and acquisitions. As of September 30, 2005, funds were accepted in the aggregate gross amount of $1,975,000. As there was no minimum for closing on the offering, upon acceptance by the Company of the subscription, and upon the signing by the Company of the subscription agreement, the Company recorded the proceeds as a sale of the preferred securities.

Each share of B Preferred Stock is convertible, at any time at the option of the holder, into two shares of common stock of the Company ("Common Stock"). The B Preferred Stock will be automatically converted into Common Stock upon (i) the approval of the holders of a majority of the then outstanding B Preferred Stock or (ii) the closing of a firm commitment underwritten public offering of the Company's securities in which the aggregate gross proceeds to the Company are not less than $10,000,000 at a price equal to or higher than $2.00 per share of common stock. Holders of the B Preferred Stock are entitled to receive, when declared by the Company's board of directors, annual dividends of $0.12 per share of B Preferred Stock paid on a semi-annually. Such dividends may be paid, at the election of the Company, either (i) in cash, (ii) in registered common stock of the Company or (iii) in restricted shares of common stock of the Company with piggyback registration rights. In the event that the Company elects to issue shares of common stock in connection with the dividend on the Preferred Stock, such dividend shares shall be determined by dividing the dividend amount by 98% of the volume-weighted average price of the common stock for the 20 trading days immediately preceding the record date for payment of such dividend (the "Dividend VWAP"); provided, however, if the Company unable to determine the Dividend VWAP, then such dividend shall be determined by dividing the dividend amount by the average of the three highest closing bid prices during the 20 trading days immediately preceding the record date for payment of such dividend. The Company granted the Investors piggyback registration rights.

In addition to any voting rights provided by law, holders of the B Preferred Stock will have the right to vote together with holders of Common Stock and the Series A Preferred Stock as a single class on all matters upon which stockholders are entitled to vote, including election of the members of the Company's Board of Directors. Each share of B Preferred Stock will have the number of votes corresponding to the number of shares of Common Stock into which the B Preferred Stock may be converted on the record date for determining stockholders entitled to vote.

In the event of any liquidation or winding up of the Company, the holders of B Preferred Stock will be entitled to receive, in preference to holders of Common Stock but subject to preferential liquidation rights of Series A Convertible Preferred Stock, an amount equal to two times the original purchase price per share, plus any previously declared and unpaid dividends.

The shares of B Preferred Stock were offered and sold to the Investors in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder. Each of the Investors are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

In order to pursue our strategy of purchasing small to medium-sized pension advisory, investment management and insurance organizations, we may need to seek additional equity or debt financing in the near future.

Future Contractual Obligations

The following table shows the Company's contractual obligations as of September 30, 2005:

                                                     Payments due by period
                                         -------------------------------------------------
                           Total         Less than 1 year    1-3 years        3 to 5 years
                         -------------   ----------------    ---------        ------------
Operating Lease
Obligations              $  792,593        $  170,430        $  414,167        $  207,996
                         ==========        ==========        ==========        ==========

Long-Term Debt           $3,968,277        $1,368,347        $2,599,931        $        0
                         ==========        ==========        ==========        ==========

Total Contractual
Cash Obligations         $4,760,870        $1,538,777        $3,014,098        $  207,996
                         ==========        ==========        ==========        ==========

Critical Accounting Policies and Estimates

We believe the following critical accounting policies affect the significant judgments and estimates used in the preparation of our financial statements:

o     Revenue Recognition

o     Management's estimates

Revenue Recognition

We generate revenue primarily from the following three sources:

o     Third party administration.

o Financial planning and investment advisory fees and securities commissions.

o     Insurance commissions

We recognize revenue from these sources, as follows:

Third party administration.

o     Persuasive evidence of an arrangement between us and our client exists

o Delivery of the product to the customer has occurred or service has been provided to the customer

o     The price to the customer is fixed and determinable

o     Collectibility of the sales price is reasonably assured

Financial planning and investment advisory fees and securities commissions.

o     As services are rendered

o     Contingent commissions are recorded as revenue when received

Insurance commissions.

o     The policy application is substantially complete

o     The premium is paid

o The insured party is contractually committed to the purchase of the insurance policy

Management's Estimates

The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities and related disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts for revenues and expenses during the reporting period. On an ongoing basis, management evaluates estimates, including those related to allowances for doubtful accounts, as described above, income taxes, bad debts, and contingencies. We base our estimates on historical data, when available, experience, and on various other assumptions that are believed to be reasonable under the circumstances, the combined results of which form the basis for making judgments approximately the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

Inflation

While inflation has not had a material effect on our operations in the past, there can be no assurance that we will be able to continue to offset the effects of inflation on the costs of our services through price increases to our clients without experiencing a reduction in the demand for our services; or that inflation will not have an overall effect on the retirement market that would have a material affect on us.

                                    Business

General

      We are a Florida corporation organized in April 1981. Our principal executive office is located at 830 Third Avenue, New York, New York 10022. Our telephone number is 212-355-1547.

      Our company, formerly known as "Fast Eddie Racing Stables, Inc." was originally formed for the purpose of acquiring, racing, breeding and selling standardbred race horses (trotters and pacers). We commenced business operations in September 1983. We completed a public offering of our common stock pursuant to a Registration Statement on Form S-18 during October 1985.

      During the year ended December 31, 1989, we sold or otherwise disposed of all race horses in order to settle then-outstanding indebtedness. From December 31, 1989 until March 9, 2005, we had no operations, and nominal assets or liabilities. Prior to March 2005, our principal business activity was to seek a suitable reverse acquisition candidate through acquisition, merger or other suitable business combination method.

      On March 9, 2005, we acquired all of the outstanding shares of common stock of Duncan Capital Financial Group, Inc. ("Duncan") in a transaction in which the shareholders of Duncan obtained a controlling interest in our company. This merger was effected for the principal purpose of obtaining a $10 million credit line from Laurus Master Fund, which conditioned approval of this credit facility on the borrower having publicly traded equity securities. Upon the consummation of this transaction, we issued 12,040,000 shares of our common stock to the stockholders of Duncan under the acquisition agreement. In addition, warrants to acquire an aggregate of 1,910,000 shares of Duncan common stock were converted to warrants to acquire our common stock on similar terms for $0.1667 per share. We subsequently completed the issuance of 3,820,000 shares of our Series A Preferred Stock to a total of ten holders of preferred stock of Duncan in exchange for their surrender of an equivalent number of preferred shares of Duncan containing identical terms. We received no other consideration in such exchange.

      The holders of Series A Preferred have the right to convert, at any time, their shares into shares of common stock on a 1:1 basis, subject to adjustments for capital reorganizations, stock splits and reclassifications, as well as for accrued but unpaid dividends and in the event of sales of additional common shares below the Series A Preferred purchase price of $0.50 per share.

      Shares of Series A Preferred are automatically converted into common stock upon (i) the approval of the holders of a majority of the then-outstanding Series A Preferred or (ii) the closing of a firm commitment underwritten public offering of our securities with aggregate gross proceeds of not less than $10,000,000.

      Holders of Series A Preferred have the right to vote together with holders of common stock as a single class on all matters upon which stockholders are entitled to vote, including election of the members of our Board of Directors. Each share of Series A Preferred will have the number of votes corresponding to the number of shares of common stock into which the Series A Preferred may be converted on the record date for determining stockholders entitled to vote.

      Dividends on the Series A Preferred will accrue and be cumulative from January 1, 2005. Holders of Series A Preferred are entitled to receive annual dividends of $0.06 per share (12%), paid semi-annually, in preference to the common stock, subject to adjustment in certain events, to the extent dividends are declared, on a cumulative basis. Such dividends may be paid, at our election, either (i) in cash or (ii) in registered common stock, valued at 98% of the volume-weighted average price of the common stock for the 20 trading days immediately preceding the record date for payment of such dividend. We are presently prohibited from paying dividends under the terms of our financing arrangements with our secured lender.

      In the event of any liquidation or winding up of the Company, the holders of the Series A Preferred are entitled to receive, in preference to holders of common stock, an amount equal to two times the original purchase price per share, plus any declared and unpaid dividends. A merger or sale of substantially all of our assets will be treated as a liquidation or winding up for the purposes of the liquidation preference.

      Holders of Series A Preferred Stock have the right to convert, at any time, their shares of Series A Preferred into shares of common stock on a 1:1 basis. The above 12,040,000 shares of common stock, together with 1,910,000 shares of common stock underlying the above warrants, and 3,820,000 shares of common stock issuable upon conversion of the Series A Preferred Stock are included in the shares of common stock being offered for sale under this prospectus. In addition, on account of other financing transactions, up to 736,000 shares of common stock may be issued to CAMOFI Master LDC (formerly known as DCOFI Master LDC) if that lender converts its $500,000 of loans to Duncan at $0.68 per share, up to 3,614,458 shares of common stock may be issued to Laurus Master Fund Ltd. if that lender converts its $3 million secured note into common stock at $0.83 per share, up to 1,084,338 shares of common stock may be issued to Laurus if Laurus exercises its warrant to acquire common stock at a conversion price of $1.00 per share, and up to 643,700 shares of common stock may be issued to Laurus if Laurus exercises its option to acquire common stock at an exercise price of $0.01 per share. On November 30, 2005, we entered into a Securities Purchase Agreement for the sale of (i) $9,200,000 in a secured term note and (ii) 1,108,434 shares of our common stock with Laurus. The closing of this financing occurred on November 30, 2005.

      Duncan was formed in November 2004 as a vehicle for the acquisition of pension advisory, investment management and insurance brokerage organizations generating annual revenues in the range of $1 million to $20 million whose clients generally have less than 100 employees, with a view to consolidating such businesses to take advantage of cross-selling opportunities, economies of scale, efficiencies and where appropriate, consolidation of overhead. With these stated business principles in mind, on December 13, 2004, Duncan entered into stock purchase agreements to acquire 100% of the outstanding shares of three companies from their controlling shareholders: Pension Administration Services, Inc., Complete Investment Management, Inc. of Philadelphia and MD Bluestein, Inc.

      Financial organizations today are challenged to compete more effectively, improve productivity and maximize profits during periods of both economic growth and decline. Our objectives are to increase our client base and to expand the services we offer to them through focused account management and administration, emphasizing services with recurring revenues and long-term relationships. We seek to increase our business base through the following:

      o     organic growth of our clients,

      o     sales of additional products and services to existing clients,

      o     direct sales to new clients, and

      o acquisitions of businesses that provide similar and/or complementary solutions.

During 2005, we completed the following acquisitions:

      Hadden Strategic Alliance and Stephen H. Rosen & Associates, Inc. Transactions

      On August 2, 2005, we consummated a stock purchase agreement with the shareholders of Stephen H. Rosen & Associates, Inc., and a stock exchange agreement with the shareholder of Haddon Strategic Alliances, Inc.

      The purchase price for the Rosen Acquisition was $3,000,000, of which $2,100,000 was paid in cash at closing to the two shareholders of Rosen, and $900,000 was paid in the form of convertible promissory notes of the Company. The cash purchase price for the Rosen Acquisition was funded through the Company's existing credit facility with Laurus Master Fund, Ltd. The notes bear interest at the rate of 7% annually, and note principal is payable in equal annual installments totaling $450,000 on July 31, 2006 and July 31, 2007. The notes are immediately convertible into common stock of the Company until July 31, 2007 at a price equal to the fair market value of the common stock on the "Determination Date", which is the June 30 or December 31 of the prior year, whichever is most recent, preceding the date of exercise.

      The purchase price for the Haddon acquisition consisted of the exchange of Haddon stock for 333,334 shares of our common stock of the Company valued at $500,000 as of the closing, based on the average bid price per share of $1.50 over the ten trading days immediately preceding the closing.

      American Benefit Resources Asset Acquisition

      On November 30, 2005, we consummated the acquisition of substantially all of the assets of American Benefit Resources. As consideration, we (i) paid $8,000,000 in cash, (ii) issued a total of 671,141 shares of our common, and (iii) assumed various liabilities. ABR is a national retirement planning, pension plan design and administration company. Revenues are generated by ABR through annual plan administration fees, as well as fees for individual projects undertaken on behalf of its clients, including plan review and design, and through the sale of certain products.

      Valley Forge Enterprises, Ltd.

      On January 4, 2006, we completed the merger of Valley Forge Enterprises, Ltd. into one of our wholly owned subsidiaries in consideration for a cash payment of $3,155,500 and the issuance to the Valley Forge shareholders of an aggregate of 4,150,000 shares of our common stock. We also granted the Valley Forge shareholders piggy-back registration rights with respect to the shares issued in the merger.

      Valley Forge Enterprises provides retirement plan services, independent insurance consulting services and investment advisory services through its subsidiaries: Valley Forge Consulting Corporation, V.F. Associates, Inc., and VF Investment Services Corp. Valley Forge operates in the Philadelphia-metro area with its offices located in Wayne, Pennsylvania.

Competition

      We believe that the markets for our products and services are highly competitive. We believe that we remain competitive due to several factors, including our overall company strategy and commitment, product quality, reliability of service, the personal relationships between our key employees and clients, local presence, duration of client relationships and competitive pricing. We believe that, by virtue of our range of product and service offerings, and our overall commitment to client service and relationships, we compete favorably in these categories at the local and regional level. In addition, we believe that we have a competitive advantage as a result of our position as an independent vendor, rather than as a cooperative, an affiliate of a financial institution, a hardware vendor or competitor to our clients.

      Our principal competitors are third-party administration firms, mutual fund companies, brokerage firms, insurance companies, distributors of insurance products, investment advisors, financial planners, in-house service departments and affiliates of financial institutions.

Operations

      We believe that preserving the entrepreneurial culture of our firms is important to their continued growth. We do not typically integrate the sales, marketing and processing operations of our acquired firms. Recognizing that the principals have established personal relationships with their businesses' clients, we allow the principals to continue to operate in the same entrepreneurial environment that made them successful before the acquisition, subject to our oversight and control at the corporate level in the areas of accounting, budgeting product development, human resources and business planning. We provide sales support as well as assistance in branding and public relations. The principals report to Leonard A. Neuhaus, our Chief Operating and Financial Officer, and to our Board of Directors.

Corporate Headquarters

      Our New York headquarters provides support for our acquired firms. Corporate activities, including mergers and acquisitions and finance and accounting, are centralized in New York. Our mergers and acquisitions team identifies targets, performs due diligence and negotiates acquisitions. Finance and accounting is responsible for working with each firm to ensure timely and accurate reporting. In addition, finance and accounting is responsible for consolidation of our financial statements at the corporate level.

Strategy; Plan of Operation

      Our strategy is to purchase majority interests in small to medium-sized pension advisory, investment management and insurance organizations with recurring revenue streams and consolidate these businesses to take advantage of cross-selling opportunities, economies of scale, efficiencies and where appropriate, consolidation of overhead. These businesses will typically have a sole proprietorship or partnership structure, and will typically have stable revenue growth and cash flow with low client attrition rates.

      Management of our company believes there are numerous such businesses in the United States, individually maintaining up to $500 million in assets under management or under administration. Many of these entities have part or all of their business dedicated to retirement plan management and administration, known as third party administration. These businesses compete very effectively on a local level by offering a high degree of personalized service to wealthy individuals and local businesses.

      Management of our company believes that many of these businesses are attractive acquisition candidates as stand alone-businesses due to their high profitability margins and strong cash flows, long-term client relationships, and consistent fee based income streams. Most of the businesses we will seek to acquire will have a majority of their revenue being derived from recurring sources and not transaction based revenue. However, due to their size and structure, they have not yet taken advantage of the industries' best practices relating to information technology and back office processes.

      As stand-alone businesses, many cannot grow and diversify beyond their current levels due to resource constraints and personnel issues. Since these businesses do not have large staffs or marketing budgets, their ability to develop new products and diversify into other product categories is limited. Their ability to cross sell is limited not only by their product offerings, but also by the lack of expertise required to be an expert in many retirement facets, and therefore, much of the products and services they do not or can not offer is referred elsewhere. In many cases, current cash flows provide stable businesses lifestyles to current owners and partners who have little incentive to invest their own capital in the future growth of the business.

      We believe that these dynamics create an opportunity for industry consolidation. Our goal is to create an organization that can assimilate these businesses, minimizing execution risk while preserving the strong client relationships that make these firms valuable. The technology platforms available for use today could allow the Company to compete effectively against larger institutional platforms in terms of offering sophisticated back office functionality and systems support. This would enable us to offer clients greater value, while becoming more competitive against other local service providers who continue to operate on a smaller scale.

      Client retention is an important aspect of any such consolidation. We intend to promote client retention at the acquired entity level by utilizing some or all of the following:

o     issuing our stock as a portion of the purchase price of each subsidiary;

o having the seller/owner finance a portion of the purchase price in the form of a seller's note;

o     offering notes convertible into the stock of the Company;

o holding back a portion of the purchase price to ensure compliance with stated goals and objectives, including client retention;

o     offering employment contracts to retain key employees;

o entering into non-competition agreements with selling owners and key employees;

o providing bonus incentives for former owners to expand and grow the business; and

o     offering stock options to key employees.

      Over the next 12 to 24 months, we plan to enhance revenues in the acquired businesses through cross-selling to existing clients where no such services are currently provided and by offering a more diversified service and product base, the introduction of higher-margin, non-traditional investment management services and insurance products and higher client retention through improved service. For those acquired businesses that do not offer a full suite of products, we plan to expand their product lines as soon as practicable upon acquisition. For those acquired companies that already offer a broad line of products, we plan to emphasize cross-marketing and referral services to expand market penetration. We believe that we can also improve operating margins in the acquired businesses primarily through increased purchasing power through economies of scale, increased fees due to a greater base of assets under management, decreased sales expense associated with cross-selling, elimination of certain redundant back office support functions and where appropriate, centralized customer services support and consolidation of overhead.

Acquisitions

Overview

      On December 13, 2004, we entered into stock purchase agreements to acquire (the "Acquisition") three companies (the "Acquired Companies") from their controlling shareholders: Pension Administration Services, Inc., a Pennsylvania corporation organized in 1973 ("PAS"); Complete Investment Management, Inc. of Philadelphia, a Pennsylvania corporation organized in 1986 ("CIM"); and MD Bluestein, Inc., a Pennsylvania corporation organized in 1979 ("MDB"). One individual was the sole owner of PAS and MDB; CIM was jointly owned by the sole owner of PAS and MDB and another individual. The principal executive offices of PAS, CIM and MDB are located at 110 Gibralter Plaza, Suite 101, Horsham, Pennsylvania 19044.

      The total purchase price paid for the Acquired Companies was $3,656,350, of which: (i) $3,107,898 was paid in cash at closing; (ii) $365,635 was paid by delivery of convertible notes bearing interest at 7% per annum with principal payable in 12 consecutive quarterly installments beginning 90 days after closing, and convertible into Common Stock at the holder's option at a conversion rate equal to fair market value, and (iii) the balance of $182,817 will be held back by the Company pending completion of an acquisition meeting certain criteria within 24 months of the closing.

      PAS. CIM and MDB continue to share administrative and bookkeeping staff and utilize common office space at the Horsham, Pennsylvania location. Services offered by the Acquired Companies to clients include the following:

      o     Pension plan design, creation, termination and administration

      o     Investment management of retirement plan assets

      o     Investment management of non-plan assets for wealthy individuals

      o     Quarterly asset monitoring reports

      o     401(k) asset management through an insurance company program

      o     Retirement distribution studies

      o     Life insurance

      o     Deferred compensation and annuities

      o     Limited hospitalization and long-term care insurance

      The Acquired Companies use PAS' plan administration business to help small businesses organize, report and administer their pension plans. Once an entity becomes a PAS client, it is often a good candidate for pension plan investment management business services, which carry a higher profit margin and an annuity feature as well as insurance services. CIM provides investment guidance and investment performance monitoring while MDB provides insurance related services. We view ourselves as problem solvers for our clients, recommending third party products and investment platforms that we believe serve our clients' best interests.

      On August 2, 2005, we acquired Stephen H. Rosen & Associates, Inc. ("Rosen") and Haddon Strategic Alliances, Inc. ("Haddon"). Rosen is a New Jersey-based retirement planning, pension plan design and administration company. Revenues are generated by Rosen through annual plan administration fees, as well as fees for individual projects undertaken on behalf of its clients, including plan review and design, and through the sale of certain products. Representatives of Haddon are licensed registered representatives who work in conjunction with an unaffiliated registered broker dealer to provide investment advisory services to corporations, individuals and retirement plan trustees. Haddon is also engaged in the business of insurance product sales through licensed and authorized brokers and agents, with fee income generated through commissions on product sales.

A description of the individual Acquired Companies is as follows:

Business of PAS

      PAS is a retirement and pension consulting and administration firm that provides services for pension and other retirement plans in the following areas:

      o preparation of plan feasibility and design studies, including the fields of contribution maximization/reduction, retirement planning and distribution, executive compensation, new comparability, 401(k) plans, plan terminations, governmental compliance and coverage, participation and discrimination testing; and

      o administration of existing plans, including: preparation of government forms and summary plan descriptions, training personnel, maintaining employee data maintenance systems, maintaining detailed asset reconciliation data, providing periodic reports, determining plan contributions and benefits, distributions to plan participants, termination of employees and plans and coordination with other benefit programs.

      PAS has been an operating business for over 25 years, and currently serves approximately 200 clients. PAS' approach is that of a problem solver for its clients, and not a product provider with a specific product as a proposed solution. This approach allows PAS to analyze the specific needs of a client and its employees and then recommend an appropriate course of action.

      Revenues are generated by PAS through annual plan administration fees, as well as fees for individual projects undertaken on behalf of its clients.

Business of CIM

      CIM provides financial advisory services to small businesses and high net worth individuals in the Philadelphia metropolitan area. CIM is not a registered broker-dealer or a registered investment advisor. Representatives of CIM are NASD-licensed registered representatives who work in conjunction with, and are supervised by, Capital Analysts, Inc., a registered investment adviser and broker dealer, to provide investment advisory services to corporations, individuals, retirement plan trustees and charitable foundations in the following areas:

      o     review of assets and investments, including investment allocations;

      o determination of investment goals and strategies in light of the client's objectives, degree of risk and time horizon;

      o implementation of investment programs from among a broad spectrum of investment choices, including domestic and international mutual funds, certificates of deposit, treasuries, fixed and variable annuities, and specialty investments; and

      o monitoring performance results of investments and advising the client of any recommended adjustments.

      CIM has conducted business operations for over ten years, servicing approximately 125 clients, with commissions earned from over 500 managed accounts.

      Fee income is generated through commissions paid by the various investment platforms, including managed accounts and mutual fund investment programs such as those operated by Capital Analysts, SEI, Lockwood, Nationwide, Wells Real Estate, Brinker Capital, Managers Choice and Envestnet, among others. The majority of revenue derived by CIM is paid through Capital Analysts, Inc.. As of March 25, 2005, CIM's assets under management totaled approximately $113 million.

Business of MDB

      Through licensed and authorized brokers and agents, MDB is engaged in the business of insurance and annuity product sales as well as estate planning services highlighting wealth accumulation, preservation and transfer needs. Fee income is generated through commissions on product sales. MDB has conducted business operations for over 25 years.

Rosen and Haddon

On August 2, 2005, we completed the acquisition of all issued and outstanding stock of Stephen H. Rosen & Associates, Inc., and a stock exchange agreement with the sole shareholder of Haddon Strategic Alliances, Inc.

The purchase price for Rosen was $3,000,000, of which $2,100,000 was paid in cash at closing to the two shareholders of Rosen, and $900,000 was paid in the form of convertible promissory notes. The cash purchase price for Rosen was funded through our then existing credit facility with Laurus Master Fund, Ltd. The notes bear interest at the rate of 7% annually, and note principal is payable in equal annual installments totaling $450,000 on July 31, 2006 and July 31, 2007. Amounts due under the notes are subject to offset for indemnification claims under the purchase agreement for a two-year period, as well as for Rosen's failure to achieve agreed-upon levels of EBITDA for the two 12-month periods following the closing. In addition, to the extent that Rosen exceeds certain agreed-upon EBITDA levels, 30% of such excess is payable as additional principal under the notes to the former Rosen shareholders. The notes are immediately convertible into our common stock until July 31, 2007 at a price equal to the fair market value of the common stock on the "Determination Date", which is the June 30 or December 31 of the prior year, whichever is most recent, preceding the date of exercise.

The purchase price for Haddon consisted of the exchange of Haddon stock for 333,334 shares of our common stock valued at $500,000 as of the closing, based on the average bid price per share of $1.50 over the ten trading days immediately preceding the closing. The purchase price is subject to reduction for Hadden's failure to achieve agreed-upon levels of EBITDA for the two 12-month periods following the closing, as well as for Hadden's failure to achieve agreed-upon levels net revenues from its existing clients for the two 12-month periods following the closing. Hadden's obligation to repay a portion of the purchase price is secured by certain securities accounts of Hadden's former shareholder.

Rosen is a New Jersey-based retirement planning, pension plan design and administration company. Revenues are generated by Rosen through annual plan administration fees, as well as fees for individual projects undertaken on behalf of its clients, including plan review and design, and through the sale of certain products. Representatives of Haddon are licensed registered representatives who work in conjunction with an unaffiliated registered broker dealer to provide investment advisory services to corporations, individuals and retirement plan trustees. Haddon is also engaged in the business of insurance product sales through licensed and authorized brokers and agents, with fee income generated through commissions on product sales.

Business of ABR

On November 30, 2005, we completed the acquisition of substantially all of the assets of American Benefit Resources, Inc. We paid ABR $8,000,000 in cash, issued to IBF Fund Liquidating, LLC, ABR's parent company, 671,141 shares of common stock and assumed various liabilities.

We utilized funds generated from the sale of its securities in private placement transactions and a secured term loan in the amount of $9,200,000 obtained simultaneously with the closing of the ABR acquisition from Laurus Master Fund, Ltd., to finance the cash component of the purchase price.

ABR is a national retirement planning, pension plan design and administration company. ABR currently serves 5,000 plans and 50,000 plan participants through its offices located in North Attleboro, Massachusetts, Marina del Rey, California, White Plains, New York, Houston, Texas, Seattle, Washington and Portland, Oregon. Revenues are generated by ABR through annual plan administration fees, as well as fees for individual projects undertaken on behalf of its clients, including plan review and design, and through the sale of certain products.

Business of Valley Forge

On January 4, 2006, we completed the merger into one of our wholly-owned subsidiaries Valley Forge Enterprises, Ltd., a Pennsylvania corporation. In consideration for the Valley Forge Shareholders entering into the Merger, the Company issued to Jack C. Holland and Steven R. Eyer, Valley Forge's sole shareholders, an aggregate of 4,150,000 shares of our common stock.

On closing, the Valley Forge Shareholders loaned Valley Forge $100,000 for working capital purposes. On April 1, 2006, the Merger Company is obligated to repay the loan less the amount for any liabilities paid off plus any additional assets not intended to be acquired in connection with the merger, except that Valley Forge may not repay this amount if that payment results in Valley Forge having less than $50,000 in cash. Valley Forge may not transfers outside of the ordinary course of business to us or any other affiliate until such time that the loan has been repaid in full. On closing, the former Valley Forge shareholders deposited $100,000 with Valley Forge for the purpose of securing the payment of certain outstanding receivables.

Valley Forge Enterprises provides retirement plan services, independent insurance consulting services and investment advisory services through its subsidiaries: Valley Forge Consulting Corporation, V.F. Associates, Inc., and VF Investment Services Corp. Valley Forge operates in the Philadelphia-metro area with its offices located in Wayne, Pennsylvania.

Clients and Customers

      The customers of our life insurance and wealth transfer and investment advisory products and services are generally high net worth individuals and the businesses that serve them. We believe that the current economic and stock market environment may lead high net worth persons to increase their demand for the specialized services we offer in order to continue to meet their financial goals.

      The customers of our firms' retirement plan administration services are generally small and medium-size corporations and the businesses that serve them. We consider this segment our target market.

Government Regulation - Acquired Companies

      The Acquired Companies and their personnel are subject to extensive regulation. The Acquired Companies and its personnel are licensed to conduct business in various states and are subject to regulation and supervision both federally and at the state level in each of these jurisdictions. The ability of the Acquired Companies and their personnel to conduct business in the jurisdictions in which they operate depends on their compliance with the rules and regulations promulgated by federal regulatory bodies and the regulatory authorities in each of these jurisdictions. Failure to comply with all necessary regulatory requirements, including the failure to be properly licensed or registered, can subject the Acquired Companies to sanctions or penalties.

      Each jurisdiction has enacted laws and regulations governing the sale of insurance products. State insurance laws grant supervisory agencies, including state insurance departments, broad regulatory authority. State insurance regulators and the National Association of Insurance Commissioners continually reexamine existing laws and regulations which affect the Acquired Companies. These supervisory agencies regulate, among other things, the licensing of insurance brokers and agents and the marketing practices of insurance brokers and agents, in the context of curbing unfair trade practices. Violations of state insurance laws or failure to maintain applicable state insurance licenses can result in revocation of such licenses.

      Providing investment advice to clients is also regulated on both the federal and state level. Personnel of the Acquired Companies are permitted to conduct investment advisory activities through Capital Analysts, Inc., an unaffiliated broker dealer and investment adviser registered with the National Association of Securities Dealers, Inc. and with SEC under the Investment Advisers Act. The Investment Advisers Act imposes numerous obligations on registered investment advisers, including disclosure obligations, record keeping and reporting requirements, marketing restrictions and general anti-fraud prohibitions which affect the conduct of the Acquired Companies and their personnel. In addition, certain of our subsidiaries' personnel are regulated by state securities regulators under applicable state securities laws. Violations of applicable federal or state laws or regulations can result in the imposition of fines or censures and disciplinary actions, including the revocation of licenses or registrations previously issued to our subsidiaries or their personnel.

      To the extent that we engage in any brokerage activities, we will be subject to broker-dealer regulations, both at the federal as well as the state level. Neither we nor our affiliates are registered as broker-dealers. Unless and until we acquire a registered broker-dealer or become registered as a broker-dealer, we intend to utilize the services of unaffiliated broker-dealers, such as Capital Analysts, Inc. and Royal Alliance, to process all securities transactions for the accounts of our clients. Broker-dealer regulations impose numerous obligations on persons covered by the regulations, including disclosure obligations, record keeping and reporting requirements, marketing restrictions and general anti-fraud prohibitions. Violations of applicable federal or state laws or regulations can result in the imposition of fines or censures and disciplinary actions, including the revocation of licenses or registrations.

EMPLOYEES

      As of February 1, 2006, we had approximately 300 full-time employees. None of our employees are represented by a labor union or are subject to collective-bargaining agreements. We believe that we maintain good relationships with our employees.

PROPERTIES

      We currently lease approximately 5,738 square feet of office space in Horsham, Pennsylvania under a lease agreement which expires on April 30, 2006, with a one-year lease option that we expect to exercise.

      We also lease two offices and shared conference, reception and information technology services in Manhattan on a month-to-month basis from an entity controlled by a shareholder at the rate of $15,000 per month per office, which we believe to be a fair market rate based upon our study of executive office suite rates in the midtown Manhattan area.

      Valley Forge leases 5,461 square feet of office space in Wayne, Pennsylvania. Under the five-year lease, which expires in September 2007, Valley Forge pays a monthly rent of $8,078.

      Our subsidiary, ABR, leases various properties in White Plains, New York, Marina del Rey, California, Houston, Texas, and Seattle, Washington.

      Stephen H. Rosen & Associates, Inc. leases 6,682 sq. ft. of office space in Haddonfield, New Jersey. Under the 10-year lease, which commenced Feb. 22, 2001, the annual rent was $113,594, paid in monthly installments of $9,466.16. Per the terms of the lease, each year the rent increases by 3%, which is determined by multiplying the prior year's rent by 103%.

      Haddon Strategic Alliances, Inc. is a sub-tenant of Stephen H. Rosen & Associates, Inc., and has an informal inter-office lease arrangement. The company pays Rosen $1,060 per month for rent.

      In the opinion of our management, the leased properties are adequately insured. Our existing properties are in good condition and suitable for the conduct of our business.

LEGAL PROCEEDINGS

      From time to time, the Company may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm the Company's business. The Company is currently not aware of nor has any knowledge of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS


Name                           Age     Position with the Company
Richard J. Berman (1, 3, 4)    62      Chairman of the Board and Director
Leonard Neuhaus                47      Chief Operating and Financial Officer
Michael Bluestein              57      Director
Jeff Cooke (1)                 43      Director
Kevin T. Crow (2, 3)           43      Director
Arthur D. Emil                 79      Director
Thomas J. Mackell, Jr.         63      Director
Steven Ross (1                 47      Director
Steven B. Ruchefsky (2, 4)     42      Director
Richard E. Stierwalt (4)       51      Director

1) Member of the Audit Committee

2) Member of the Compensation Committee

3) Member of the Governance Committee

4) Member of Executive Committee

      Set forth below is a biographical description of each of our directors and senior executive officers based on information supplied by each of them.

Richard Berman. Richard Berman has served as our Chairman and as a director since March 9, 2005. Mr. Berman has been Chairman of the Board of Directors and a Director of Duncan since November 24, 2004. Since 2000 Mr. Berman has served as a professional director of Dyadic International, Inc., International Microcomputer Software, Inc., Internet Commerce Corporation, MediaBay, Inc., NexMed, Inc. and GVI Security Solutions, Inc. From 1998 to 2000 Mr. Berman was Chairman and CEO of Internet Commerce Corporation. He is also Chairman of Candidate Resources, Inc. He is a past Director of the Stern School of Business of NYU from which he received a B.S. and an M.B.A. He also has U.S. and foreign law degrees from Boston College and The Hague Academy of International Law, respectively.

Leonard Neuhaus. Mr. Neuhaus has served as our Chief Financial Officer since March 9, 2005. Mr. Neuhaus has served as the Chief Financial Officer of Duncan since January 2005, and as our Chief Operating officer since December 15, 2005, and has been a certified public accountant since 1982. Mr. Neuhaus spent eight years in the practice of public accounting in regional and international firms, including BDO Seidman. He served as Chief Financial Officer of a publicly-traded entity and has sat on the Board of Directors of publicly-traded entities and not-for-profit organizations. Mr. Neuhaus has been involved in a number of corporate finance and merger and acquisition transactions. His experience includes working with large international financial institutions as well as growing entrepreneurial companies. For the last five years, prior to joining us, Mr. Neuhaus has served as a self-employed consultant for Credit Lyonnais, Bank of America, Hauppauge Digital, Inc., a NASDAQ National Market System company, and others. Mr. Neuhaus received a B.A. in Accounting and Information Systems from Queens College in 1980.

Michael Bluestein. Michael Bluestein has served as a director since April 15, 2005. Mr. Bluestein founded and has been President of PAS and MDB since 1973 and 1979 respectively, as well as Vice President of CIM since 1986. Mr. Bluestein graduated from Pennsylvania State University with a Bachelor of Science degree and holds a Series 7, 63, and is a Registered Investment Adviser (R.I.A.). He also has a Life and Health License and a Certified Investment Management Consultant (C.I.M.C.) designation.

Jeff Cooke. Jeff Cooke has serves as a director since April 15, 2005. Since January 2002, Mr. Cooke has been President and CEO of FDI Collateral Management, which provides electronic lien and titling and other services for automotive lenders. From March 2000 to December 2001 Mr. Cooke served as managing partner for Granite Ventures, LLC which provides interim leadership services for early stage companies and those going through a significant change in direction. From November 1998 to March 2000 Mr. Cooke was President and COO of NEC Computers, Inc. Prior to joining NEC Computers, Mr. Cooke held several positions at Hewlett Packard.

Kevin T. Crow. Kevin T. Crow has served as a director since April 15, 2005. Mr. Crow is the founder Diversified Corporate Solutions, LLC and has been its CEO since 2004. Diversified Corporate Solutions creates strategic alliances that provide start-up and emerging growth businesses solutions. From 2000 to 2003, Mr. Crow was the Chief Operating Officer of Women's United Soccer Association. From February 1994 to September 2000, Mr. Crow was President of ZipDirect, LLC, a full service printing, mailing and shipping company. Mr. Crow was also a professional soccer player, playing on the U.S. National Team, and was a two-time Olympic Athlete between 1983 and 1992. Mr. Crow's current directorships include Grant Health Ventures, a publicly traded woman's health care company, and Knobias, Inc. Mr. Crow has a BA in Finance from San Diego State University. Kevin Crow is the brother of Michael Crow, a principal of MW Crow Family L.P., one of our significant stockholders.

Arthur D. Emil. Arthur D. Emil, Esq. has serves as a director since April 15, 2005. Mr. Emil has been a practicing attorney in New York City for over fifty years, including with Kramer Levin Naftalis & Frankel, from 1994 to 2003 and with Jones Day Reavis & Pogue prior to that. In 2003, Mr. Emil joined Cohen Tauber Spievack & Wagner LLP. Mr. Emil is a principal owner and Chairman of Night Sky Holdings LLC, a company which owns several restaurants now operating in the New York area, which included Windows on the World, and operated the Rainbow Room from 1986 until December 1998. Mr. Emil is the founding principal and shareholder of two real estate development firms with commercial, residential and mixed-use properties in Connecticut and New York. Mr. Emil is a director of NexMed, Inc. Mr. Emil has also served as a director of other publicly held corporations including some in the financial services sector. Mr. Emil has served as trustee for various non-profit organizations including The American Federation of Arts and the Montefiore Medical Center. Mr. Emil received his LLB from Columbia University.

Thomas J. Mackell, Jr. Thomas J. Mackell, Jr., 63, has served as a director since August 3, 2005. Mr. Mackell is Chairman of the Board of Directors of the Federal Reserve Bank of Richmond, a member of the Employee Benefits Committee of the Federal Reserve System, President of the Association of Benefit Administrators and an advisor in the employee benefits field in the public and private sectors. Mr. Mackell is a party to a consulting agreement with the Company, effective February 11, 2005, with a one year term, under which he is entitled to a consulting fee based on the value of acquisition transactions consummated in which he introduced the acquired company to the Company. No consulting fees have yet been paid to Mr. Mackell under this arrangement.

Steven J. Ross. Steven J. Ross has served as a director since April 15, 2005. Since February 2000, Mr. Ross has been DynTek, Inc.'s President, Chief Executive Officer and Chairman of the Board. Mr. Ross has an extensive industry background, most recently serving as General Manager of Toshiba's Computer System Division, responsible for sales, marketing, and operations in North and South America from 1998 to 1999. Prior to that, Mr. Ross was President and General Manager of the Reseller Division and President of Corporate Marketing at Inacom Corporation from 1996 to 1998. Mr. Ross' other positions have included responsibility for sales and marketing, operations, strategic planning, and other senior executive activities.

Steven B. Ruchefsky. Steven B. Ruchefsky has served as a director since April 15, 2005. Mr. Ruchefsky, a graduate of The George Washington University Law School, practiced law in New York City for fifteen years. Through 2000, he was a partner of a 80-attorney New York City law firm, chair of its specialized litigation department and member of the firm's management group. In 2000, he left his law firm to establish a family office for one of his high net worth clients. There, Mr. Ruchefsky was responsible for the diversification out of that family's single stock holding, the development and implementation of an investment strategy and for the establishment of operating controls and procedures. In addition, Mr. Ruchefsky was a principal of an early stage/seed venture capital firm established by the family and sat on the boards of several of its portfolio companies. Since September 2001, Mr. Ruchefsky has been working with the founder and chief executive officer of a prominent multi-strategy hedge fund and is responsible for this executive's personal finance, tax and investment decisions in addition to performing special projects for the hedge fund. Since that time, Mr. Ruchefsky has been employed by Caremi Partners Ltd., a significant shareholder of the Company. He currently sits on the boards of several private and not-for-profit companies.

Richard E. Stierwalt. Richard E. Stierwalt served as our President and Chief Executive Officer and as a director since March 9, 2005. On February 1, 2006, Mr. Stierwalt resigned as our President and Chief Executive Officer. Mr. Stierwalt has served as the President and Chief Executive Officer of Duncan since November 2004. Prior to joining Duncan, Mr. Stierwalt was the Managing Partner of New Shorehaven, LLC. Mr. Stierwalt is a member and part owner of Saratoga Capital Management, the investment advisor to the Saratoga Group of mutual funds. From 1998 to 2003, Mr. Stierwalt was the Chief Executive Officer of Orbitex Financial Services Group. Previously, he was the President of BISYS Investment Services, a NYSE-listed firm. Prior to the March 1995 merger of Concord Holding Corporation with BISYS Fund Services, he was Chairman of the Board and Chief Executive Officer of Concord Holding Corporation. Mr. Stierwalt received an associate degree in banking and finance and a BA in management from the University of Indianapolis. He attended the Stonier Graduate School of Banking at Rutgers University and is an OPM graduate of Harvard University. He serves on the Board of Trustees and Chairs Finance and the Endowment at the University of Indianapolis . He also serves on the Board of Directors of:
Biomega Laboratories, We Are Family Foundation, and Harborside Resort. Mr. Stierwalt intends to devote substantially all of his business time to the Company. Under the terms of his employment agreement, Mr. Stierwalt is permitted to spend up to 10% of his business time in connection with other business matters, provided that, and only for so long as, they do not interfere with, or present conflict of interest issues with respect to, his duties to the Company.

AUDIT COMMITTEE FINANCIAL EXPERT

The Board of Directors has determined that each of Mr. Berman and Mr. Ross is an "audit committee financial expert," as such term is defined in Item 401(e) of Regulation S-B, and is independent as defined in rule 4200(a) (15) of the listing standards of the National Association of Securities Dealers.

DIRECTOR COMPENSATION

Our non-management directors other than Richard Berman do not receive any cash compensation for their service on the Board of Directors. Commencing as of May 4, 2005 and for a one-year period thereafter, under an agreement entered into with the Company on June 15, 2005, Mr. Berman receives cash compensation of $52,000 for serving as Chairman of the Board and Chairman of our Audit Committee, and for serving on our the Executive and Corporate Governance Committees, together with the stock option grant described in this paragraph below. Our directors are reimbursed for actual out-of-pocket expenses incurred by them in connection with their attendance at meetings of the Board of Directors. Our non-management directors other than Mr. Berman, presently consisting of Messrs. Ruchefsky, Crow, Cooke, Emil and Ross, have each been granted options, which are fully vested as of the date of grant, to acquire 40,000 shares of Common Stock over a five-year term at an exercise price of $0.1666 per share as annual compensation for services rendered by them during calendar year 2005. For serving as Chairman of the Board and Chairman of our Audit Committee, and for serving on our the Executive and Corporate Governance Committees, in addition to the cash compensation of $52,000 described above, Mr. Berman has been granted options, vesting on May 4, 2006, to acquire 266,370 shares of Common Stock over a seven-year term at an exercise price of $1.00 per share. All unvested options and any vested but unexercised options will terminate upon the termination of Mr. Berman's engagement for cause or upon Mr. Berman's voluntary termination of his engagement other than as a result of the Company's breach of the Agreement. Upon the termination of Mr. Berman's engagement due to death, disability or by the Company without cause, all unvested options will terminate and all vested and unexercised options will remain exercisable in accordance with their terms but in any event for a period not less than ninety (90) days following the date of termination of his engagement.

EXECUTIVE COMPENSATION - GENERAL

As of December 31, 2004, the sole executive officer who was entitled to compensation from the Company and its subsidiaries was Mr. Stierwalt, our former President and Chief Executive Officer, whose employment agreement with one of our subsidiaries, Duncan, was entered into as of November 1, 2004. One of our directors, Michael Bluestein, who is not an executive officer of the Company but who may be deemed to be a significant employee, entered into an employment agreement with another of our subsidiaries, Pension Administration Services, Inc., effective December 13, 2004.

Leonard Neuhaus, our Chief Financial Officer, entered into an employment agreement with Duncan effective as of January 1, 2005.

EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

On August 2, 2005 our wholly-owned subsidiary, Stephen H. Rosen & Associates, Inc. entered into a one-year employment agreement with its President, Stephen Rosen. Mr. Rosen reports to our President or Chief Executive Officer and our Board of Directors. He will receive an annual base salary of $200,000 and be eligible to receive an annual bonus. Starting January 1, 2006, he will spend 50% of his business time sourcing acquisitions and performing related mergers and acquisitions work on our behalf. Mr. Rosen was also granted 50,000 options to purchase shares of our common stock that, on September 1, 2005 started vesting in 24 equal monthly installments.

On November 30, 2005, our wholly-owned subsidiary, American Benefit Resources, Inc., entered into an employment agreement with Ehud Laska, pursuant to which Mr. Laska will act as that entity's President for a period of one year. The agreement is renewable for a one-year term unless we provide him with a non-renewal notice no less than 90 days prior to expiration of the agreement. Mr. Laska will receive an annual base salary of $253,575. He is also eligible to receive a bonus. He also received a signing bonus of $95,000 and options to purchase 250,000 shares of our common stock at $1.00 per share. The options started vesting in 24 equal monthly installments commencing in December 2005. He is subject to a non-compete that prevents him from engaging in any activities relating to the areas of pension administration, insurance products sales and other retirement products.

On January 1, 2006, our wholly-owned subsidiary Valley Forge Enterprises, Ltd. entered into employment agreements and non-competition, non-disclosure and non-solicitation agreements with Jack Holland, its President, and Steven Eyer, its Vice President. The non-compete agreements require that, for a period terminating on the later of three years from the effective date of Valley Forge's merger with us or one year from the date of termination of employment, Holland and Eyer not be employed with or participate in the ownership, management, operation or control of any competitor within 50 miles of Wayne, Pennsylvania, solicit or divert business from us or our affiliates, cause or seek to cause any party from doing business with us or our affiliates and hire or solicit any person that has been employed with us or our affiliates. Messrs. Holland and Eyer are also required to keep all confidential information protected and to not disclose such information for a period of three years following their termination with us. The employment agreement provides that Holland shall serve as Valley Forge's President for a period of one year in consideration of a portion of the $75,000 designated for payment to Messrs. Holland and Eyer, a bonus if and when earned, an option to purchase 50,000 shares of our common stock at an exercise price of $0.83 per share for a period of five years and an option to purchase 50,000 shares of our common stock at an exercise price of $1.00 per share for a period of five years. Mr. Eyer's employment agreement provides that he will serve as the Valley Forge's Vice President for a period of one year in consideration of a portion of the $75,000 designated for payment to Holland and Eyer, a bonus if and when earned and an option to purchase 50,000 shares of our common stock at an exercise price of $1.00 per share for a period of five years.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth the beneficial ownership of our company's common stock as of February 1, 2006, as to

      o each person known to beneficially own more than 5% of the Company's common stock

      o     each of our directors

      o     each executive officer

      o     all directors and officers as a group

Unless otherwise indicated, each of the stockholders can be reached at our principal executive offices located at 830 Third Avenue, New York, New York 10022.

                                          SHARES BENEFICIALLY
                                              OWNED (1),(2)

                                          NUMBER    PERCENT (%)

Beneficial Owners of more than 5% of
  Common Stock (other than Directors
  and Executive Officers)
CAMOFI Master LDC (3)                  2,151,775            9.9%

Caremi Partners Ltd. (4)               2,400,000           12.3%

Richard Smithline (5)                  1,525,000            7.8%

Michael Crow (6)                       3,930,382           19.1%

Christopher P. Baker (7)               1,895,999            9.5%

Jack C. Holland (8)                    2,075,000           10.6%

Stephen Eyer (17)                      2,125,000           10.8%

Directors and Executive Officers

Richard Stierwalt (9)                  1,860,833            9.5%

Richard Berman                                 0              *
Leonard Neuhaus (10)                     105,733              *
Michael Bluestein (11)                   250,082            1.3%

Steven B. Ruchefsky (12)               2,440,000           12.5%

Kevin T. Crow (13)                        40,000              *
Jeff Cooke (14)                           40,000              *
Arthur D. Emil (15)                      940,000            4.8%

Steven J. Ross (16)                      190,000              *
Thomas J. Mackell, Jr.                    40,000              *
All directors and executive
  officers as a group (ten persons)    5,906,648           30.2%

----------------

* Less than 1%

      1) Gives effect to the shares of Common Stock issuable upon the exercise of all options, warrants and convertible securities exercisable within 60 days of the date of this prospectus and other rights beneficially owned by the indicated stockholders on that date. Shares of Common Stock issuable pursuant to warrants or options or upon conversion of convertible securities, to the extent such warrants or options or convertible securities are currently exercisable or convertible within 60 days of the date of this prospectus, are treated as outstanding for computing the ownership percentage of the person holding such securities, but are not treated as outstanding for computing the ownership percentage of any other person. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Unless otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned. Percentage ownership is calculated based on 19,583,322 shares of the Common Stock outstanding as of February 1, 2006. All information is based upon information furnished by the persons listed or otherwise available to the Company.

      2) Each share of the Company's Series A Preferred Stock is convertible into one share of Common Stock. Unless otherwise noted, the shares of Common Stock and Series A Preferred Stock and the five (5) year warrants to purchase shares of Common Stock at an exercise price of $0.1667 per share ("Common Stock Warrants") described in the notes to this Principal Stockholders table represent securities that were acquired by such holders from the Company on a 1:1 basis upon the exchange and/or conversion of similar securities of Duncan Capital Financial Group, Inc. ("Duncan") held by such holders in connection with the consummation of the business combination transaction between Duncan and the Company on March 9, 2005.

      3) Formerly known as DCOFI Master LDC. Under an agreement between CAMOFI Master LDC and the Company, CAMOFI Master LDC is not permitted to exercise any convertible securities for that number of shares of Common Stock that would result in beneficial ownership by CAMOFI Master LDC of more than 9.9% of the outstanding shares of our Common Stock. If not for this limitation, CAMOFI Master LDC's beneficial ownership percentage would be 19.6%, representing (i) 2,000,000 shares of Common Stock issuable on conversion of 2,000,000 shares of Series A Preferred Stock, (ii) 1,000,000 shares of Common Stock issuable upon conversion of Common Stock Warrants, and (iii) 736,000 shares of Common Stock issuable upon conversion of up to $500,000 principal amount convertible notes issued to CAMOFI Master LDC. Mr. Richard Smithline, who exercises voting and investment control over such securities, disclaims beneficial ownership of such securities.

      4) The address of Caremi Partners Ltd. ("Caremi") is Two American Lane, Greenwich Connecticut 06836. Steven Ruchefsky, one of our directors, is employed by Caremi Partners Ltd. Mr. Ruchefsky, who has voting and investment control over such securities, disclaims beneficial ownership of the securities of Caremi Partners Ltd. In addition, Caremi purchased 800,000 shares of Series B Convertible Preferred Stock, which is convertible into 1,600,000 shares of common stock. The terms of the Series B Convertible Preferred Stock restricts the ability of the shareholder to hold in excess of 4.99% of the issued and outstanding shares of common stock of the Company as determined in accordance with Section 13(d) of the Exchange Act. As the amount of shares of common stock currently held by Caremi are in excess of 4.99%, such shares of common stock issuable upon conversion of the Series B Convertible Preferred Stock are not included in the calculation of its beneficial ownership. If not for this limitation, Caremi's beneficial ownership would be 19.6%.

      5) Includes (i) 1,165,000 shares of Common Stock held of record by Mr. Smithline, and (ii) 120,000 shares held of record by Mr. Smithline as custodian for each of William Smithline, Robert Smithline and Andrew Smithline. Mr. Smithline disclaims beneficial ownership of shares held of record by him as custodian for William Smithline (120,000 shares), Robert Smithline (120,000 shares) and Andrew Smithline (120,000 shares). Under an agreement between Mr. Smithline and the Company, Mr. Smithline is not permitted to exercise any convertible securities for that number of shares of Common Stock that would result in beneficial ownership by Mr. Smithline of more than 9.9% of the outstanding shares of our Common Stock. If not for this limitation, Mr. Smithline's beneficial ownership percentage would be 6.8% of the outstanding shares of our Common Stock, giving effect to (w) 100,000 shares of Common Stock issuable on conversion of 100,000 shares of Series A Preferred Stock owned by Mr. Smithline, (x) 50,000 shares of Common Stock issuable upon conversion of Common Stock Warrants owned by Mr. Smithline, (y) 62,500 shares of Common Stock issuable upon conversion of Common Stock Warrants owned by Centrecourt Asset Management LLC, over which Mr. Smithline exercises voting and investment control, and as to which securities Mr. Smithline disclaims beneficial ownership, and
            (z) 3,736,000 shares of Common Stock beneficially owned by CAMOFI Master LDC described in footnote 3 above, over which Mr. Smithline exercises voting and investment control, and as to which securities Mr. Smithline disclaims beneficial ownership.

      6) Consists of (i) 2,925,000 shares of Common Stock, (ii) 600,000 shares of Common Stock issuable on conversion of 600,000 shares of Series A Preferred Stock, (iii) 108,000 shares of Common Stock issuable upon conversion of Common Stock Warrants and (iv) 97,382 shares of common stock issuable as a penalty pursuant to the terms of the Series A Preferred Stock, in each case held of record by DCI Master LDC. Michael Crow, the brother of one of our directors, Kevin Crow, has sole voting and dispositive power with respect to such shares. Michael Crow disclaims beneficial ownership of such securities.

      7) Consists of: (i) 180,000 shares of Common Stock, 140,000 shares of Common Stock issuable upon conversion of 140,000 shares of Series A Preferred Stock, 70,000 shares of Common Stock issuable upon conversion of Common Stock Warrants and 22,723 shares of common stock issuable as a penalty pursuant to the terms of the Series A Preferred Stock, held of record by Mr. Baker, (ii) 180,000 shares of Common Stock, 240,000 shares of Common Stock issuable upon conversion of 240,000 shares of Series A Preferred Stock, 70,000 shares of Common Stock issuable upon conversion of Common Stock Warrants, 38,953 shares of common stock issuable as a penalty pursuant to the terms of the Series A Preferred Stock, 200,000 shares of common stock issuable upon conversion of Series B Convertible Preferred Stock and 24,000 shares of common stock issuable as a dividend when declared by the Board of Directors pursuant to the terms of the Series B Preferred Stock, held of record by Anasazi Partners III LLC, as to which Mr. Baker has sole voting and dispositive power, and (iii) 180,000 shares of Common Stock, 140,000 shares of Common Stock issuable upon conversion of 140,000 shares of Series A Preferred Stock, 70,000 shares of Common Stock issuable upon conversion of Common Stock Warrants, 22,723 shares of common stock issuable as a penalty pursuant to the terms of the Series A Preferred Stock and 200,000 shares of common stock issuable upon conversion of Series B Convertible Preferred Stock and 24,000 shares of common stock issuable as a dividend when declared by the Board of Directors pursuant to the terms of the Series B Preferred Stock, held of record by Anasazi Partners III Offshore Ltd., as to which Mr. Baker has sole voting and dispositive power. Mr. Baker disclaims beneficial ownership as to the foregoing shares of Common Stock, Series A Preferred Stock and Common Stock Warrants securities held of record by Anasazi Partners III LLC and by Anasazi Partners III Offshore Ltd.

      8) Includes 2,075,000 shares of common stock. In addition, Mr. Holland purchased 25,000 shares of Series B Convertible Preferred Stock, which is convertible into 50,000 shares of common stock. The terms of the Series B Convertible Preferred Stock restricts the ability of the shareholder to hold in excess of 4.99% of the issued and outstanding shares of common stock of the Company as determined in accordance with Section 13(d) of the Exchange Act. As the amount of shares of common stock currently held by Mr. Holland is in excess of 4.99%, such shares of common stock issuable upon conversion of the Series B Convertible Preferred Stock are not included in the calculation of his beneficial ownership.

      9) Consists of (i) 1,200,000 shares of Common Stock and (ii) 660,833 shares of Common Stock issuable within 60 days of July 1, 2005 at an exercise price of $0.1666 per share upon Mr. Stierwalt's exercise of his Warrant, dated as of November 1, 2004, for 793,000 shares, which vest at the rate of 8.333% per month, commencing December 1, 2004.

      10) Represents 105,733 shares issuable within 60 days of July 1, 2005 at an exercise price of $0.1666 per share upon Mr. Neuhaus' exercise of his Warrant, dated as of January 1, 2005, for 317,200 shares, which vest at the rate of 4.166% per month, commencing February 1, 2005.

      11) Consists of (i) 200,082 shares of Common Stock and (ii) 50,000 shares that may be purchased upon exercise of currently exercisable stock options at an exercise price of $1.00 per share.

      12) Consists of (i) 40,000 shares of Common Stock that may be purchased upon exercise of currently exercisable stock options issued in February 2005 as remuneration for services as a director at an exercise price of $0.1666 per share, and (ii) 2,400,000 shares of Common Stock owned by Caremi Partners Ltd. Mr. Ruchefsky, who has voting and investment control over such securities of Caremi Partners Ltd., disclaims beneficial ownership of such securities.

      13) Represents 40,000 shares of Common Stock that may be purchased upon exercise of currently exercisable stock options issued in February 2005 as remuneration for services as a director at an exercise price of $0.1666 per share.

      14) Represents 40,000 shares of Common Stock that may be purchased upon exercise of currently exercisable stock options issued in February 2005 as remuneration for services as a director at an exercise price of $0.1666 per share.

      15) Consists of (i) 600,000 shares of Common Stock, (ii) 200,000 shares of Common Stock issuable on conversion of 200,000 shares of Series A Preferred Stock, (iii) 100,000 shares of Common Stock issuable upon conversion of Common Stock Warrants and (iv) 40,000 shares of Common Stock that may be purchased upon exercise of currently exercisable stock options issued in February 2005 as remuneration for services as a director at an exercise price of $0.1666 per share.

      16) Includes 40,000 shares of Common Stock that may be purchased upon exercise of currently exercisable stock options issued in February 2005 as remuneration for services as a director at an exercise price of $0.1666 per share.

      17) Includes 2,075,000 shares of common stock and 50,000 shares of common stock issuable upon exercise of common stock purchase warrants.

On March 9, 2005, we entered into a series of agreements with Laurus Master Fund, Ltd., a Cayman Islands company, pursuant to which we issued the $3 Million Note, due March 9, 2008, the Laurus Warrant and the Laurus Option. The $3 Million Note is convertible into shares of our Common Stock at a fixed conversion rate of $0.83 per share, the Laurus Warrant provides for the purchase of up to 1,084,338 shares of Common Stock at a price of $1.00 each, subject to customary adjustments, until March 9, 2012, and the Laurus Option provides for the purchase of up to 643,700 shares of Common Stock at a price of $0.01 each, subject to customary adjustments, until March 9, 2013.

Laurus is not entitled to exercise the Laurus Warrant or Laurus Option, or convert its $3 Million Note, for that number of shares of Common Stock that would exceed the sum of (i) the number of shares of Common Stock beneficially owned by Laurus and its affiliates on an exercise or conversion date, and (ii) the number of shares of Common Stock issuable upon the exercise of the Laurus Warrant and Laurus Option, or conversion of the $3 Million Note, which would result in beneficial ownership by Laurus and its affiliates of more than 4.99% of the outstanding shares of our Common Stock. This restriction may be revoked upon 75 days prior notice to us from Laurus and is automatically null and void upon an event of default under the Laurus Note.

On November 30, 2005, we issued to Laurus (i) a $9,200,000 in a secured term note and (ii) 1,108,434 shares of our common stock. The term note matures on November 30, 2009 and bears interest at a rate of 17.5% per annum, which is payable in two tranches. The first tranche bears interest at the rate of 10% and is payable on a monthly basis commencing December 1, 2005. The second tranche bears interest at the rate of 7.5% and is payable on a monthly basis commencing December 1, 2005, provided, that we may elect to add the second tranche to the principal of the term note. Commencing June 1, 2006, we are required to commence making monthly amortizing payments in the amount of $219,047.62. We may prepay the term note at any time without penalty.

                   DESCRIPTION OF SECURITIES TO BE REGISTERED

COMMON STOCK

      We are authorized to issue up to 500,000,000 shares of Common Stock, par value $.0001. As of February 1, 2006, there were 19,583,322 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

      We have appointed Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004, as transfer agent for our shares of Common Stock.


                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Florida law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                              PLAN OF DISTRIBUTION

      The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

      o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

      o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

      o an exchange distribution in accordance with the rules of the applicable exchange;

      o     privately-negotiated transactions;

      o short sales that are not violations of the laws and regulations of any state or the United States;

      o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

      o     through the writing of options on the shares

      o     a combination of any such methods of sale; and

      o     any other method permitted pursuant to applicable law.

      The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

      The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

      The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

      We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

      The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

      The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

      We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

      If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

PENNY STOCK

      The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

      o that a broker or dealer approve a person's account for transactions in penny stocks; and

      o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

      In order to approve a person's account for transactions in penny stocks, the broker or dealer must

      o obtain financial information and investment experience objectives of the person; and

      o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

      The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

      o sets forth the basis on which the broker or dealer made the suitability determination; and

      o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

      Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                              SELLING STOCKHOLDERS

      The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

      The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
                                                      Number of
                                                       Shares                          Number of
                                                    Beneficially      Percentage        Shares        Shares Beneficially Owned
               Selling Shareholder                      Owned         Ownership     Included Herein      After Offering (91)
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
                                                                                                     Number        Percentage
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Alan Gelband                                                39,500               *          150,000  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Alan Gelband Defined Contrib. P/S Plan & Trust             150,000               *          150,000  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Anasazi Partners III LC                                 896,153(1)           6.45%          796,153  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Anasazi Partners III Offshore Ltd.                      661,923(2)           3.30%          661,923  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Andre Schwitter III                                     224,000(3)           1.13%          224,000  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Andrea Finnegan                                             500(4)               *              500  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Anthony Delfino                                          36,000(5)               *           36,000  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Antonio Justice                                          22,400(6)               *           22,400  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Arthur Diederich                                         40,000(7)               *           40,000  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Arthur Emil                                             264,000(8)           4.35%          864,000  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Asset Managers International Ltd.                       858,652(9)           4.20%          858,652  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
B2B Capital Corp.                                     672,000 (10)           3.32%          672,000  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Barbara A. Stein                                           500(11)               *              500  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Beth Davies                                             35,000(12)               *           35,000  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Betty Ann T. Rodia                                         500(13)               *              500  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
BLC Associates Inc.                                    112,000(14)               *          112,000  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Brenda Sellers                                          22,400(15)               *           22,400  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Bushido Capital Master Fund, LP                        484,230(16)           2.45%          484,230  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
CAMOFI Master LDC (92)                               4,787,548(17)           4.99%        4,787,548  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Caremi Partners Ltd. (92)                            4,192,000(18)          12.31%        4,192,000  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Carol S. Conley                                            500(19)               *              500  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
CCM Master Qualified Fund Ltd. (92)                  7,840,009(20)           4.99%        7,840,009  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Centercourt Asset Management LLC                        62,500(21)               *           62,500  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Christopher P. Baker                                   437,923(22)           2.21%          437,923  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Damien Callahan                                            500(23)               *              500  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
David W. Harris                                         22,400(24)               *           22,400  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
DCI Master LDC                                       5,030,382(25)          35.35%        1,005,382  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Dominic Bassani                                         56,000(27)               *           56,000  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Donald Scott                                            22,400(28)               *           22,400  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Donna Woerner                                              500(29)               *              500  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Drake Investments Ltd.(93)                                 600,000           3.06%          600,000  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Ehud Laska                                             250,000(30)           1.26%          250,000  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Francina B. Webb                                           500(31)               *              500  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Frank Zuber                                                500(32)               *              500  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Frederick Smithline                                        300,000           1.53%          300,000  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
George Shelton III                                      56,000(33)               *           56,000  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------

-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
                                                      Number of
                                                       Shares                          Number of
                                                    Beneficially      Percentage        Shares        Shares Beneficially Owned
               Selling Shareholder                      Owned         Ownership     Included Herein      After Offering (91)
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
                                                                                                     Number        Percentage
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Gregory Fortunoff                                      224,000(34)           1.13%          224,000  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Guerrilla IRA Partners LP                              112,000(35)               *          112,000  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Guerrilla Partners LP                                  112,000(36)               *          112,000  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
IBF Fund Liquidating LLC                               671,141(94)           3.43%          671,141  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Irene Feeley                                           231,731(37)           1.18%          231,731  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Jack C. Holland                                      2,231,000(38)          11.30%        2,231,000  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
James Burzotta IRA                                      65,883(39)               *           65,883  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Janet F. Caffrey                                           500(40)               *              500  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Jeff Cooke                                              40,000(41)               *           40,000  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Jennifer Crick                                             500(42)               *              500  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
John Ermillio                                              333,334           1.70%          333,334  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Jonas Neilson                                           32,941(43)               *           32,941  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Joseph Frederick                                           500(44)               *              500  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Joseph McGarry                                          50,000(45)               *           50,000  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Karin Chipouras                                            500(46)               *              500  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Kathi L. Iossa                                             500(47)               *              500  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Kathy Jo Samalonis                                         500(48)               *              500  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Kevin T. Crow                                           40,000(49)               *           40,000  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Laurus Master Fund Ltd. (92)                         6,450,930(50)           4.99%        6,450,930  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Leonard and Beth Neuhaus                                56,000(51)               *           56,000  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Leonard Neuhaus                                        317,200(52)           1.59%          317,200  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Loretta Steuer                                             500(53)               *              500  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Margaret M. Smith                                          500(54)               *              500  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Martin Smith                                            50,000(55)               *           50,000  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Mary Jo Rosen                                              500(56)               *              500  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Maryellen Vandegrift                                       500(57)               *              500  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Michael Bluestein                                      586,082(58)           2.93%          586,082  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Michael Mallon                                          40,000(59)               *           40,000  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
MW Crow Family LP                                      150,000(60)           1.11%        3,075,000  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Nicole Epley                                               500(61)               *              500  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Paul D. D'Antonio                                          500(62)               *              500  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Rachel Scheiner                                            500(63)               *              500  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Randall McCathren                                      261,157(64)           1.32%          261,157  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Randall McCathren 401K Plan FBO                        112,000(65)               *          112,000  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Regan Flynn                                                500(66)               *              500  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Richard Berman                                       1,092,963(67)           5.29%        1,092,963  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Richard Kaplan                                          36,000(68)               *           36,000  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Richard Smithline                                    1,349,230(69)           6.83%        1,349,230  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Richard Smithline as custodian for                         120,000               *          120,000  -0-                    --
Andrew Smithline
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Richard Smithline as custodian for                         120,000               *          120,000  -0-                    --
Robert Smithline
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Richard Smithline as custodian for                         120,000               *          120,000  -0-                    --
William Smithline
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Richard Stierwalt                                    2,598,926(70)          12.64%        2,658,926  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Robert Bostian                                          50,000(71)               *           50,000  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Robert Shapiro                                         100,000(72)               *          100,000  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Robert Smith                                           224,000(73)           1.13%          224,000  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Ronald Loshin                                          124,385(74)               *          124,385  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Ronald Loshin 401K Plan Rollover FBO                   312,809(75)           1.57%          312,809  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Sheffield Enterprises, Inc.                             98,824(76)               *           98,824  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Sound Capital Partners LLC                             672,000(77)           3.32%          672,000  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Stephen H. Rosen                                       920,000(78)           4.49%          920,000  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Steven B. Ruchefsky                                     40,000(79)               *           40,000  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Steven Eyer                                          2,125,000(80)          10.82%        2,125,000  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------

-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
                                                      Number of
                                                       Shares                          Number of
                                                    Beneficially      Percentage        Shares        Shares Beneficially Owned
               Selling Shareholder                      Owned         Ownership     Included Herein      After Offering (91)
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
                                                                                                     Number        Percentage
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Steven Ross                                            246,000(81)           1.25%          246,000  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Tabitha Bush                                               500(82)               *              500  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
TCMP3 Partners LP                                      448,000(83)           2.24%          448,000  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Teresa Sweeney                                             500(84)               *              500  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
The Pinnacle Fund LP (92)                            3,360,000(85)           4.99%        3,360,000  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Thomas J. Mackell, Jr.                                  40,000(86)               *           40,000  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Uzi Zucker                                           1,496,000(87)           7.30%        1,496,000  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
Virginia Wentz                                             500(88)               *              500  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
William J. Lovejoy Trust                               224,000(89)           1.13%          224,000  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
William Sarnoff                                        448,000(90)           3.25%        1,048,000  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
University of Indianapolis                                  60,000               *           60,000  -0-                    --
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------
                      TOTAL                             57,031,457                       57,031,457  -0-
-------------------------------------------------- ---------------- --------------- ---------------- ----------------------------

* Less than 1%.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the convertible notes is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(1) Includes (i) 280,000 shares issuable upon conversion of the Series A Convertible Preferred Stock, (ii) 38,953 shares issuable as a penalty pursuant to the terms of the Series A Preferred Stock, (iii) 43,200 shares issuable as dividends with respect to the Series A Convertible Preferred Stock, (iv) 70,000 shares issuable upon exercise of warrants, (v) 200,000 issuable upon conversion of the Series B Convertible Preferred Stock, (vi) 24,000 shares issuable as dividends with respect to the Series B Convertible Preferred Stock and (vii) 280,000 shares of common stock. Christopher Baker, who holds sole voting and dispositive power with respect to the securities held by Anasazi Partners III, LLC disclaims beneficial ownership of such securities.

(2) Includes (i) 140,000 shares issuable upon conversion of the Series A Convertible Preferred Stock, (ii) 22,723 shares issuable as a penalty pursuant to the terms of the Series A Preferred Stock, (iii) 25,200 shares issuable as dividends with respect to the Series A Convertible Preferred Stock, (iv) 70,000 shares issuable upon exercise of warrants, (v) 200,000 shares issuable upon conversion of the Series B Convertible Preferred Stock, and (vi) 24,000 shares issuable as dividends with respect to the Series B Convertible Preferred Stock. Christopher Baker who holds sole voting and dispositive power with respect to the securities held by Anasazi III Partners Offshore Ltd. disclaims beneficial ownership of such securities.

(3) Includes (i) 200,000 issuable upon conversion of the Series B Convertible Preferred Stock, and (ii) 24,000 shares issuable as dividends with respect to the Series B Convertible Preferred Stock.

(4)   Includes (i) 500 shares issuable upon the exercise of the warrants.

(5)   Includes (i) 36,000 shares issuable upon exercise of the warrants.

(6) Includes (i) 20,000 shares issuable upon conversion of the Series B Convertible Preferred Stock, and (ii) 2,400 shares issuable as dividends with respect to the Series B Convertible Preferred Stock.

(7)   Includes (i) 40,000 shares issuable upon exercise of the warrants.

(8) Includes (i) 200,000 shares issuable upon conversion of the Series B Convertible Preferred Stock, (ii) 24,000 shares issuable as dividends with respect to the Series B Convertible Preferred Stock, and (iii) 40,000 shares issuable upon exercise of the warrants.

(9) Includes (i) 500,000 shares issuable upon conversion of the Series A Convertible Preferred Stock, (ii) 81,152 shares issuable as a penalty pursuant to the terms of the Series A Preferred Stock, (iii) 90,000 shares issuable as dividends with respect to the Series A Convertible Preferred Stock, and (iv) 187,500 shares issuable upon exercise of the warrants. Mr. Quang Tran of Pentagon Capital Management plc, the financial advisor of Asset Managers International Ltd., who exercises voting and investment control over such securities, disclaims beneficial ownership of such securities.

(10) Includes (i) 600,000 shares issuable upon conversion of the Series B Convertible Preferred Stock, (ii) 72,000 shares issuable as dividends with respect to the Series B Convertible Preferred Stock. Dominick D' Alleva exercises voting and investment control over such securities.

(11)  Includes (i) 500 shares issuable upon the exercise of the warrants.

(12)  Includes (i) 30,000 shares issuable upon exercise of the debentures, and
      (ii) 5,000 shares issuable upon exercise of the warrants.

(13)  Includes (i) 500 shares issuable upon the exercise of the warrants.

(14) Includes (i) 100,000 shares issuable upon conversion of the Series B Convertible Preferred Stock, and (ii) 12,000 shares issuable as dividends with respect to the Series B Convertible Preferred Stock. Randall McCathren, President of BLC Associates, Inc., exercises voting and investment control over such securities.

(15) Includes (i) 20,000 shares issuable upon conversion of the Series B Convertible Preferred Stock, and (ii) 2,400 shares issuable as dividends with respect to the Series B Convertible Preferred Stock.

(16) Includes (i) 100,000 shares issuable upon conversion of the Series A Convertible Preferred Stock, (ii) 16,230 shares issuable as a penalty pursuant to the terms of the Series A Preferred Stock, (iii) 18,000 shares issuable as dividends with respect to the Series A Convertible Preferred Stock, and (iv) 50,000 shares issuable upon exercise of the warrants. Bushido Capital Partners, Ltd., a Cayman Island company, is the General Partner of Bushido Capital Master Fund, LP, a Cayman Island registered limited partnership, with the power to vote and dispose of the shares being registered on behalf of Bushido Capital Master Fund, LP. As such, Bushido Capital Partners, Ltd. may be deemed to be the beneficial owner of said shares. Christopher Rossman is the Managing Director of Bushido Capital Partners possessing the investment power to act on its behalf. Bushido Capital Partners, Ltd. and Christopher Rossman each disclaims beneficial ownership of the shares being registered by Bushido Capital Master Fund, LP.

(17) Includes (i) 2,000,000 shares issuable upon conversion of the Series A Convertible Preferred Stock, (ii) 324,607 shares issuable as a penalty pursuant to the terms of the Series A Preferred Stock, (iii) 360,000 shares issuable as dividends with respect to the Series A Convertible Preferred Stock, (iv) 1,000,000 shares issuable upon exercise of the warrants, (v) 735,294 shares issuable upon exercise of the debentures, and
      (vi) 367,647 shares issuable upon exercise of the warrants. Formerly known as DCOFI Master LDC. Mr. Richard Smithline, who exercises voting and investment control over such securities, disclaims beneficial ownership of such securities.

(18) Includes (i) 1,600,000 shares issuable upon conversion of the Series B Convertible Preferred Stock, and (ii) 192,000 shares issuable as dividends with respect to the Series B Convertible Preferred Stock. Steven Ruchefsky, one of our directors, is employed by Caremi Partners Ltd. Mr. Ruchefsky, who has voting and investment control over such securities, disclaims beneficial ownership of the securities of Caremi Partners Ltd.

(19)  Includes (i) 500 shares issuable upon the exercise of the warrants.

(20) Includes (i) 7,000,008 shares issuable upon conversion of the Series C Convertible Preferred Stock, and (ii) 840,001 shares issuable as dividends with respect to the Series C Convertible Preferred Stock. Clint D. Coghill, director of CCM Master Qualified Fund, Ltd., exercises voting and investment control over such securities.

(21) Includes (i) 62,500 shares issuable upon exercise of the warrants. Formerly known as DC Asset Management LLC. Mr. Richard Smithline, who exercises voting and investment control over such securities, disclaims beneficial ownership of such securities.

(22) Includes (i) 140,000 shares issuable upon the conversion of the Series A Convertible Preferred Stock, (ii) 22,723 shares issuable as a penalty pursuant to the terms of the Series A Preferred Stock, (iii) 25,200 shares issuable as dividends with respect to the Series A Convertible Preferred Stock, and (iv) 70,000 shares issuable upon exercise of the warrants.

(23)  Includes (i) 500 shares issuable upon the exercise of the warrants.

(24) Includes (i) 20,000 shares issuable upon the conversion of the Series B Convertible Preferred Stock, and (ii) 2,400 shares issuable as dividends with respect to the Series B Convertible Preferred Stock.

(25) Includes (i) 600,000 shares issuable upon the conversion of the Series A Convertible Preferred Stock, (ii) 97,382 shares issuable as a penalty pursuant to the terms of the Series A Preferred Stock, (iii) 108,000 shares issuable as dividends with respect to the Series A Convertible Preferred Stock, (iv) 200,000 shares issuable upon the exercise of the warrants and (v) 4.025,000 shares of common stock. Mr. Michael Crow, who exercises voting and investment control over such securities, disclaims beneficial ownership of such securities.

(26)  Intentionally left blank.

(27) Includes (i) 50,000 shares issuable upon the conversion of the Series B Convertible Preferred Stock, and (ii) 6,000 shares issuable as dividends with respect to the Series B Convertible Preferred Stock.

(28) Includes (i) 20,000 shares issuable upon the conversion of the Series B Convertible Preferred Stock, and (ii) 2,400 shares issuable as dividends with respect to the Series B Convertible Preferred Stock.

(29)  Includes (i) 500 shares issuable upon the exercise of the warrants.

(30)  Includes (i) 250,000 shares issuable upon the exercise of the warrants.

(31)  Includes (i) 500 shares issuable upon the exercise of the warrants.

(32)  Includes (i) 500 shares issuable upon the exercise of the warrants.

(33) Includes (i) 50,000 shares issuable upon the conversion of the Series B Convertible Preferred Stock, and (ii) 6,000 shares issuable as dividends with respect to the Series B Convertible Preferred Stock.

(34) Includes (i) 200,000 shares issuable upon the conversion of the Series B Convertible Preferred Stock, and (ii) 24,000 shares issuable as dividends with respect to the Series B Convertible Preferred Stock.

(35) Includes (i) 100,000 shares issuable upon the conversion of the Series B Convertible Preferred Stock, and (ii) 12,000 shares issuable as dividends with respect to the Series B Convertible Preferred Stock. Leigh S. Curry, managing director, exercises voting and investment control over such securities.

(36) Includes (i) 100,000 shares issuable upon the conversion of the Series B Convertible Preferred Stock, and (ii) 12,000 shares issuable as dividends with respect to the Series B Convertible Preferred Stock. Leigh S. Curry, managing director, exercises voting and investment control over such securities.

(37) Includes (i) 100,000 shares issuable upon the conversion of the Series B Convertible Preferred Stock, (ii) 12,000 shares issuable as dividends with respect to the Series B Convertible Preferred Stock, and (iii) 25,000 shares issuable upon the exercise of the warrants.

(38) Includes (i) 50,000 shares issuable upon the conversion of the Series B Convertible Preferred Stock, (ii) 6,000 shares issuable as dividends with respect to the Series B Convertible Preferred Stock, and (iii) 100,000 shares issuable upon the exercise of the warrants.

(39) Includes (i) 58,824 shares issuable upon the conversion of the Series B Convertible Preferred Stock, and (ii) 7,059 shares issuable as dividends with respect to the Series B Convertible Preferred Stock.

(40)  Includes (i) 500 shares issuable upon the exercise of the warrants.

(41)  Includes (i) 40,000 shares issuable upon the exercise of the warrants.

(42)  Includes (i) 500 shares issuable upon the exercise of the warrants.

(43) Includes (i) 29,412 shares issuable upon the conversion of the Series B Convertible Preferred Stock, and (ii) 3,529 shares issuable as dividends with respect to the Series B Convertible Preferred Stock.

(44)  Includes (i) 500 shares issuable upon the exercise of the warrants.

(45)  Includes (i) 50,000 shares issuable upon the exercise of the warrants.

(46)  Includes (i) 500 shares issuable upon the exercise of the warrants.

(47)  Includes (i) 500 shares issuable upon the exercise of the warrants.

(48)  Includes (i) 500 shares issuable upon the exercise of the warrants.

(49)  Includes (i) 40,000 shares issuable upon the exercise of the warrants.

(50) Includes (i) 3,614,458 shares issuable upon the exercise of the debentures, and (ii) 1,728,038 shares issuable upon the exercise of the warrants. Laurus Capital Management, L.L.C. may be deemed a control person of the shares owned by such entity. David Grin and Eugene Grin are the principals of Laurus Capital Management, L.L.C.

(51) Includes (i) 50,000 shares issuable upon the conversion of the Series B Convertible Preferred Stock, and (ii) 6,000 shares issuable as dividends with respect to the Series B Convertible Preferred Stock.

(52)  Includes (i) 317,200 shares issuable upon the exercise of the warrants.

(53)  Includes (i) 500 shares issuable upon the exercise of the warrants.

(54)  Includes (i) 500 shares issuable upon the exercise of the warrants.

(55)  Includes (i) 50,000 shares issuable upon the exercise of the warrants.

(56)  Includes (i) 500 shares issuable upon the exercise of the warrants.

(57)  Includes (i) 500 shares issuable upon the exercise of the warrants.

(58) Includes (i) 300,000 shares issuable upon the conversion of the Series B Convertible Preferred Stock, (ii) 36,000 shares issuable as dividends with respect to the Series B Convertible Preferred Stock, and (iii) 50,000 shares issuable upon the exercise of the warrants.

(59)  Includes (i) 40,000 shares issuable upon the exercise of the warrants.

(60)  Includes (i) 150,000 shares issuable upon the exercise of the warrants.

(61)  Includes (i) 500 shares issuable upon the exercise of the warrants.

(62)  Includes (i) 500 shares issuable upon the exercise of the warrants.

(63)  Includes (i) 500 shares issuable upon the exercise of the warrants.

(64) Includes (i) 233,176 shares issuable upon the conversion of the Series B Convertible Preferred Stock, and (ii) 27,981 shares issuable as dividends with respect to the Series B Convertible Preferred Stock.

(65) Includes (i) 100,000 shares issuable upon the conversion of the Series B Convertible Preferred Stock, and (ii) 12,000 shares issuable as dividends with respect to the Series B Convertible Preferred Stock.

(66)  Includes (i) 500 shares issuable upon the exercise of the warrants.

(67) Includes (i) 500,000 shares issuable upon the conversion of the Series B Convertible Preferred Stock, (ii) 60,00 shares issuable as dividends with respect to the Series B Convertible Preferred Stock, and (iii) 532,963 shares issuable upon the exercise of the warrants.

(68)  Includes (i) 36,000 shares issuable upon the exercise of the warrants.

(69) Includes (i) 100,000 shares issuable upon the conversion of the Series A Convertible Preferred Stock, (ii) 16,230 shares issuable as a penalty pursuant to the terms of the Series A Preferred Stock, (iii) 18,000 shares issuable as dividends with respect to the Series A Convertible Preferred Stock, and (iv) 50,000 shares issuable upon the exercise of the warrants.

(70)  Includes (i) 1,458,926 shares issuable upon the exercise of the warrants.

(71)  Includes (i) 50,000 shares issuable upon the exercise of the warrants.

(72)  Includes (i) 100,000 shares issuable upon the exercise of the warrants.

(73) Includes (i) 200,000 shares issuable upon the conversion of the Series B Convertible Preferred Stock, and (ii) 24,000 shares issuable as dividends with respect to the Series B Convertible Preferred Stock.

(74) Includes (i) 111,058 shares issuable upon the conversion of the Series B Convertible Preferred Stock, and (ii) 13,327 shares issuable as dividends with respect to the Series B Convertible Preferred Stock.

(75) Includes (i) 279,294 shares issuable upon the conversion of the Series B Convertible Preferred Stock, and (ii) 33,515 shares issuable as dividends with respect to the Series B Convertible Preferred Stock.

(76) Includes (i) 88,236 shares issuable upon the conversion of the Series B Convertible Preferred Stock, and (ii) 10,588 shares issuable as dividends with respect to the Series B Convertible Preferred Stock. Paul Lampert, President of Sheffield Enterprises, Inc., exercises voting and investment control over such securities.

(77) Includes (i) 600,000 shares issuable upon the conversion of the Series C Convertible Preferred Stock, and (ii) 72,000 shares issuable as dividends with respect to the Series C Convertible Preferred Stock. Alan Landes, managing member of Sound Capital Partners LLC, exercises voting and investment control over such securities.

(78) Includes (i) 870,000 shares issuable upon the exercise of the debentures, and (ii) 50,000 shares issuable upon the exercise of the warrants.

(79)  Includes (i) 40,000 shares issuable upon the exercise of the warrants.

(80)  Includes (i) 50,000 shares issuable upon the exercise of the warrants.

(81) Includes (i) 50,000 shares issuable upon the conversion of the Series B Convertible Preferred Stock, (ii) 6,000 shares issuable as dividends with respect to the Series B Convertible Preferred Stock, and (iii) 40,000 shares issuable upon the exercise of the warrants.

(82)  Includes (i) 500 shares issuable upon the exercise of the warrants.

(83) Includes (i) 400,000 shares issuable upon the conversion of the Series B Convertible Preferred Stock, and (ii) 48,000 shares issuable as dividends with respect to the Series B Convertible Preferred Stock.

(84)  Includes (i) 500 shares issuable upon the exercise of the warrants.

(85) Includes (i) 3,000,000 shares issuable upon the conversion of the Series C Convertible Preferred Stock, and (ii) 360,000 shares issuable as dividends with respect to the Series C Convertible Preferred Stock. Barry M. Kit, sole member of Pinnacle Fund Management, LLC, the General Partner of Pinnacle Advisers, LP, the General Partner of The Pinnacle Fund, LP exercises voting and investment control over such securities.

(86)  Includes (i) 40,000 shares issuable upon the exercise of the warrants.

(87) Includes (i) 800,000 shares issuable upon the conversion of the Series B Convertible Preferred Stock, and (ii) 96,000 shares issuable as dividends with respect to the Series B Convertible Preferred Stock.

(88)  Includes (i) 500 shares issuable upon the exercise of the warrants.

(89) Includes (i) 200,000 shares issuable upon the conversion of the Series B Convertible Preferred Stock, and (ii) 24,000 shares issuable as dividends with respect to the Series B Convertible Preferred Stock.

(90) Includes (i) 400,000 shares issuable upon the conversion of the Series B Convertible Preferred Stock, and (ii) 48,000 shares issuable as dividends with respect to the Series B Convertible Preferred Stock.

(91)  Assumes that all securities registered will be sold.

(92) The selling stockholder has contractually agreed to restrict its ability to convert their shares of preferred stock and/or convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the convertible notes and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(93) The directors of Drake Investments Ltd. are Dudley R. Cottingham, S. Arthur Morris and Chris C. Morris, who have voting and investment control over such securities.

(94)  Arthur Steinberg has voting and investment control over such securities.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In November 2005 we granted Duncan Capital Group LLC and DCI Master LDC ("Optionees") a five-year option to purchase up to 250,000 shares of common stock in the company at an exercise price of $1.00 per share, in consideration for Optionee's agreeing, in connection with our acquisition of American Benefit Resources, Inc. ("ABR"), to enter into a put agreement with ABR and IBF Fund Liquidating LLC whereby Optionees may become obligated, between the second and third anniversaries of the closing of the acquisition, to repurchase, for up to $1 million, the shares delivered to ABR as a portion of the purchase price of ABR.

In December 2005 we entered into a lease agreement with DC Associates for the lease of two offices and shared conference, reception and information technology services in Manhattan on a month-to-month basis at the rate of $15,000 per month per office, which we believe to be a fair market rate based upon our study of executive office suite rates in the midtown Manhattan area. DC Associates is controlled by Michael Crow, one of our principal shareholders.


                                  LEGAL MATTERS

      Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

                                     EXPERTS

      The consolidated financial statements of Duncan Capital Financial Group, Inc. and Subsidiaries at December 31, 2004 and the period December 13, 2004 (date of capitalization) through December 31, 2004 and the combined financial statements of Pension Administration Services, Inc. and Affiliates at December 31, 2004 and each of the years in the two-year period ended December 31, 2004 included in and made a part of this document have been audited by Rothstein, Kass & Company, P.C., independent auditors, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

      The consolidated financial statements at December 31, 2004 and 2003 of Fast Eddie Racing Stables, Inc. included in and made a part of this document have been audited by S.W. Hatfield, CPA, independent auditors, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

      The consolidated financials statements of American Benefit Resources, Inc. as of December 31, 2004 and 2003 and for the years then ended included in and made a part of this document have been audited by Eisner LLP, independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

      The consolidated financial statements at December 31, 2004 and 2003 of Stephen H. Rosen & Associates, Inc. and Affiliate included in and made a part of this document have been audited by Rothstein, Kass & Company, P.C., independent auditors, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

      The consolidated financials statements at February 28, 2005 and February 29, 2004 of Valley Forge Enterprises, Ltd. and subsidiaries included in and made a part of this document have been audited by Pressman Ciocca Smith, LLP, independent auditors, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

      On March 11, 2005, the Board of Directors notified S.W. Hatfield, CPA ("SWHCPA") of their termination as the independent auditor of the Company in conjunction with the March 9, 2005 change of control of the Company. No report by SWHCPA on the Company's financial statements for either of the past years contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles, except for a going concern opinion expressing substantial doubt about the ability of the Company to continue as a going concern. During the Company's two most recent fiscal years (ended December 31, 2004 and 2003) and from January 1 through March 11, 2005, there were no disagreements with SWHCPA on any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure. There were no reportable events, as described in Item 304(a)(1)(iv)(B) of Regulation S-B, during the Company's two most recent fiscal years (ended December 31, 2004 and 2003) and from January 1, 2005 to the date of this Prospectus.

      On March 14, 2005, as a result of the change in control of the Company, we engaged Rothstein, Kass & Company, P.C. ("Rothstein Kass") as our new independent auditors. Since the merger was a reverse acquisition and Duncan was the acquirer for accounting purposes, the pre-acquisition financial statements of Duncan are now our historical financial statements, and those financial statements were audited by Rothstein Kass. We did not consult with Rothstein Kass at any time prior to the March 9, 2005 change in control or subsequent thereto, including the Company's two most recent fiscal years ended December 31, 2004 and 2003, and the subsequent interim period through the date of this Prospectus, regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-B.

      We previously provided SWHCPA with a copy of a Current Report on Form 8-K with respect to the circumstances of its termination and requested that SWHCPA furnish us with a letter addressed to the Securities and Exchange Commission with a letter stating whether SWHCPA agreed with the above statements. The letter from SWHCPA reflecting its agreement with such statements filed as
Exhibit 16.1 to our Form 8-K filed with the Securities and Exchange Commission on March 15, 2005.

                              AVAILABLE INFORMATION

      We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of our company, filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

      We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street N.E., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov or by phone at 1-800-SEC-0330.

                              FINANCIAL STATEMENTS

                                TABLE OF CONTENTS

                        DESCRIPTION                                         PAGE

Unaudited Pro Forma Combined Condensed Statement of Operations
  of National Investment Managers Inc. and Duncan Capital
  Financial Group, Inc.                                                      F-3

Financial Statements of Fast Eddie Racing Stables, Inc. - December 31,
  2004 and December 31, 2003                                                 F-6

Consolidated Financial Statements of Duncan Capital Financial Group,
  Inc. and Subsidiaries - December 31, 2004                                 F-17

Combined Financial Statements of Pension Administration Services, Inc,
  and Affiliates - December 31, 2004 and December 31, 2003                  F-32

Consolidated Financial Statements of National Investment Managers Inc.
  and Subsidiaries (unaudited) - September 30, 2005                         F-40

Consolidated Financial Statements of American Benefit Resources, Inc.
  and Subsidiaries (unaudited) - December 31, 2004 and December 31, 2003    F-52

Consolidated Financial Statements of Valley Forge Enterprises, Ltd.
  and Subsidiaries (unaudited) - February 28, 2005 and February 29, 2004    F-67

Consolidated Financial Statements of Stephen H. Rosen & Associates,
  Inc. and Affiliate - December 31, 2004 and December 31, 2003              F-76

Pro Form Condensed Consolidated Financial Statements for National
  Investment Managers Inc. and Subsidiaries                                 F-85

                        NATIONAL INVESTMENT MANAGERS INC.


Unaudited Pro Forma Combined Condensed Financial Statement of Operations of National Investment Managers Inc. and Duncan Capital Financial Group, Inc.

On February 18, 2005, Fast Eddie Racing Stables, Inc. ("FEST") entered into an Agreement and Plan of Reorganization (the "Acquisition") with Duncan Capital Financial Group, Inc. ("DCFG"). On March 9, 2005, FEST completed the acquisition of DCFG. On March 15, 2005, FEST changed its name to National Investment Managers Inc. ("NIVM"). The acquisition was completed in exchange for the issuance of 12,040,000 shares of common stock to the shareholders of DCFG and DCFG became a wholly-owned subsidiary of FEST. Under the terms of the agreement, the former shareholders of DCFG hold approximately 94% of the outstanding shares of FEST immediately after the effective time of the merger. As the former shareholders of DCFG will control FEST after the transaction, the merger will be accounted for as a reverse acquisition under which, for accounting purposes, DCFG is deemed to be the acquirer and FEST is deemed to be the acquired entity. On December 13, 2004, DCFG acquired 100% of the capital stock of its wholly-owned subsidiaries, Pension Administration Services, Inc., Complete Investment Management Inc. of Philadelphia and MD Bluestein, Inc. ("PAS Group"). The PAS Group acquisition is being accounted for as a purchase as if it were effectively completed on December 31, 2004. Under these accounting principles, the post-merger company financial statements will represent DCFG and its wholly-owned subsidiaries on a historical basis consolidated with the results of operations of FEST from the effective date of the merger.

The unaudited pro forma combined condensed statement of operations, which gives effect to the transactions had they occurred on January 1, 2004, should be read in conjunction with the historical financial statements of FEST, DCFG and the PAS Group.

The unaudited pro forma combined condensed statement of operations is not necessarily indicative of the actual results of operations or financial position that would have occurred had the Acquisition and the acquisition of the PAS Group and the above-described merger transactions of FEST, DCFG and the PAS Group occurred. All information contained herein should be read in conjunction with the financial statements and the notes thereto of and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in FEST's annual report filed on Form 10-KSB for the year ended December 31, 2004 which has been incorporated by reference.

                        National Investment Managers Inc.

         Unaudited Pro Forma Combined Condensed Statement of Operations

                      For the Year ended December 31, 2004

                                                   Historical

                                   National        Duncan          Pension
                                  Investment      Capital       Administration                     Pro Forma
                                   Managers      Financial      Services, Inc.    Pro Forma         Combined
                                     Inc.       Group, Inc.     and Affiliates   Adjustments        Company
REVENUES                          $       --    $         --    $    2,091,210   $                   2,091,210

SELLING EXPENSES                                                       950,663                         950,663

GENERAL AND ADMINISTRATIVE
  EXPENSES                             9,946          81,344         1,131,189                       1,222,479

INCOME (LOSS) FROM OPERATIONS         (9,946)        (81,344)            9,358                         (81,932)

OTHER                                                                               (215,000)(b)      (215,000)

INTEREST INCOME                           18                             1,653                           1,671

                                      (9,928)        (81,344)           11,011      (215,000)         (295,261)

INCOME TAXES - PAS                                                                    (3,000)(a)        (3,000)


DEFERRED INCOME TAX BENEFIT                            9,000                                             9,000

NET INCOME (LOSS)                 $   (9,928)   $    (72,344)   $       11,011      (218,000)         (289,261)

BASIC AND DILUTED INCOME (LOSS)
  PER COMMON SHARE                $    (0.00)   $      (0.01)   $         9.66                           (0.02)

WEGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING (c)    5,000,000      12,040,000             1,140                      12,874,000

(a) Represents pro forma income taxes for Pension Administration Services, Inc. and Affiliates as if these entities were taxed under Subchapter C (and not Subchapter S) of the Internal Revenue Code. See page 24 of this Form SB-2/A regarding the change in tax status.

(b) Represents transaction costs associated with the reverse acquisition, including $200,000 to settle outstanding liabilities of the registrant and $15,000 of related legal fees.

(c) Unaudited pro forma combined basic and diluted share information of NIM and DCFG and earnings per share for the year ended December 31, 2004 are as follows:

                                                            Year Ended
                                                         December 31, 2004

NIM historical weighted average shares outstanding               5,000,000
Adjusted for plan of reorganization (a)                         (4,166,000)
NIM pro forma weighted average shares outstanding                  834,000

DCFG historical weighted average shares outstanding             12,040,000

Pro forma combined weighted average shares outstanding          12,874,000

(a) After giving effect a 20:1 reverse split of the company's common stock and the subsequent issuance of 534,000 shares in February 2005 to twelve accredited investors as a private placement under Section 4(2) of the Securities Act of 1933.

                 See accompanying notes to unaudited Pro Forma
                   combined condensed financial statements .

                        LETTERHEAD OF S. W. HATFIELD, CPA

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Fast Eddie Racing Stables, Inc.

We have audited the accompanying balance sheets of Fast Eddie Racing Stables, Inc. (a Florida corporation) as of December 31, 2004 and 2003 and the related statements of operations and comprehensive loss, changes in shareholders' equity (deficit) and cash flows for the each of the two years ended December 31, 2004 and 2003, respectively. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fast Eddie Racing Stables, Inc. as of December 31, 2004 and 2003 and the results of its operations and its cash flows for the each of the two years ended December 31, 2004 and 2003, respectively, in conformity with generally accepted accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note C to the financial statements, the Company has no viable operations or significant assets and is dependent upon significant shareholders to provide sufficient working capital to maintain the integrity of the corporate entity. These circumstances create substantial doubt about the Company's ability to continue as a going concern and are discussed in Note C. The financial statements do not contain any adjustments that might result from the outcome of these uncertainties.

                             /s/ S. W. Hatfield, CPA

                               S. W. HATFIELD, CPA

Dallas, Texas

February 2, 2005

                         FAST EDDIE RACING STABLES, INC.

                                 BALANCE SHEETS

                           December 31, 2004 and 2003

                                                                              December 31,    December 31,
                                                                                  2004            2003

                                     ASSETS

CURRENT ASSETS
Cash on hand and in bank                                                      $     10,617    $         --
TOTAL CURRENT ASSETS                                                                10,617              --
TOTAL ASSETS                                                                  $     10,617    $         --
                 LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
LIABILITIES
CURRENT LIABILITIES
Accounts payable - trade                                                      $         --    $      7,000
TOTAL CURRENT LIABILITIES                                                               --           7,000
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY (DEFICIT)
Common stock - $0.001 par value 100,000,000 shares authorized 5,000,000 and
  2,245,500 shares issued and outstanding, respectively                              5,000           2,245
Additional paid-in capital                                                         782,200         757,410
Accumulated deficit                                                               (776,583)       (766,655)
TOTAL SHAREHOLDERS' EQUITY (DEFICIT)                                                10,617          (7,000)
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                    $     10,617    $         --

   The accompanying notes are an integral part of these financial statements.

                         FAST EDDIE RACING STABLES, INC.

                 STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

                     Years ended December 31, 2004 and 2003

                                                                                     Year ended           Year ended
                                                                                  December 31, 2004    December 31, 2003

REVENUES                                                                          $              --    $              --
EXPENSES
General and administrative expenses                                                           9,946                1,000
Total operating expenses                                                                      9,946                1,000
LOSS FROM OPERATIONS                                                                         (9,946)              (1,000)
OTHER INCOME
Interest income                                                                                  18                   --
LOSS BEFORE PROVISION FOR INCOME TAXES                                                       (9,928)              (1,000)
PROVISION FOR INCOME TAXES                                                                       --                   --
NET LOSS                                                                                     (9,928)              (1,000)
OTHER COMPREHENSIVE INCOME                                                                       --                   --
COMPREHENSIVE LOSS                                                                $          (9,928)   $          (1,000)
Earnings per share of common stock outstanding computed on net loss - basic and
  fully diluted                                                                                 nil                  nil
Weighted-average number of shares outstanding - basic and fully diluted                   3,374,393            2,245,000


   The accompanying notes are an integral part of these financial statements.

                         FAST EDDIE RACING STABLES, INC.

                  STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

                     Years ended December 31, 2004 and 2003

                                        Common Stock
                                     -----------------
                                                         Additional
                                                          paid-in     Accumulated
                                     Shares     Amount    capital       deficit       Total

BALANCES AT JANUARY 1, 2003         2,245,500   $2,245   $  757,410   $  (765,655)   $ (6,000)
Net loss for the year                      --       --           --        (1,000)     (1,000)
BALANCES AT DECEMBER 31, 2003       2,245,000    2,245      757,410      (766,655)     (7,000)
Private placement of common stock   2,754,500    2,755       24,790            --      27,545
Net loss for the year                      --       --           --        (9,928)     (9,928)
BALANCES AT DECEMBER 31, 2004       5,000,000   $5,000   $  782,200   $  (776,583)   $ 10,617

   The accompanying notes are an integral part of these financial statements.

                         FAST EDDIE RACING STABLES, INC.

                            STATEMENTS OF CASH FLOWS

                     Years ended December 31, 2004 and 2003

                                                                                    Year ended           Year ended
                                                                                 December 31, 2004    December 31, 2003

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss) for the period                                                 $          (9,928)   $          (1,000)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization                                                                   --                   --
Increase (Decrease) in Accounts payable - trade                                             (7,000)               1,000
NET CASH USED IN OPERATING ACTIVITIES                                                      (16,928)                  --
CASH FLOWS FROM INVESTING ACTIVITIES                                                            --                   --
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock                                                          27,545                   --
NET CASH PROVIDED BY FINANCING ACTIVITIES                                                   27,545                   --
INCREASE (DECREASE) IN CASH                                                                 10,617                   --
Cash at beginning of period                                                                     --                   --
CASH AT END OF PERIOD                                                            $          10,617    $              --
SUPPLEMENTAL DISCLOSURE OF INTEREST AND INCOME TAXES PAID
Interest paid for the year                                                       $              --    $              --
Income taxes paid for the year                                                   $              --    $              --

   The accompanying notes are an integral part of these financial statements.

                         FAST EDDIE RACING STABLES, INC.

                          NOTES TO FINANCIAL STATEMENTS

NOTE A - ORGANIZATION AND DESCRIPTION OF BUSINESS

Fast Eddie Racing Stables, Inc. (Company) was originally incorporated on April 3, 1981 in accordance with the Laws of the State of Florida.

The Company was originally formed for the purpose of acquiring, racing, breeding and selling standardbred race horses (trotters and pacers). The Company commenced business operations in September 1983.

In October 1985, the Company completed a public offering of 800,000 shares through a Registration Statement on Form S-18 (Registration No. 2-98198-A). The Company realized gross proceeds of approximately $800,000 and net proceeds of approximately $646,000. The proceeds were used to purchase race horses and to support operations.

During the year ended December 31, 1989, the Company sold or otherwise disposed of all race horses in order to settle then-outstanding indebtedness. Since December 31, 1989, the Company has had no operations, assets or liabilities. The Company's current principal business activity is to seek a suitable reverse acquisition candidate through acquisition, merger or other suitable business combination method.

NOTE B - PREPARATION OF FINANCIAL STATEMENTS

The Company follows the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America and has a year-end of December 31.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company's system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented

NOTE C - GOING CONCERN UNCERTAINTY

The Company was originally formed in 1981 for the purpose of acquiring, racing, breeding and selling standardbred race horses (trotters and pacers). During the year ended December 31, 1989, the Company sold or otherwise disposed of all race horses in order to settle then-outstanding indebtedness. Since December 31, 1989, the Company has had no operations, assets or liabilities. The Company's current principal business activity is to seek a suitable reverse acquisition candidate through acquisition, merger or other suitable business combination method. The Company has had no operations, or significant assets since 1989.

                         FAST EDDIE RACING STABLES, INC.

NOTE C - GOING CONCERN UNCERTAINTY - CONTINUED

The Company's continued existence is dependent upon its ability to generate sufficient cash flows from operations to support its daily operations as well as provide sufficient resources to retire existing liabilities and obligations on a timely basis.

The Company anticipates future issuances and/or sales of equity securities to facilitate either the consummation of a business combination transaction or to raise working capital to support and preserve the integrity of the corporate entity. However, there is no assurance that the Company will be able to obtain additional funding through the sales of additional equity securities or, that such funding, if available, will be obtained on terms favorable to or affordable by the Company.

If no additional operating capital is received during the next twelve months, the Company will be forced to rely on existing cash in the bank and upon additional funds loaned by management and/or significant stockholders to preserve the integrity of the corporate entity at this time. In the event the Company is unable to acquire advances from management and/or significant stockholders, the Company's ongoing operations would be negatively impacted.

It is the intent of management and significant stockholders to provide sufficient working capital necessary to support and preserve the integrity of the corporate entity. However, no formal commitments or arrangements to advance or loan funds to the Company or repay any such advances or loans exist. There is no legal obligation for either management or significant stockholders to provide additional future funding.

While the Company is of the opinion that good faith estimates of the Company's ability to secure additional capital in the future to reach our goals have been made, there is no guarantee that the Company will receive sufficient funding to sustain operations or implement any future business plan steps.

NOTE D - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1. Cash and cash equivalents

For Statement of Cash Flows purposes, the Company considers all cash on hand and in banks, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

2. Income Taxes

The Company uses the asset and liability method of accounting for income taxes. At December 31, 2004 and 2003, respectively, the deferred tax asset and deferred tax liability accounts, as recorded when material to the financial statements, are entirely the result of temporary differences. Temporary differences represent differences in the recognition of assets and liabilities for tax and financial reporting purposes, primarily accumulated depreciation and amortization, allowance for doubtful accounts and vacation accruals.

As of December 31, 2004 and 2003, the deferred tax asset related to the Company's net operating loss carryforward is fully reserved. Due to the provisions of Internal Revenue Code Section 338, the Company may have no net operating loss carryforwards available to offset financial statement or tax return taxable income in future periods as a result of a change in control involving 50 percentage points or more of the issued and outstanding securities of the Company.

                         FAST EDDIE RACING STABLES, INC.

NOTE D - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

3. Earnings (loss) per share

Basic earnings (loss) per share is computed by dividing the net income (loss) available to common shareholders by the weighted-average number of common shares outstanding during the respective period presented in our accompanying financial statements. Fully diluted earnings (loss) per share is computed similar to basic income (loss) per share except that the denominator is increased to include the number of common stock equivalents (primarily outstanding options and warrants).

Common stock equivalents represent the dilutive effect of the assumed exercise of the outstanding stock options and warrants, using the treasury stock method, at either the beginning of the respective period presented or the date of issuance, whichever is later, and only if the common stock equivalents are considered dilutive based upon the Company's net income (loss) position at the calculation date.

At December 31, 2004 and 2003, and subsequent thereto, the Company had no outstanding common stock equivalents.

NOTE E - FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amount of cash, accounts receivable, accounts payable and notes payable, as applicable, approximates fair value due to the short term nature of these items and/or the current interest rates payable in relation to current market conditions.

Interest rate risk is the risk that the Company's earnings are subject to fluctuations in interest rates on either investments or on debt and is fully dependent upon the volatility of these rates. The Company does not use derivative instruments to moderate its exposure to interest rate risk, if any.

Financial risk is the risk that the Company's earnings are subject to fluctuations in interest rates or foreign exchange rates and are fully dependent upon the volatility of these rates. The company does not use derivative instruments to moderate its exposure to financial risk, if any.

NOTE F - INCOME TAXES

The components of income tax (benefit) expense for each of the years ended December 31, 2004 and 2003, are as follows:

                Year ended                   Year ended
               December 31,                 December 31,

                   2004                         2003

Federal:
Current        $      --                    $        --
Deferred              --                             --
                      --                             --
State:
Current               --                             --
Deferred              --                             --
                      --                             --
Total          $      --                    $        --

                         FAST EDDIE RACING STABLES, INC.

NOTE F - INCOME TAXES - CONTINUED

As a result of an 2004 change in control, the Company has a nominal net operating loss carryforwards for income tax purposes. The amount and availability of any net operating loss carryforwards may be subject to limitations set forth by the Internal Revenue Code. Factors such as the number of shares ultimately issued within a three year look-back period; whether there is a deemed more than 50 percent change in control; the applicable long-term tax exempt bond rate; continuity of historical business; and subsequent income of the Company all enter into the annual computation of allowable annual utilization of the carryforwards.

The Company's income tax expense (benefit) for each of the years ended December 31, 2004 and 2003, respectively, differed from the statutory federal rate of 34 percent as follows:

                                                                                    Year ended      Year ended
                                                                                   December 31,    December 31,

                                                                                        2004            2003

Statutory rate applied to income before income taxes                               $     (3,375)   $       (340)
Increase (decrease) in income taxes resulting from:
State income taxes                                                                           --              --
Other, including reserve for deferred tax asset and application of net operating
  loss carryforward                                                                       3,375             340
Income tax expense                                                                 $         --    $         --


Temporary differences, consisting primarily of statutory deferrals of expenses for organizational costs and statutory differences in the depreciable lives for property and equipment, between the financial statement carrying amounts and tax bases of assets and liabilities give rise to deferred tax assets and liabilities as of December 31, 2004 and 2003, respectively:

                                                             December 31,    December 31,
                                                                  2004            2003

Deferred tax assets, reflecting the 2004 change in control
Net operating loss carryforwards                             $      3,375    $         --
Less valuation allowance                                           (3,375)             --
Net Deferred Tax Asset                                       $         --    $         --


During the years ended December 31, 2004 and 2003, the reserve for the deferred current tax asset increased by approximately $3,375.

NOTE G - COMMON STOCK TRANSACTIONS

On August 19, 2004, at a Special Meeting of the Company Shareholders, an action was approved to increase the authorized number of shares of common stock to be issued from 5,000,000 to 100,000,000. Additionally, the Company changed the par value from $0.01 per share to $0.001 per share. This action has been registered with the State of Florida as an amendment to the Company's Articles of Incorporation and is reflected in the accompanying financial statements as of the first day of the first period presented.

                         FAST EDDIE RACING STABLES, INC.

NOTE G - COMMON STOCK TRANSACTIONS - CONTINUED

On August 4, 2004, the Company sold 2,754,500 shares of restricted common stock at $0.01 per share for gross proceeds of $27,545, pursuant to a subscription agreement, to Glenn A. Little, who became the Company's current Chief Executive Officer. The Company relied upon Section 4(2) of The Securities Act of 1933, as amended, for an exemption from registration of these shares and no underwriter was used in this transaction. As a result of this transaction, Glenn A. Little became the Company's controlling shareholder, owning 3,554,000 of the 5,000,000 shares issued and outstanding shares of the Registrant's common stock, or approximately 71.08%, at the close of business on August 4, 2004.

NOTE H - SUBSEQUENT EVENT

On January 18, 2005, by written consents in lieu of meeting, shareholders representing approximately 70% of the issued and outstanding shares of the Company's common stock approved a recommendation of the Company's Board of Directors to effect a one share for twenty shares reverse split of the Company's common stock, par value $.001 per share, with all fractional shares rounded up to the nearest whole share.

As a result of the reverse split, the total number of issued and outstanding shares of our common stock will be decreased from 5,000,000 shares to approximately 250,000 shares. The Company's Board of Directors anticipates this event will occur on or about February 18, 2005.

                      DUNCAN CAPITAL FINANCIAL GROUP, INC.

                                AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS

                                       AND

                        REPORT OF INDEPENDENT REGISTERED

                             PUBLIC ACCOUNTING FIRM

                                DECEMBER 31, 2004

DUNCAN CAPITAL FINANCIAL GROUP, INC. AND SUBSIDIARIES

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Duncan Capital Financial Group, Inc.

We have audited the accompanying consolidated balance sheet of Duncan Capital Financial Group, Inc. and Subsidiaries as of December 31, 2004, and the related consolidated statements of operations, stockholders' equity and cash flows for the period from December 13, 2004 (date of capitalization) through December 31, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Duncan Capital Financial Group, Inc. and Subsidiaries as of December 31, 2004, and the results of their operations and their cash flows for the period from December 13, 2004 (date of capitalization) through December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey

March 9, 2005

DUNCAN CAPITAL FINANCIAL GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

December 31, 2004

ASSETS

Current assets
Cash                                                      $    89,779
Accounts receivable, net of allowance for doubtful
accounts of $11,000                                           116,370
Due from escrow agent                                          17,102
Prepaid expenses and other current assets                       4,360
Total current assets                                          227,611

Property and equipment                                         50,000

Other assets
Goodwill                                                    1,374,486
Customer lists/relationships                                3,100,000
Other intangibles                                             250,000
Deferred tax asset                                              9,000
                                                            4,733,486

                                                          $ 5,011,097
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Long-term debt, current portion                           $   121,879
Accounts payable                                               10,917
Accrued expenses and other current liabilities                178,774
Total current liabilities                                     311,570

Long-term liabilities
Long-term debt, less current portion                          243,756
Deferred tax liability                                      1,364,139
                                                            1,607,895
Stockholders' equity
Preferred stock, $.001 par value, authorized 10,000,000
  shares; 4,000,000 designated as Series A shares, of
  which 3,820,000 shares issued and outstanding
  (liquidation preference $3,820,000)                           3,820
Common stock, $.001 par value, authorized 50,000,000
  shares; issued and outstanding 12,040,000 shares             12,040
Additional paid-in capital                                  3,148,116
Accumulated deficit                                           (72,344)
Total stockholders' equity                                  3,091,632
                                                          $ 5,011,097

          See accompanying notes to consolidated financial statements

DUNCAN CAPITAL FINANCIAL GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

Period December 13, 2004 (date of capitalization) through December 31, 2004

Revenues                                     $         --

Operating expenses                                 81,344

Loss from operations                              (81,344)

Deferred income tax benefit                         9,000

Net loss attributed to common stockholders   $     72,344

Weighted average common shares outstanding     12,040,000

Loss per common share - basic and diluted    $       0.01

See accompanying notes to consolidated financial statements.

DUNCAN CAPITAL FINANCIAL GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

Period December 13, 2004 (date of capitalization) through December 31, 2004

                                                                                  Additional                         Total
                                  Preferred Stock            Common Stock          Paid - In     Accumulated     Stockholders'
                                 Shares      Amount       Shares       Amount       Capital        Deficit          Equity

Issuance of shares to founder          --   $      --    2,500,000   $    2,500   $        --    $         --    $       2,500

Private placement (common)                               9,540,000        9,540     1,580,460                        1,590,000

Private placement (preferred)   3,820,000       3,820                               1,906,180                        1,910,000

Private placement closing
costs and other                                                                      (377,500)                        (377,500)

Stock-based compensation                                                               38,976                           38,976

Net loss                                                                                              (72,344)         (72,344)

Balances, December 31, 2004     3,820,000   $   3,820   12,040,000   $   12,040   $ 3,148,116    $    (72,344)   $   3,091,632

See accompanying notes to consolidated financial statements.

DUNCAN CAPITAL FINANCIAL GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

Period December 13, 2004 (date of capitalization) through December 31, 2004

Cash flows from operating activities
Net loss                                                                          $   (72,344)
Adjustments to reconcile net loss to net
  cash used in operating activities:
Stock-based compensation                                                               38,976
Deferred income tax benefit                                                            (9,000)
Increase in accrued expenses and other current liabilities                                638

Net cash used in operating activities                                                 (41,730)

Cash flows from investing activities
Acquisition of PAS, net of cash acquired of $81,509                                (3,026,389)

Cash flows from financing activities
Proceeds from sales of common and preferred stock,
net of closing costs and amount due from escrow agent                               3,157,898

Net increase in cash                                                                   89,779

Cash, beginning of period

Cash, end of period                                                               $    89,779

Supplemental disclosure of non cash investing and financing activities:

The Company purchased 100% of the common stock of PAS for initial consideration of $3,473,533, excluding a Holdback Amount which is contingent upon certain future events. In conjunction with the acquisition, notes were issued and liabilities were assumed as follows:

Fair value of assets acquired                                                     $ 4,976,725
Cash paid                                                                          (3,107,898)
Notes issued                                                                         (365,635)
Accrued acquisition costs                                                             (27,500)

Liabilities assumed                                                               $ 1,475,692

In connection with the Company's private placement, $50,000 of closing costs were accrued at December 31, 2004.

See accompanying notes to consolidated financial statements.

DUNCAN CAPITAL FINANCIAL GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      1. Basis of presentation and nature of business

Duncan Capital Financial Group, Inc. ("Duncan"), was formed and incorporated in the State of Delaware on November 24, 2004 to acquire substantially all of the net assets of Pension Administrative Services, Inc. and affiliates ("PAS").

On December 13, 2004, Duncan acquired 100% of the common stock of PAS for total consideration of $3,656,350, of which $3,107,898 was payable in cash at the closing, $365,635 is due in 12 quarterly installments commencing March 1, 2005 and $182,817 is contingent upon certain future events. However, the acquisition is being accounted for as a purchase as if it was effectively completed on December 31, 2004.

PAS is a pension consulting and asset management firm focused on serving the small business community in the Philadelphia metropolitan area. Revenues are generated from pension consulting and annual administration service fees, investment management fees and the sale of life insurance products.

      2. Summary of significant accounting policies

Principles of Consolidation

The consolidated balance sheet includes the accounts of Duncan and PAS (collectively, "the Company"). All intercompany balances have been eliminated in consolidation. The results of operations and cash flows of PAS are not included in the accompanying consolidated financial statements since the date of acquisition is December 31, 2004.

Accounts Receivable

The Company carries its accounts receivable at cost less an allowance for doubtful accounts. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, based on a history of past write-offs and collections and current credit conditions. Accounts are written-off as uncollectible once the Company has exhausted its collection means.

Property and Equipment

PAS property and equipment has been stated at fair value at the effective date of the acquisition. The Company will provide for depreciation and amortization using the straight-line method over the assets' estimated useful lives, generally ranging from 3 to 7 years.

Goodwill

Goodwill will not be amortized; rather, goodwill will be subject to at least an annual assessment for impairment applying a fair-value based test.

DUNCAN CAPITAL FINANCIAL GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      2. Summary of significant accounting policies (continued)

Other Intangibles Assets

Other intangible assets recognized in connection with the PAS acquisition include the following:

                                 Amount     Estimated Life

Customer lists/relationships   $3,100,000      15 years
Covenant not to compete        $  200,000       3 years
Employment agreements          $   50,000        1 year

These other intangible assets will be amortized by use of the straight-line method over the estimated lives of the assets. Estimated annual amortization expense for each of the succeeding five years is approximately $323,000 in 2005, $273,000 in 2006 and 2007, and $207,000 in 2008 and 2009. The Company will periodically evaluate the recoverability of intangibles assets, taking into account events or circumstances that may warrant a revision to estimates of useful lives or impairment conditions.

Revenue Recognition

PAS earns fees for the development and implementation of corporate and executive benefit programs as well as fees for the duration as these programs are administered. PAS recognizes fee revenue when (i) persuasive evidence of an arrangement between PAS and the customer exists, (ii) delivery of the product to the customer has occurred or service has been provided to the customer, (iii) the price to the customer is fixed and determinable and (iv) collectibility of the sales price is reasonably assured.

Asset-based fees are earned for administrative services or consulting related to certain benefit plans. These fees are based on a percentage of assets under management and are paid quarterly. Revenue is recognized as services are rendered. Contingent commissions are recorded as revenue when received which, in many cases, is PAS's first notification of amounts earned.

Insurance commissions are recognized as revenue when the following three criteria are met (i) the policy application is substantially complete, (ii) the premium is paid and (iii) the insured party is contractually committed to the purchase of the insurance policy.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.

Benefit Plans

PAS has a defined contribution profit sharing plan with a 401(k) provision covering substantially all of its employees who meet certain eligibility requirements. Employer contributions to the Plan are determined at the discretion of the PAS board of directors.

DUNCAN CAPITAL FINANCIAL GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      2. Summary of significant accounting policies (continued)

PAS has established a SIMPLE retirement plan for its employees. All employees who receive at least $5,000 in compensation in any year may participate in the plan the following year. The plan provides that each participant may elect to reduce his or her salary, subject to certain limits, and have the Company contribute the salary reduction amount to the employee's SIMPLE IRA account. The Company matches each eligible employee's contribution equal to the employee's salary reduction contribution up to a limit of 3% of the employee's compensation for the calendar year.

Income Taxes

The Company complies with Statement of Financial Accounting Standard ("SFAS") No. 109, "Accounting for Income Taxes," which requires and asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred income tax assets to the amount expected to be realized.

Fair Value of Financial Instruments

The fair value of the Company's assets and liabilities, which qualify as financial instruments under SFAS No. 107, "Disclosures About Fair Value of Financial Instruments," approximate the carrying amounts presented in the consolidated balance sheet.

Stock-based Compensation

The Company complies with the fair value recognition provisions of SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123 requires that compensation cost for all stock awards be calculated and recognized over the service period (generally equal to the vesting period). This compensation cost is determined using option pricing models intended to estimate the fair value of the awards at the grant date. An offsetting increase to stockholders' equity is recorded equal to the amount of the compensation expense charge. During 2004, the Company issued options and warrants underlying 858,000 shares of common stock in exchange for employee services. The Company recorded a charge to compensation in the amount of $38,976 in the accompanying consolidated financial statements. There was no cash flow effect resulting from these arrangements.

Options underlying 75,000 shares of common stock were issued to two executives of PAS in connection with the purchase by the Company of PAS. The options, which vest immediately, contain an exercise price of $1 per share and expire in 10 years.

A common stock purchase warrant underlying 783,000 shares of common stock was issued to an executive of the Company in connection with his employment by the Company. The warrant, which vests over a 12 month period, contains an exercise price of one sixth of one dollar per share and has a term of five years.

Once fully vested, the holders of the options and warrant will likely exercise those securities at a point in time when the market price per share of common stock exceeds the exercise price of the security. This exercise will generate cash for the Company and increase the common shares outstanding, thus reducing earnings per share.

DUNCAN CAPITAL FINANCIAL GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      2. Summary of significant accounting policies (continued)

The fair value of issued stock options and warrants are estimated on the date of grant using the Black-Scholes option-pricing model including the following assumptions: expected volatility of 25.0%, expected dividend yield rate of 0%, expected life over the term, generally, 5 or 10 years, and a risk-free interest rate of 4.2%.

Net Loss Per Common Share

Basic net loss per common share is computed using the weighted average number of common shares outstanding during the period. Diluted net loss per common share is computed using the weighted average number of common shares outstanding during the period plus the effect of any dilutive potential common shares. Dilutive potential common shares consist of the assumed exercise of stock options and warrants, the proceeds of which are then assumed to have been used to repurchase outstanding stock using the treasury stock method, and the assumed conversion of convertible preferred stock. Potential common shares aggregating approximately 7.1 million were excluded from the calculation of net loss per common share for the periods presented since their inclusion would be antidilutive.

      3. Accrued expenses and other current liabilities

At December 31, 2004, accrued expenses and other current liabilities consisted of the following:

Accrued professional fees:                     $ 77,500

Accrued commissions and related liabilities:     94,159
Other                                             7,115
                                               $178,774

      4. Long-term debt

Long-term debt consists of $365,635 convertible notes payable recorded in connection with the PAS acquisition. The notes bear interest at 7% per annum with principal payable in 12 consecutive quarterly installments commencing March 2005. The notes are convertible into the Company's common stock at the holder's option at a conversion rate equal to fair market value.

Principal payments, not adjusted for the February 2005 conversion of $215,635 into common stock (see Note 10), due on long-term debt are as follows:

Year ending December 31,

2005                         $ 121,879
2006                           121,878
2007                           121,878

DUNCAN CAPITAL FINANCIAL GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      5. Capital stock

The Company is authorized to issue 50,000,000 shares of common stock with a par value of $.001 per share. As of December 31, 2004, the Company has issued and outstanding 12,040,000 shares of common stock. The Company is also authorized to issue 10,000,000 shares of preferred stock of which 4,000,000 are designated as Series A Convertible Preferred Stock with a par value of $.001 per share. There are 3,820,000 shares of Series A Convertible Preferred Stock outstanding at December 31, 2004. Each share of Series A Convertible Preferred Stock is convertible into one share of common stock. Holders of the Series A Convertible Preferred Stock have the right to vote together with the holders of the Company's common stock as a single class. Each share of Series A Preferred Stock will have the number of votes corresponding to the number of shares of common stock into which the Series A Preferred Stock may be converted on the record date for determining stockholders entitled to vote. In addition, the holders of Series A Preferred Stock are entitled to receive annual dividends of $0.06 per share (12%), paid semi-annually if declared, in preference to the common stock on a cumulative basis. In the event of any liquidation or winding up of the Company, the holders of Series A Preferred Stock will be entitled to receive, in preference to holders of common stock, an amount equal to two times the original purchase price per share, plus any previously declared and unpaid dividends.

On December 13, 2004, the founder of the Company was issued 2,500,000 shares of common stock.

During December 2004, the Company sold securities in a private placement to certain investors for gross proceeds of $3,500,000. The costs of the private placement aggregated approximately $375,000, including $200,000 paid to a shareholder. The offering consisted of the sale of 9,540,000 shares of common stock at a price per share of $0.1667. In addition, 3,820,000 shares of Series A Convertible Preferred Stock were sold at a price of $0.50 per share. The purchasers of Series A Convertible Preferred Stock were also issued vested warrants to purchase one share of common stock for every two shares of Series A Convertible Preferred Stock purchased at an exercise price of $0.1667 exercisable for a period of five years from the date of the closing of the placement.

      6. Warrants and stock options

The following table summarizes information about warrants issued in December 2004 and outstanding at December 31, 2004.

                                  Warrants Outstanding                            Warrants Exercisable

                                                Weighted Average                                   Weighted
                          Number                Contractual Life           Number                   Average
Exercise price         Outstanding                  (Years)              Exercisable            Exercise Price
    $ .1667             2,693,000                     5.0                 2,040,500                 $ .1667

DUNCAN CAPITAL FINANCIAL GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      6. Warrants and stock options (continued)

The following table summarizes information about stock options issued in December 2004 and outstanding at December 31, 2004.

                                  Options Outstanding                             Options Exercisable

                                                Weighted Average                                   Weighted
                          Number                Contractual Life           Number                   Average
Exercise price         Outstanding                  (Years)             Exercisable             Exercise Price
    $ 1.00                75,000                      10.0                 75,000                   $ 1.00


      7. Income taxes

At December 31, 2004, the Company had an approximate $42,000 net operating loss carryforward ("NOL") which expires in 2024. The $42,000 NOL resulted in an estimated $9,000 deferred tax asset as of December 31, 2004. The Company's deferred tax liability of approximately $1.4 million at December 31, 2004 represents the difference between book and tax bases of intangible and fixed assets.

The following table presents the principal reasons for the differences between the U.S. federal statutory income tax rate and the effective tax rate for the period December 13, 2004 (date of capitalization) through December 31, 2004.

U.S. federal statutory income tax rate            (20)%

State income taxes rate, net of federal benefit    (3)
Non deductiblity of stock-based compensation       12

Effective income tax rate                         (11)%

      8. Commitments

Office Lease

PAS is obligated under an office lease that expires in March 2005. In addition to the base rent, the lease provides for PAS to pay property taxes and operating expenses over base period amounts. Future minimum annual lease payments, excluding property taxes and operating expenses, through March 2005 are approximately $15,000. The Company is currently negotiating an extension to this office lease.

DUNCAN CAPITAL FINANCIAL GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      8. Commitments (continued)

Other Leases

PAS leases certain office equipment under a non-cancelable operating lease expiring in September 2005. Approximate aggregate future minimum lease payments in 2005 are $2,000.

      9. Acquisition of PAS effective December 31, 2004

On December 13, 2004, Duncan purchased 100% of the common stock of PAS. However, the acquisition is being accounted for as a purchase as if it was effectively completed on December 31, 2004. The initial purchase price consists of $3,107,898 of cash paid at the closing and $365,635 due in 12 quarterly installments commencing March 1, 2005. An additional $182,817 is contingent upon certain future events, as described in the following paragraph.

The Company's strategy in purchasing PAS was to acquire a pension advisory and investment management organization with recurring revenue streams, and consolidate these businesses to take advantage of economies of scale, efficiencies, and cross-selling opportunities. PAS had demonstrated stable revenue growth and cash flow with low client attrition rates. The Company plans to enhance revenues in PAS through cross-selling within a more diversified service and product base, the introduction of higher-margin, non-traditional investment management services and products and higher client retention through improved service.

The sum of $182,817 (`Holdback Amount") has been retained by Duncan until the consummation by either Duncan or PAS of the purchase of a business in the field of pension administration and/or investment advisory services which has been identified directly through the efforts of the President of PAS and approved by Duncan, at which time the Holdback Amount shall be paid, together with interest accrued thereon. The Holdback Amount shall be payable in cash and shall bear simple interest commencing on December 13, 2004 ("Closing Date") at the rate of seven percent (7%) per annum. If the purchase is not consummated within twenty-four (24) months of the Closing Date, the Holdback Amount shall immediately terminate, with all of the rights thereto automatically assigned to Duncan.

As part of the consideration received for the sale of PAS to Duncan, the President of PAS and another officer were awarded one year employment agreements, and agreed to be bound by three year non-compete agreements.

The acquisition of PAS is being accounted for under the purchase method of accounting in accordance with SFAS No. 141, "Business Combinations." Under the purchase method, assets acquired and liabilities assumed are recorded at their estimated fair values. Goodwill is recorded to the extent the purchase price, including certain acquisition and closing costs, exceeds the fair value of the net identifiable tangible and intangible assets acquired at the date of the acquisition.

DUNCAN CAPITAL FINANCIAL GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      9. Acquisition of PAS effective December 31, 2004 (continued)

The total initial purchase price for the acquisition of PAS of $3,501,033 (including $27,500 of acquisition costs) is being allocated on a preliminary basis as follows:

Assets acquired:

Cash                                             $   81,509
Accounts receivable                                 116,370
Prepaid expenses and other current assets             4,360
Property and equipment                               50,000
Customer lists/relationships                      3,100,000
Goodwill                                          1,374,486
Covenant not to compete                             200,000
Employment agreements                                50,000

Total                                             4,976,725

Liabilities assumed:
Accounts payable                                     10,917
Accrued expenses and other current liabilities      100,636
Deferred tax liability                            1,364,139

Total                                             1,475,692

Net purchase price                               $3,501,033


The indentifiable intangible assets listed above will be amortized for book purpose over the estimated useful lives of the assets (see Note 2). The amortization of the identifiable intangible assets and goodwill are not deductible for tax purposes. The total initial purchase price will be adjusted for actual acquisition and closing costs (which have not been determined but are not expected by the Company to be material) and any adjustments for the Holdback Amount, if applicable. Additional consideration or adjustments will be recorded in the consolidated financial statements as goodwill.

In connection with the PAS acquisition, the Company became obligated to make an aggregate annual payment of $200,000 under one-year employment agreements with the president and another officer of PAS. The Company also became obligated to issue options to purchase 75,000 shares of common stock at an exercise price of $1.00 per share to these individuals.

      10. Subsequent events

In January 2005, the Company entered into an agreement to borrow up to $500,000 in senior secured notes (the "Notes"). In January 2005, the Company borrowed $350,000 pursuant to this agreement. The Notes bear interest at the rate of 12% per annum and require payments of interest only, payable quarterly in arrears on the last day of each quarter. The principal, plus any accrued and unpaid interest, is due December 31, 2005.

DUNCAN CAPITAL FINANCIAL GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      10. Subsequent events (continued)

In February 2005, $215,635 of convertibles notes, plus accrued interest, were converted into 294,813 shares of common stock at $0.75 per share (see Notes 4 and 9).

In March 2005, the Company and a public "shell" company consummated a business combination whereby each share of the Company's outstanding common stock has been exchanged for one share of the public shell's common stock. As a result, the Company holds approximately 94% of the issued and outstanding common stock of the public "shell". The business combination will be accounted for as a reverse acquisition which, for accounting purposes, the Company is deemed to be the acquirer. Since the business combination will be accounted for as a reverse acquisition with a shell company, no goodwill is expected to be recorded.

                      PENSION ADMINISTRATION SERVICES, INC.

                                 AND AFFILIATES

PENSION ADMINISTRATION SERVICES, INC. AND AFFILIATES

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Pension Administration Services, Inc. and Affiliates

We have audited the accompanying combined balance sheet of Pension Administration Services, Inc. and Affiliates (collectively, the "Company") as of December 31, 2004, and the related combined statements of operations, stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 2004. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Pension Administration Services, Inc. and Affiliates as of December 31, 2004, and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey

February 25, 2005

PENSION ADMINISTRATION SERVICES, INC. AND AFFILIATES

COMBINED BALANCE SHEET

December 31, 2004

ASSETS

Current assets
Cash                                                 $  81,509
Accounts receivable, net of allowance for doubtful
accounts of $11,000                                    116,370
Prepaid expenses and other current assets                4,360

Total current assets                                 $ 202,239

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable                                     $  10,917
Accrued expenses and other current liabilities         100,636

Total current liabilities                              111,553

Commitments

Stockholders' equity
Common stock                                            11,100
Additional paid-in capital                                 900
Retained earnings                                      173,686
Less: Treasury stock at cost                           (95,000)

Total stockholders' equity                              90,686

                                                     $ 202,239

See accompanying notes to combined financial statements.

PENSION ADMINISTRATION SERVICES, INC. AND AFFILIATES

COMBINED STATEMENT OF OPERATIONS

Years Ended December 31,                 2004          2003

Revenues
Asset-based fees                      $  906,344   $   652,252
Fee income                               582,422       650,898
Commissions                              408,017       323,445
Other                                    194,427       212,466

                                       2,091,210     1,839,061

Operating expenses
Selling expenses                         950,663       766,779
General and administrative expenses    1,131,189     1,095,869

                                       2,081,852     1,862,648

Operating income (loss)                    9,358       (23,587)

Other income
Interest and dividend income               1,653         2,640
Gain on forgiveness of debt                             20,000

                                           1,653        22,640

Net income (loss)                     $   11,011   $      (947)

See accompanying notes to combined financial statements.

PENSION ADMINISTRATION SERVICES, INC. AND AFFILIATES

COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY

Years Ended December 31, 2004 and 2003

                                            Additional
                                Common        Paid-In     Retained        Treasury
                                 Stock        Capital     Earnings         Stock           Total

Balances, January 1, 2003     $    11,100   $       900   $ 458,795    $      (95,000)   $ 375,795

Net loss                                                       (947)                          (947)

Balances, December 31, 2003        11,100           900     457,848           (95,000)     374,848

Distribution to stockholder                                (295,173)                      (295,173)

Net income                                                   11,011                         11,011

Balances, December 31, 2004   $    11,100   $       900   $ 173,686    $      (95,000)   $  90,686

See accompanying notes to combined financial statements.

PENSION ADMINISTRATION SERVICES, INC. AND AFFILIATES

COMBINED STATEMENTS OF CASH FLOWS

Years Ended December 31,                                 2004         2003

Cash flows from operating activities
Net income (loss)                                     $  11,011    $    (947)
Adjustments to reconcile net income (loss) to net
  cash provided by (used in) operating activities:
Depreciation                                             16,015        8,188
Bad debt expense                                                       2,500
Gain on forgiveness of debt                                          (20,000)
Changes in operating assets and liabilities:
Accounts receivable                                      16,971          756
Prepaid expenses and other current assets                10,653      (14,531)
Accounts payable                                        (15,482)      19,837
Accrued expenses and other current liabilities           27,115      (11,109)

Net cash provided by (used in) operating activities      66,283      (15,306)

Cash flows from investing activities
Purchases of property and equipment                                   (7,041)
Payments on note receivable, stockholder                              45,304

Net cash provided by investing activities                             38,263

Cash flows from financing activities
Proceeds from loan                                                    40,000
Payments on loan                                        (65,692)     (20,000)
Distribution to stockholder                            (295,173)

Net cash provided by (used in) financing activities    (360,865)      20,000

Net increase (decrease) in cash                        (294,582)      42,957

Cash, beginning of year                                 376,091      333,134

Cash, end of year                                     $  81,509    $ 376,091

See accompanying notes to combined financial statements .

PENSION ADMINISTRATION SERVICES, INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

      1. Nature of operations and summary of significant accounting policies

Basis of Combination

The combined financial statements include the accounts of Pension Administration Services, Inc. ("PAS") and its affiliates through common ownership, Complete Investment Management, Inc. of Philadelphia ("CIM") (d.b.a. Complete Investment Management, Inc.) and M.D. Bluestein, Inc. ("MDB") (d.b.a. MDB, Inc.) (collectively, the "Company"). While these financial statements have been combined, the financial position, results of operations and cash flows do not represent those of a single legal entity. All significant intercompany transactions and balances have been eliminated in combination.

Nature of Operations

The Company is a pension consulting and asset management firm focused on serving the small business community in the Philadelphia metropolitan area. PAS revenues are generated from pension consulting and annual administration service fees. CIM revenues are generated from investment management fees. MDB revenues are generated from the sale of life insurance products.

Accounts Receivable

The Company carries its accounts receivable at cost less an allowance for doubtful accounts. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, based on a history of past write-offs and collections and current credit conditions. Accounts are written-off as uncollectible once the Company has exhausted its collection means.

Revenue Recognition

PAS earns fee income for the development and implementation of corporate and executive benefit programs as well as fees for the duration as these programs are administered. The Company recognizes fee revenue when (i) persuasive evidence of an arrangement between the Company and the customer exists, (ii) delivery of the product to the customer has occurred or service has been provided to the customer, (iii) the price to the customer is fixed and determinable and (iv) collectibility of the sales price is reasonably assured.

PAS also earns a commission on products that customers are placed into in connection with the development and implementation of these plans referred to above. Revenue is recorded for products commission, generally based as a percentage of the customers account balance, monthly in arrears.

CIM earns asset-based fees for administrative services or consulting related to certain benefit plans. These fees are based on a percentage of assets under management and are paid quarterly. Revenue is recognized as services are rendered. Contingent commissions are recorded as revenue when received which, in many cases, is the Company's first notification of amounts earned.

MDB earns insurance commissions and is recognized as revenue when the following three criteria are met (i) the policy application is substantially complete,
(ii) the premium is paid and (iii) the insured party is contractually committed to the purchase of the insurance policy.

PENSION ADMINISTRATION SERVICES, INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

      1. Nature of operations and summary of significant accounting policies (continued)

Advertising Costs

Advertising costs are expensed as incurred and totaled approximately $21,000 and $4,000 for the years ended December 31, 2004 and 2003, respectively.

Benefit Plans

PAS has a defined contribution profit sharing plan with a 401(k) provision covering substantially all of its employees who meet certain eligibility requirements. Employer contributions to the Plan are determined at the discretion of the PAS board of directors. Employer contributions made for each of the years ended December 31, 2004 and 2003 were approximately $22,000.

CIM has established a SIMPLE retirement plan for its employees. All employees who receive at least $5,000 in compensation in any year may participate in the plan the following year. The plan provides that each participant may elect to reduce his or her salary and have the Company contribute the salary reduction amount to the employee's SIMPLE IRA account. The salary reduction amount may not exceed $9,000 during the 2004 year and $8,000 during the 2003 year. The Company matches each eligible employee's contribution equal to the employee's salary reduction contribution up to a limit of 3% of the employee's compensation for the calendar year. The Company's matching contributions charged to operations for the years ended December 31, 2004 and 2003, were approximately $4,000 in both years.

Income Taxes

No provision for federal and state income tax has been recorded as the Company's stockholders elected to treat the Company as an "S" Corporation. As such, the Company's stockholders are liable for federal and substantially all state income tax on corporate income and receive the tax benefit of corporate loss.

As a result of the acquisition (see Note 7), the Company's S-election terminated. Accordingly, the Company has reclassified undistributed earnings of approximately $174,000 from retained earnings to additional paid-in capital to give effect to a constructive distribution to the owners followed by a contribution of capital to the Company.

Fair Value of Financial Instruments

The fair value of the Company's assets and liabilities, which qualify as financial instruments under Statement of Financial Accounting Standards (SFAS) No. 107, "Disclosures About Fair Value of Financial Instruments," approximate the carrying amounts presented in the combined balance sheet.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

PENSION ADMINISTRATION SERVICES, INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

      2. Accrued expenses and other current liabilities

At December 31, 2004, accrued expenses and other current liabilities consisted of the following:

Accrued commissions and related liabilities   $ 94,159

Benefit plans payable                            6,477
                                              $100,636


      3. Stockholders' equity

Details of common stock, additional paid-in capital and treasury stock at December 31, 2004 are as follows:

                                                                   Additional
                                                         Common      Paid-in     Treasury
                                                          Stock      Capital       Stock

Pension Administration Services, Inc.:

Common stock, no par value, 100,000 shares authorized,
  80 shares issued                                       $ 1,000   $       --   $     --

Treasury stock, 40 shares                                                        (95,000)

Complete Investment Management, Inc.:

Common stock, $10 par value, 2,000 shares authorized,
  1,000 shares issued and outstanding                     10,000

MDB, Inc.:

Common stock, $1 par value, 1,000 shares authorized,
  100 shares issued and outstanding                          100          900

                                                         $11,100   $      900   $(95,000)

PENSION ADMINISTRATION SERVICES, INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

      4. Related party transactions

Note receivable, stockholder

During the year ended December 31, 2003, a stockholder fully repaid a note receivable to the Company in the amount of $45,304. The note was non-interest bearing.

Legal Services

The Company utilizes the legal services of a related party. Amounts paid to this party during the years ended December 31, 2004 and 2003, were approximately $5,000 and nil, respectively.

      5. Commitments

Office Lease

The Company is obligated under an office lease that expires in March 2005. In addition to the base rent, the lease provides for the Company to pay property taxes and operating expenses over base period amounts. Future minimum annual lease payments, excluding property taxes and operating expenses, through March 2005 are approximately $15,000. The Company is currently negotiating an extension to this office lease.

Rent expense for the years ended December 31, 2004 and 2003, including property taxes and operating expenses, were approximately $109,000 and $121,000, respectively.

Other Leases

The Company leases certain office equipment under a non-cancelable operating lease expiring in September 2005. Approximate aggregate future minimum lease payments in 2005 are $2,000.

Expense relating to these leases for the years ended December 31, 2004 and 2003 were approximately $3,000 per year.

      6. Forgiveness of debt

During 2003, the Company recorded a gain on the forgiveness of debt in the amount of $20,000. This transaction was a result of a short-term loan from a customer in the amount of $40,000. The Company paid $20,000 of the loan in 2003 and subsequently received notice that the balance would be forgiven because of the volume of business transacted between the parties.

      7. Acquisition of PAS, CIM, and MDB

Effective December 31, 2004, the Company was acquired by Duncan Capital Financial Group, Inc for approximately $3.5 million plus additional consideration contingent upon certain future events.

               National Investment Managers Inc. and Subsidiaries
             Condensed Consolidated Balance Sheet September 30, 2005
                                   (Unaudited)

 CURRENT ASSETS:
  Cash                                                                  $  2,255,973
  Accounts receivable, net                                                   273,531
  Prepaid directors and officers liability insurance                          39,722
  Prepaid expenses and other current assets                                  228,215
                                                                        ------------
      Total current assets                                                 2,797,441
                                                                        ------------
PROPERTY AND EQUIPMENT, net                                                  225,404
                                                                        ------------
OTHER ASSETS
Goodwill                                                                   2,854,580
Customer lists/relationships                                               6,065,586
Other intangibles                                                            429,167
Deferred financing costs                                                     124,861
Deferred tax asset                                                           195,204
                                                                        ------------
                                                                           9,669,398
                                                                        ------------

                                                                        $ 12,692,243
                                                                        ============
CURRENT LIABILITIES:
  Short-term debt                                                       $     28,723
  Long-term debt, current portion                                          1,568,349
  Accounts payable                                                           415,002
  Unearned revenues                                                           52,229
  Accrued expenses and other current liabilities                             427,800
                                                                        ------------
      Total current liabilities                                            2,492,103
                                                                        ------------
LONG-TERM LIABILITIES:
  Long-term debt, less current portion                                     1,934,644
  Preferred dividends payable                                                183,203
  Deferred tax liabilities                                                 2,610,893
                                                                        ------------

      Total long-term liabilities                                          4,728,740
                                                                        ------------

                Total liabilities                                          7,220,843
                                                                        ------------
COMMITMENTS  AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
   Preferred Stock, $.001 par value, 10,000,000 shares authorized;
   4,000,000 designated as Series A shares of which 3,820,000 shares issued and outstanding (liquidation preference
   $3,820,000) and 4,000,000 designated as Series B shares of which 1,975,000 shares issued and outstanding (liquidation
   preference $1,975,000)                                                      5,795
  Common Stock, $.001 par value 100,000,000 shares authorized,
  13,653,747 shares issued                                                    13,654
  Additional paid-in capital                                               7,029,768
  Accumulated deficit                                                     (1,577,817)
                                                                        ------------
      Total stockholders' equity                                           5,471,400
                                                                        ------------
                                                                        $ 12,692,243
                                                                        ============

     See accompanying notes to condensed consolidated financial statements

               National Investment Managers Inc. and Subsidiaries
                 Condensed Consolidated Statement of Operations
                      Three Months Ended September 30, 2005
                                   (Unaudited)

                                                             2005
                                                         ------------

Revenues                                                 $    783,845
                                                         ------------
Operating expenses:
 Selling                                                      107,899
 General and administrative                                   870,408
 Depreciation and amortization                                183,321
 Stock based compensation                                       7,381
                                                         ------------
                                                            1,169,009
                                                         ------------
Loss from operations                                         (385,164)
                                                         ------------
Other income (expense)

 Interest expense                                            (302,210)
 Interest, dividend and rental income                          10,428
                                                         ------------
                                                             (291,782)
                                                         ------------
Loss before deferred income tax benefit                      (676,946)

Deferred income tax benefit                                    94,810
                                                         ------------
Net loss available to common shareholders                    (582,136)

Preferred dividends                                           (57,300)
                                                         ------------

Net loss                                                 $   (639,436)
                                                         ============

Basic and diluted loss per common share                  $      (0.05)
                                                         ============

Weighted average number of common shares outstanding       13,534,000
                                                         ============

See accompanying notes to condensed consolidated financial statements

               National Investment Managers Inc. and Subsidiaries
                 Condensed Consolidated Statement of Operations
                      Nine Months Ended September 30, 2005
                                   (Unaudited)

Revenues                                                 $  1,952,999
                                                         ------------

Operating expenses:
 Selling                                                      307,528
 General and administrative                                 2,061,641
 Depreciation and amortization                                368,729
 Stock based compensation                                      11,810
                                                         ------------
                                                            2,749,708
                                                         ------------

Loss from operations                                         (796,709)
                                                         ------------

Other income (expense)
 Reverse acquisition costs                                   (215,000)
 Interest expense                                            (531,636)
 Interest, dividend and rental income                          34,871
                                                         ------------

                                                             (711,765)
                                                         ------------

Loss before deferred income tax benefit                    (1,508,474)

Deferred income tax benefit                                   186,204
                                                         ------------

Net loss available to common shareholders                  (1,322,270)

Preferred dividends                                          (183,203)
                                                         ------------

Net loss                                                 $ (1,505,473)
                                                         ============

Basic and diluted loss per common share                  $      (0.12)
                                                         ============

Weighted average number of common shares outstanding       13,088,000
                                                         ============

See accompanying notes to condensed consolidated financial statements

               National Investment Managers Inc. and Subsidiaries
                 Condensed Consolidated Statement of Cash Flows
                      Nine Months Ended September 30, 2005
                                   (Unaudited)

Cash flows from operating activities:
Net loss available to common shareholders                                    $(1,322,270)
Adjustments to reconcile net loss to net
         cash used in operating activities:
               Depreciation and amortization                                     368,729
               Noncash interest                                                  214,716
               Stock-based compensation                                            8,858
               Stock issued for
               services                                                           25,000
               Deferred income tax benefit                                      (186,204)
Increase (decrease) in cash attributable to
changes
         in operating assets and liabilities
               Accounts receivable                                              (157,161)
               Prepaid and other current assets                                 (263,577)
               Accounts payable                                                  404,085
               Unearned revenue                                                   52,229
               Accrued expenses and other current
               liabilities                                                       332,000

                                                                             -----------
Net cash used in operating activities                                           (523,595)
                                                                             -----------

Cash flows from investing activities:
Purchases of property and equipment                                              (43,235)
Acquisition costs, net                                                        (2,452,352)
Cash acquired (reverse merger transaction)                                        10,618

                                                                             -----------
Net cash used in investing activities                                         (2,484,969)
                                                                             -----------

Cash flows from financing activities:
Proceeds from convertible notes                                                3,500,000
Proceeds from short-term debt                                                    110,000
Payments on short-term debt and notes                                           (163,001)
Proceeds from 2005 preferred stock sales, net                                  1,965,000
Costs of 2004 common and preferred stock sales,
net                                                                              (58,242)
         of $17,102 collected from the escrow
         agent
Payment of deferred financing costs                                             (179,000)

                                                                             -----------
Net cash provided by financing activities                                      5,174,757
                                                                             -----------

Increase in cash                                                               2,166,194

Cash, beginning of period                                                         89,779

Cash, end of period                                                          $ 2,255,973
                                                                             ===========

Supplemental disclosure of cash flow information:
Interest paid                                                                $   165,728
                                                                             ===========

Supplemental disclosures of noncash investing and financing activities:
Accrued preferred dividends                                                  $   183,203
                                                                             ===========

Conversion of debt and accrued interest into
         common stock                                                        $   221,109
                                                                             ===========

Warrants and options issued and embedded
         conversion feature associated with
         convertible
         debt financings                                                     $ 1,180,000
                                                                             ===========

The Company purchased 100% of the common stock of the SHRA Group for consideration of $3,500,000. In conjunction with the acquisition, notes and common stock were issued, as follows:

Fair value of assets acquired                                                $ 4,863,638
Cash paid                                                                     (2,100,000)
Common stock issued                                                             (500,000)
Notes issued                                                                    (900,000)
Acquisition costs                                                               (116,884)
                                                                             -----------

Liabilities assumed                                                          $ 1,246,754
                                                                             ===========

See accompanying notes to condensed consolidated financial statements

               NATIONAL INVESTMENT MANAGERS INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

Note 1. Unaudited Statements

The accompanying unaudited condensed consolidated financial statements included herein have been prepared in accordance with generally accepted accounting principles for interim period reporting in conjunction with the instructions to Form 10-QSB. Accordingly, these statements do not include all of the information required by generally accepted accounting principles for annual financial statements. In the opinion of management, all known adjustments (consisting of normal recurring accruals and reserves) necessary to present fairly the financial position, results of operations and cash flows for the three month and nine month periods ended September 30, 2005 have been included. It is suggested that these interim condensed consolidated financial statements be read in conjunction with the financial statements and related notes included in National Investment Managers Inc. ("NIVM" or the "Company") Form SB-2 as amended, which was filed on July 22, 2005.

The operating results for the three month and nine month periods ended September 30, 2005 are not necessarily indicative of the results to be expected for the December 31, 2005 year end.

Note 2. Background, Basis of Presentation and Reverse Acquisition Transaction

On February 18, 2005, Fast Eddie Racing Stables, Inc. ("FEST") entered into an Agreement and Plan of Reorganization (the "Acquisition") with Duncan Capital Financial Group, Inc. ("DCFG"). On March 9, 2005, FEST completed the acquisition of DCFG. On March 15, 2005, FEST changed its name to National Investment Managers Inc. The Acquisition was effected through the exchange of 12,040,000 shares of common stock of FEST for 12,040,000 shares of common stock of DCFG and DCFG effectively became a wholly-owned subsidiary of FEST. Under the terms of the agreement, the former shareholders of DCFG hold approximately 94% of the outstanding common shares of FEST immediately after the effective time of the merger. In addition, each outstanding option and warrant to purchase DCFG common stock was converted into an option or warrant to purchase the number of shares of FEST common stock equal to the number of DCFG common shares underlying the option or warrant immediately prior to the closing of the transaction. Subsequent to the Acquisition, 3,820,000 shares of Series A Preferred stock of DCFG was surrendered in exchange for an equivalent number of preferred shares of NIVM containing identical terms. As the former shareholders of DCFG control FEST after the transaction, the merger was accounted for as a reverse acquisition under which, for accounting purposes, DCFG is deemed to be the acquirer and FEST, the legal acquirer, is deemed to be the acquired entity. No goodwill was recognized since FEST was a "Shell Company".

On December 13, 2004, DCFG, a recently incorporated company with no operations, acquired 100% of the capital stock of its wholly-owned subsidiaries, Pension Administration Services, Inc., Complete Investment Management Inc. of Philadelphia and MD Bluestein, Inc. ("PAS Group"). The PAS Group acquisition is being accounted for as a purchase.

On August 2, 2005, NIM acquired 100% of the capital stock of its wholly-owned subsidiaries, Stephen H. Rosen & Associates, Inc., ("Rosen") and Haddon Strategic Alliance, Inc. ("Haddon") (collectively the "SHRA Group"). The SHRA Group acquisition is being accounted for as a purchase. (See Note 17.)

The accompanying 2005 condensed consolidated financial statements include (i) the accounts of DCFG and the PAS Group from January 1, 2005 to September 30, 2005, (ii) the accounts of NIVM (formerly FEST) from March 9, 2005 (the effective date of the reverse acquisition) to September 30, 2005, and (iii) the accounts of the SHRA Group from August 2, 2005 to September 30, 2005. All significant intercompany transactions and balances have been eliminated in consolidation.

Note 3. Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.

Note 4. Accounts Receivable

We carry our accounts receivable at cost less an allowance for doubtful accounts.

Note 5. Allowance for Doubtful Accounts

We maintain allowances for doubtful accounts for estimated losses from customers' inability to make payments. We assess each account that is more than 60 days delinquent and other accounts when information known to us indicates amounts may be uncollectible. In order to estimate the appropriate level of the allowance, we consider such factors as historical bad debts, current customer creditworthiness, changes in customer payment patterns and any correspondence with the customer. If the financial condition of our customers were to deteriorate and impair their ability to make payments, additional allowances might be required in future periods.

Note 6. Goodwill

Goodwill, recognized in connection with the PAS Group and the SHRA Group acquisitions, will not be amortized; rather goodwill will be subject to at least an annual assessment for impairment applying a fair-value based test.

Note 7. Other Intangible Assets

Other intangible assets recognized in connection with the PAS Group acquisition include the following:

                                                                               Estimated
                                    Cost        Amortization         Net         Life
                                    ----        ------------         ---         ----
Customer lists /
relationships                   $3,100,000         $155,000       $2,945,000   15 years
Covenants not to compete           200,000           50,000          150,000   3 years
Employment agreements               50,000           37,500           12,500   1 year

Other intangible assets recognized in connection with the Rosen acquisition include the following:

                                                                               Estimated
                                   Cost         Amortization         Net         Life
                                   ----         ------------         ---         ----
Customer lists /
relationships                   $2,666,884         $29,632        $2,637,252   15 years
Covenants not to compete           200,000          16,667           183,333   2 years
Employment agreements              100,000          16,667            83,333   1 year

Other intangible assets recognized in connection with the Haddon acquisition include the following:

                                                                               Estimated
                                   Cost         Amortization        Net          Life
                                   ----         ------------        ---          ----
Customer lists /
relationships                   $500,000           $16,667        $483,333     5 years


These other intangible assets will be amortized by use of the straight-line method over the estimated lives of the assets. During the three and nine month periods ended September 30, 2005, amortization expense related to customer lists/relationships and other intangible assets acquired in connection with the PAS Group and SHRA Group acquisitions were approximately $160,000 and $322,000, respectively. We will periodically evaluate the recoverability of intangible assets, taking into account events or circumstances that may warrant a revision to estimated useful lives or impairment conditions.

Note 8. Debt

Convertible Notes Payable -

In January 2005, we entered into an agreement to borrow up to $500,000 in senior secured notes (the "2005 Notes") from a principal stockholder. In January 2005, we borrowed $350,000 pursuant to this agreement. In May 2005, we borrowed an additional $150,000 under this facility. The 2005 Notes bear interest at the rate of 12% per annum and interest is payable quarterly in arrears on the last day of each quarter. Effective June 30, 2005, the lender elected to convert the 2005 Notes into convertible notes (the "2005 Convertible Notes"). The 2005 Convertible Notes have a term of three years and are convertible into common stock at $.68 per share. The 2005 Convertible Notes shall be interest only for the first six months and shall amortize 1/30th per month thereafter, commencing October 10, 2005. The 2005 Convertible Notes shall be secured by a second lien on all of the Company's assets and guaranteed by each of the subsidiaries, subordinate in right of payment to the Laurus Master Fund, Ltd. convertible term note issued by the Company. The 2005 Convertible Notes are pre-payable in cash, at 115% of the principal amount thereof. The 2005 Convertible Notes are to be issued with a five year warrant (the "Five Year Warrant") to purchase 367,647 shares of common stock of the Company at $.1667 per share.

The Company determined the initial carrying value of the 2005 Convertible Notes by a two-step allocation process: first to the associated Five Year Warrant and second, to an embedded conversion option. First, the Company allocated the proceeds from the sale of the Note between the Note and the Five Year Warrant based upon their relative fair values, which resulted in recording a discount on the Note. The value of the Five Year Warrant was computed using the Black-Scholes option pricing model. Second, in accordance with Emerging Issues Task Force No. 00-27, "Application of Issue 98-5 to Certain Convertible Instruments", after allocating the Note proceeds as described above, the Company calculated the embedded conversion price and used it to measure the intrinsic value of the embedded conversion option. Since the conversion price was less than the fair value of the Company's stock at the closing date, an embedded conversion option was recorded as paid in capital.

As a result of the Company's allocations above, $350,000 of the principal amount of the Note was allocated to the Five Year Warrant and embedded conversion option. This amount will be amortized as additional (non-cash) interest expense with a corresponding increase to the Note over the life of the Note until such
Note is repaid or converted to common stock. During the three and nine months ended September 30, 2005, the Company amortized approximately $30,000 and $60,000, respectively, of non-cash interest expense related to this Note.

Insurance Premium Financing -

In February 2005, we entered into an agreement to finance a $110,000 annual premium for directors' and officers' liability insurance with an unrelated third party. The notes are payable monthly, with a payment stream of $16,500 in February 2005 and payments of $9,574 from March through December, 2005.

Note 9. Note Payable - Laurus Master Fund, Ltd.

On March 9, 2005, we entered into a Securities Purchase Agreement with Laurus Master Fund, Ltd. ("Laurus"), under which we issued and delivered to Laurus (i) a secured convertible term note in the principal amount of $3,000,000 (the "Note"), (ii) a Common Stock Purchase Warrant (the "Warrant"), entitling Laurus to purchase up to 1,084,338 shares of our Common Stock at a per share exercise price of $1.00, and (iii) an option ("Option") entitling Laurus to purchase up to 643,700 shares of Common Stock at a per share purchase price of $0.01. The issuance and sale of the Note, the Warrant and the Option were made pursuant to the exemption from registration under Section 4(2) under the Securities Act of 1933, as amended (the "Act"), and Regulation D promulgated under the Act. Laurus has represented to the Company that Laurus is an accredited investor under the Act and the rules promulgated thereunder.

At closing, $500,000 of Note proceeds were disbursed to the Company for working capital purposes. The Company paid fees to Laurus of $134,000 out of these gross proceeds and also paid $200,000 to settle outstanding liabilities of the registrant in connection with the acquisition of Duncan Capital Financial Group, Inc. We retained $166,000 of the proceeds for working capital purposes. The remaining $2,500,000 of Note proceeds were deposited by us at a bank in a restricted cash account under the control of Laurus ("Restricted Account"). The remaining funds were released by Laurus to the Company on August 2, 2005 in connection with the SHRA Group acquisition.

Laurus may, at any time, convert the outstanding indebtedness of the Note into shares of Common Stock at a price of $0.83 per share ("Fixed Conversion Price"), subject to adjustment for subsequent lower price issuances by the Company (subject to certain exceptions), as well as customary adjustment provisions for stock splits, combinations, dividends and the like. Subject to the restrictions on conversion by Laurus described below, Laurus is required to convert the monthly payment due on account of principal and interest, plus any other amounts under the Note that are due and unpaid ("Monthly Amount"), into shares of Common Stock if the following criteria ("Conversion Criteria") are met:(i) the average closing price of the Common Stock for the five consecutive trading days preceding such due date is greater than 120% of the Fixed Conversion Price, and
(ii) the amount of such conversion does not exceed 25% of the aggregate dollar trading volume of the Common Stock for the 22-day trading period immediately preceding the due date of the applicable Monthly Amount. If the Conversion Criteria are not met, Laurus must convert only such part of the Monthly Amount that meets the Conversion Criteria. Any part of the Monthly Amount due on a Repayment Date that Laurus has not been able to convert into shares of Common Stock due to failure to meet the Conversion Criteria must be paid by the Company in cash within three business days of the applicable monthly payment date.

The Warrant grants Laurus the right to purchase up to 1,084,338 shares of Common Stock at an exercise price of $1.00 per share commencing March 9, 2005. The Warrant expires at the close of business on March 9, 2012. The exercise price of the Warrant is subject to adjustment for stock splits, combinations, dividends and the like.

The Option grants Laurus the right to purchase for cash up to 643,700 shares of Common Stock at an exercise price of $0.01 per share on or after the 75th day after Laurus delivers a notice to the Company stating that Laurus wishes to exercise all or a portion of the underlying Common Stock. The Option expires at the close of business on March 9, 2013. The exercise price of the Warrant is subject to adjustment for stock splits, combinations, dividends and the like.

The Company may pay amounts due under the Note in shares of Common Stock only so long as there is an effective registration statement under the Act covering the resale of such shares or an exemption from such registration is available under Rule 144 of the Act. In addition, Laurus is not entitled to receive shares of Common Stock upon exercise of the Warrant or the Option, upon payment of principal or interest on the Note, or upon conversion of the Note if such receipt would cause Laurus to be deemed to beneficially own in excess of 4.99% of the outstanding shares of Common Stock on the date of issuance of such shares. Such provision may be waived by Laurus upon 75 days prior written notice to the Company.

Under the terms of a Registration Rights Agreement between Laurus and the Company, the Company is obligated to register the resale of the shares of Common Stock issuable upon payment or conversion of the Note and exercise of the Warrant and Option and have the registration statement declared effective by the Securities and Exchange Commission on or prior to July 7, 2005. If the registration statement is not declared effective within the time frame described, or if the registration is suspended other than as permitted in the registration rights agreement, the Company will be obligated to pay Laurus a fee equal to 1.5% of the outstanding principal amount of the Note for each 30-day period (pro rated for partial periods) that such registration obligations are not satisfied. Laurus has subsequently agreed to waive this provision.

The Company determined the initial carrying value of the March 9, 2005 Note by a two-step allocation process: first to the associated Warrant and Option and second, to an embedded conversion option. First, the Company allocated the proceeds from the sale of the Note between the Note and the Warrant and Option based upon their relative fair values, which resulted in recording a discount on the Note. The values of the Warrant and Option were computed using the Black-Scholes option pricing model. Second, in accordance with Emerging Issues Task Force No. 00-27, "Application of Issue 98-5 to Certain Convertible Instruments", after allocating the Note proceeds as described above, the Company calculated the embedded conversion price and used it to measure the intrinsic value of the embedded conversion option. Since the conversion price was less than the fair value of the Company's stock at the closing date, an embedded conversion option was recorded as paid in capital.

As a result of the Company's allocations above, $830,000 of the principal amount of the Note was allocated to the Warrant, Option and embedded conversion option. This amount will be amortized as additional (non-cash) interest expense with a corresponding increase to the Note over the life of the Note until such Note is repaid or converted to common stock. During the three and nine months ended September 30, 2005, the Company amortized approximately $70,000 and $155,000, respectively, of non-cash interest expense related to this Note.

Note 10 - Stockholders' equity

The consolidated statement of stockholders' equity (not presented herein) has been retroactively restated to reflect the number of shares received by the stockholders of DCFG in the reverse acquisition (see Note 2 - Background, Basis of Presentation and Reverse Acquisition Transaction). The 834,000 shares issued in connection with the reverse acquisition transaction represent the outstanding shares of FEST, whose net assets consisted solely of cash of approximately $11,000, prior to the effectuation of the reverse acquisition transaction.

During the nine months ended September 30, 2005, stockholders' equity was also increased as a result of (i) the recognition of approximately $830,000 of value associated with options, warrants and an embedded conversion option associated with the Laurus Note (see Note 9) (ii) the recognition of approximately $350,000 of value associated with the warrant and an embedded conversion option associated with convertible notes payable (see Note 8) (iii) the conversion of approximately $221,000 of notes payable (initially recorded in connection with the PAS Group acquisition) and accrued interest into approximately 295,000 shares of common stock, (iv) the issuance of approximately 150,000 shares of common stock for services, (v)the issuance of 333,334 shares of common stock in consideration for $500,000 in connection with the acquisition of HAS, (vi) stock based compensation of approximately $9,000 and (vi) the sale of 1,975,000 shares of Series B Preferred Stock resulting in net proceeds of approximately $1,965,000.

During the nine months ended September 30, 2005, stockholders' equity was decreased as a result of preferred dividends of approximately $183,000 and private placement costs of approximately $25,000.

Note 11. Fair Value of Financial Instruments

The fair value of the Company's assets and liabilities, which qualify as financial instruments under SFAS No. 107, "Disclosures About Fair Value of Financial Instruments," approximate the carrying amounts presented in the condensed consolidated balance sheet.

Note 12. Arrangements with Off-Balance Sheet Risk - Guarantees

FASB Interpretation No. 45 (FIN 45), Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of the Indebtedness of Others, clarified the requirements of SFAS No. 5, Accounting for Contingencies, relating to a guarantor's accounting for and disclosures of certain guarantees issued. FIN 45 requires enhanced disclosures for certain guarantees. It also requires certain guarantees that are issued or modified after December 31, 2002, including certain third-party guarantees, to be initially recorded on the balance sheet at fair value. For guarantees issued on or before December 31, 2002, liabilities are recorded when and if payments become probable and estimable. FIN 45 has the general effect of delaying recognition for a portion of the revenue for product sales that are accompanied by certain third-party guarantees. The financial statement recognition provisions became effective prospectively beginning January 1, 2003. The Company has not entered into any guarantees.

Note 13. Revenue Recognition

We generate revenue primarily from the following sources:

o Third party administration. We earn fees for the development and implementation of corporate and executive benefit programs as well as fees for the duration that these programs are administered.

o Financial planning and investment advisory fees and securities commissions. We receive commissions related to the sale of securities and certain investment-related insurance products as well as fees for offering financial advice through financial intermediaries and related services. These fees are based on a percentage of assets under management and are generally paid quarterly. We also charge fees for evaluations of the performance of portfolios.

o Insurance commissions. Insurance and annuity commissions paid by insurance companies are based on a percentage of the premium that the insurance company charges to the policyholder. First-year commissions are calculated as a percentage of the first twelve months premium on the policy and are earned in the year that the policy is originated. In many cases, we receive renewal commissions for a period following the first year, if the policy remains in force.

We recognize revenue from these sources, as follows:

Third party administration.
o Persuasive evidence of an arrangement between us and our client exists
o Delivery of a completed product to the customer has occurred or the service has been provided to the customer
o The price to the customer is fixed and determinable
o Collectibility of the sales price is reasonably assured

Financial planning and investment advisory fees and securities commissions.
o As services are rendered
o Contingent commissions are recorded as revenue when received

Insurance commissions.
o The policy application is substantially complete
o The premium is paid
o The insured party is contractually committed to the purchase of the insurance policy

Note 14. Stock-Based Compensation

The Company complies with the fair value recognition provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123 requires that compensation cost for all stock awards be calculated and recognized over the service period (generally equal to the vesting period). This compensation cost is determined using option pricing models intended to estimate the fair value of the awards at the grant date. An offsetting increase to stockholders' equity is recorded equal to the amount of the compensation expense charge. The fair value of issued stock options and warrants are estimated on the date of grant using the Black-Scholes option-pricing model including the following assumptions: expected volatility of 25.0%, expected dividend yield rate of 0%, expected life over the term, generally, 5 or 10 years, and a risk-free interest rate of 4.2%.

There was no cash flow effect resulting from these arrangements.

Note 15. Income Taxes

The Company complies with SFAS No. 109, "Accounting for Income Taxes," which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred income tax assets to the amount expected to be realized.

Note 16. Net Loss Per Share

Basic net loss per share includes no dilution and is computed by dividing net loss by the weighted average number of shares of common stock outstanding for the period.

Unexercised stock options and warrants to purchase common stock and Notes convertible into common stock as of September 30, 2005 are as follows:

Options                            1,007,296
Warrants                           5,004,738

Convertible Notes                  4,332,034
                                ------------
                                  10,344,068
                                ============

The foregoing common stock equivalents were excluded from the calculation of net loss available to common shareholders since their inclusion would be anti-dilutive.

Note 17. Acquisition of SHRA Group

On August 2, 2005, we purchased 100% of the common stock of the SHRA Group. The initial purchase price consists of $2,100,000 of cash and $500,000 of common stock (333,334 shares) paid at the closing and $900,000 due in 2 annual installments of $450,000 each commencing August 1, 2006, with interest payable annually at the rate of 7%.

The Company's strategy in purchasing the SHRA Group was to acquire a pension advisory and investment management organization with recurring revenue streams, and consolidate these businesses to take advantage of economies of scale, efficiencies, and cross-selling opportunities. The SHRA Group had demonstrated stable revenue growth and cash flow with low client attrition rates. The Company plans to enhance revenues in the SHRA Group through cross-selling within a more diversified service and product base, the introduction of higher-margin, non-traditional investment management services and products and higher client retention through improved service.

As part of the consideration received for the sale of the SHRA Group to us, the President of Rosen was awarded a one year employment agreement, and agreed to be bound by non-compete and non-solicit agreements.

The acquisition of the SHRA Group is being accounted for under the purchase method of accounting in accordance with SFAS No. 141, "Business Combinations." Under the purchase method, assets acquired and liabilities assumed are recorded at their estimated fair values. Goodwill is recorded to the extent the purchase price, including certain acquisition and closing costs, exceeds the fair value of the net identifiable tangible and intangible assets acquired at the date of the acquisition.

The total initial purchase price for the acquisition of the SHRA Group of $3,616,884 (including $116,884 of acquisition costs) is being allocated on a preliminary basis as follows:

Assets acquired:

     Property and equipment               $  150,000
     Customer lists/relationships          3,166,884
     Goodwill                              1,246,754
     Covenant not to compete                 200,000
     Employment agreements                   100,000
                                          ----------

                                           4,863,638

Liabilities assumed:
     Deferred tax liability                1,246,754
                                          ----------

Net purchase price                        $3,616,884
                                          ==========

The identifiable intangible assets listed above will be amortized for book purpose over the estimated useful lives of the assets (see Note 7). The amortization of the identifiable intangible assets and goodwill are not deductible for tax purposes. The total initial purchase price will be adjusted for actual acquisition and closing costs (which have not been determined but are not expected by the Company to be material). Additional consideration or adjustments will be recorded in the consolidated financial statements as goodwill.

In connection with the SHRA Group acquisition, the Company became obligated to make an aggregate annual payment of $100,000 under a one-year employment agreement with the president of Rosen. The Company also became obligated to issue options to purchase 6,500 shares of common stock at an exercise price of $1.50 per share to the employees of the SHRA Group.

Note 18. Subsequent event

On October 18, 2005, we formally closed on the purchase and sale by 23 accredited investors (the "Investors") of an aggregate of 2,965,000 shares of Series B Cumulative Convertible Preferred Stock (the "B Preferred Stock") at $1.00 per share for an aggregate purchase price of $2,965,000. The funds raised will be utilized by the Company for working capital and acquisitions. As of September 30, 2005, funds were accepted in the aggregate gross amount of $1,975,000. As there was no minimum for closing on the offering, upon acceptance by the Company of the subscription, and upon the signing by the Company of the subscription agreement, the Company recorded the proceeds as a sale of the preferred securities.

Each share of B Preferred Stock is convertible, at any time at the option of the holder, into two shares of common stock of the Company ("Common Stock"). The B Preferred Stock will be automatically converted into Common Stock upon (i) the approval of the holders of a majority of the then outstanding B Preferred Stock or (ii) the closing of a firm commitment underwritten public offering of the Company's securities in which the aggregate gross proceeds to the Company are not less than $10,000,000 at a price equal to or higher than $2.00 per share of common stock. Holders of the B Preferred Stock are entitled to receive, when declared by the Company's board of directors, annual dividends of $0.12 per share of B Preferred Stock paid on a semi-annual basis. Such dividends may be paid, at the election of the Company, either (i) in cash, (ii) in registered common stock of the Company or (iii) in restricted shares of common stock of the Company with piggyback registration rights. In the event that the Company elects to issue shares of common stock in connection with the dividend on the Preferred Stock, such dividend shares shall be determined by dividing the dividend amount by 98% of the volume-weighted average price of the common stock for the 20 trading days immediately preceding the record date for payment of such dividend (the "Dividend VWAP"); provided, however, if the Company unable to determine the Dividend VWAP, then such dividend shall be determined by dividing the dividend amount by the average of the three highest closing bid prices during the 20 trading days immediately preceding the record date for payment of such dividend. The Company granted the Investors piggyback registration rights.

In addition to any voting rights provided by law, holders of the B Preferred Stock will have the right to vote together with holders of Common Stock and the Series A Preferred Stock as a single class on all matters upon which stockholders are entitled to vote, including election of the members of the Company's Board of Directors. Each share of B Preferred Stock will have the number of votes corresponding to the number of shares of Common Stock into which the B Preferred Stock may be converted on the record date for determining stockholders entitled to vote.

In the event of any liquidation or winding up of the Company, the holders of B Preferred Stock will be entitled to receive, in preference to holders of Common Stock but subject to preferential liquidation rights of Series A Convertible Preferred Stock, an amount equal to two times the original purchase price per share, plus any previously declared and unpaid dividends.

The shares of B Preferred Stock were offered and sold to the Investors in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder. Each of the Investors are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

In order to pursue our strategy of purchasing small to medium-sized pension advisory, investment management and insurance organizations, we may need to seek additional equity or debt financing in the near future.

                        AMERICAN BENEFIT RESOURCES, INC.
                                AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2004 and 2003

AMERICAN BENEFIT RESOURCES, INC. AND SUBSIDIARIES

Contents

                                                                           Page
                                                                           ----

Consolidated Financial Statements

   Report of independent registered public accounting firm                  F-54

   Balance sheets as of December 31, 2004 and 2003                          F-55

   Statements of operations for the years ended December 31,
    2004 and 2003                                                           F-56

   Statements of changes in capital deficit for the years
    ended December 31, 2004 and 2003                                        F-57

   Statements of cash flows for the years ended December 31,
    2004 and 2003                                                           F-58

   Notes to financial statements                                            F-59

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
American Benefit Resources, Inc.

We have audited the accompanying consolidated balance sheets of American Benefit Resources, Inc. and subsidiaries (the "Company") as of December 31, 2004 and 2003, and the related consolidated statements of operations, changes in capital deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements enumerated above present fairly, in all material respects, the financial position of American Benefit Resources, Inc. and subsidiaries as of December 31, 2004 and 2003, and the results of their operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Eisner LLP

New York, New York
June 3, 2005

AMERICAN BENEFIT RESOURCES, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

                                                                   December 31,
                                                           -----------------------------
                                                               2004             2003
                                                           ------------     ------------
ASSETS (Note E)
Current assets:
   Cash and cash equivalents                               $    363,104     $    474,654
   Accounts receivable, net of allowance for
      doubtful accounts of $114,437 and $125,162,
      respectively (including unbilled of
      $1,321,628 and $913,207, respectively                   2,804,797        1,848,007
   Other current assets                                         161,478           31,190
                                                           ------------     ------------
        Total current assets                                  3,329,379        2,353,851

Property and equipment, net                                     376,285          257,272
Other assets                                                    316,462           97,938
Goodwill                                                      4,393,529        4,393,529
Intangible assets, net                                        2,804,207          158,820
                                                           ------------     ------------
        Total assets                                       $ 11,219,862     $  7,261,410
                                                           ============     ============
LIABILITIES AND CAPITAL DEFICIT
Current liabilities:
   Line of credit                                          $    853,000
   Notes payable and current portion of long-term
      debt, net of discount                                   1,901,000     $  2,586,251
   Accounts payable                                             693,779          421,345
   Accrued expenses                                           1,325,221        1,037,857
   Unearned revenue                                             768,764          395,014
                                                           ------------     ------------
        Total current liabilities                             5,541,764        4,440,467
                                                           ------------     ------------
Due to stockholder - Interbank, including interest
      of $5,661,000 and $3,325,000                           20,321,125       15,368,000
                                                           ------------     ------------
Long-term debt, net of discount                               2,201,638        1,205,371
                                                           ------------     ------------
Commitments (Note I)

Capital deficit:
   Common stock, no par value:
      Authorized and outstanding, 200 shares                        723              723
   Accumulated deficit                                      (16,845,388)     (13,753,151)
                                                           ------------     ------------
        Total capital deficit                               (16,844,665)     (13,752,428)
                                                           ------------     ------------
        Total liabilities and capital deficit              $ 11,219,862     $  7,261,410
                                                           ============     ============

See notes to consolidated financial statements

AMERICAN BENEFIT RESOURCES, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

                                                   Year Ended
                                                   December 31,
                                           ------------------------------
                                               2004              2003
                                           ------------      ------------
Revenues                                   $ 13,580,263      $  8,321,869

Expenses:
   Salaries and related expenses              8,553,563         5,078,456
   General and administrative                 4,907,881         2,995,809
   Goodwill impairment                                          3,400,000
   Amortization and depreciation                968,056           178,487
   Settlement agreement cost                                      120,000
                                           ------------      ------------
Loss from operations                           (849,237)       (3,450,883)
Interest expense                              2,243,000         2,232,129
                                           ------------      ------------
Net loss                                   $ (3,092,237)     $ (5,683,012)
                                           ============      ============

See notes to consolidated financial statements

AMERICAN BENEFIT RESOURCES, INC. AND SUBSIDIARIES

Consolidated Statements of Changes in Capital Deficit

                                                                       Total
                                    Common          Accumulated       Capital
                                    Stock             Deficit         Deficit
                                  ------------     ------------     ------------
Balance - December 31, 2002       $        723     $ (8,070,139)    $ (8,069,416)
Net loss                                             (5,683,012)      (5,683,012)
                                  ------------     ------------     ------------
Balance - December 31, 2003                723      (13,753,151)     (13,752,428)
Net loss                                             (3,092,237)      (3,092,237)
                                  ------------     ------------     ------------
Balance - December 31, 2004       $        723     $(16,845,388)    $(16,844,665)
                                  ============     ============     ============

See notes to consolidated financial statements

AMERICAN BENEFIT RESOURCES, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

                                                                     Year Ended
                                                                    December 31,
                                                             ---------------------------
                                                                  2004            2003
                                                             -----------     -----------
Cash flows from operating activities:
   Net loss                                                  $(3,092,237)    $(5,683,012)
   Adjustments to reconcile net loss to net cash used in
        operating activities:
      Depreciation and amortization                              968,056         178,487
      Noncash interest expense                                 1,970,000       1,843,000
      Bad debt expense                                            10,725          28,162
      Settlement agreement costs                                                 120,000
      Goodwill impairment                                                      3,400,000
      Changes in operating assets and liabilities net of
        effects of acquired businesses:
        Accounts receivable                                     (673,902)        (42,489)
        Unearned revenue                                         373,750        (184,986)
        Other current assets                                    (130,288)          6,872
        Other assets                                            (148,524)        (10,666)
        Accounts payable and accrued expenses                    (28,202)         44,388
                                                             -----------     -----------
           Net cash used in operating activities                (750,622)       (300,244)
                                                             -----------     -----------
Cash flows from investing activities:
   Purchase of fixed assets                                     (200,069)       (161,870)
   Purchase of National Associates, N.A., net of
      acquired cash of $563,000                               (1,153,000)
   Purchase of ML Kerns Companies                                               (400,000)
   Purchase of Doyle-Barnett Associates, Inc.                                   (300,000)
                                                             -----------     -----------
           Net cash used in investing activities              (1,353,069)       (861,870)
                                                             -----------     -----------

Cash flows from financing activities:
   Proceeds from long-term debt                                                  878,069
   Repayment of sellers' notes and other                      (1,913,984)       (250,000)
   Borrowings from stockholder, net                            3,053,125         505,457
   Borrowings from officers of BMI                                               124,240
   Proceeds from line of credit                                  853,000
                                                             -----------     -----------
           Net cash provided by financing activities           1,992,141       1,257,766
                                                             -----------     -----------

Net (decrease) increase in cash and cash equivalents            (111,550)         95,652
Cash and cash equivalents at the beginning of the year           474,654         379,002
                                                             -----------     -----------
Cash and cash equivalents at the end of the year             $   363,104     $   474,654
                                                             ===========     ===========

Supplemental disclosures of cash flow information:
 Cash paid during the year for:
      Debt issuance in connection with acquisition of
       businesses, net of discount of $97,800 in 2003        $ 2,155,000     $   852,200
      Interest                                               $   106,000     $   257,000

See notes to consolidated financial statements

AMERICAN BENEFIT RESOURCES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2004 and 2003


NOTE A - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

[1]   Organization and basis of presentation:

      American Benefit Resources, Inc. (formerly known as Investment & Benefit Services, Inc.) and subsidiaries (the "Company") is majority owned by Alternative Investment Holding and the Successor to Interbank Funding Corporation ("Interbank") through direct and indirect interests. The Company is a third-party administrator of employee benefit plans whose services include preparing employee benefit plan tax returns, setting up plans and assisting clients with government audits.

      As of December 31, 2004, the Company has a working capital deficiency of $2,212,385. Net cash used in operating activities for the year ended December 31, 2004 amounted to $750,622. The Company has plans to eliminate certain administrative overhead, primarily through a reduction in personnel and consolidation of office space, as it starts to receive the benefit of integrating its recent acquisitions. In addition, the Company has entered into a line of credit in 2004 for $1.0 million, as further described in Note E, of which $147,000 is available as of December 31, 2004. Based on a forecast of 2005 performance and factoring in the cash on hand and the Company's plans as described above, management expects the Company will have sufficient working capital to fund its operations in 2005.

      The Company has solicited bids from various third parties to sell the assets of the Company. The Company is currently evaluating such bids. The Company may sell the business during the fourth quarter of 2005, however there can be no assurances that a sale will occur.

[2]   Principles of consolidation:

      The consolidated financial statements include the accounts of American Benefit Resources, Inc. ("ABR"), its wholly owned subsidiaries, Benefit Management, Inc. ("BMI"), Doyle-Barnett Associates, Inc. ("DB"), M.L. Kerns and Associates, Inc. ("MLK"), MLK Capital Management, Inc. ("MCM"), and National Associates, Inc., and an 80% owned subsidiary, BPI/PPA, Inc. BPI/PPA, Inc. includes its wholly owned subsidiary Benefit Planning, Inc. ("BPI"). All significant intercompany balances and transactions have been eliminated in consolidation. At December 31, 2003 and 2004, there were no allocable minority interests.

[3]   Cash and cash equivalents:

      Cash and cash equivalents include cash in bank accounts and investments in money market funds.

[4]   Allowance for doubtful accounts:

      The allowance for doubtful accounts is maintained at a level which, in management's judgment, is adequate to absorb credit losses inherent in the trade receivables. The amount of the allowance is based on management's evaluation of the collectibles of the receivables including the nature of the receivables, credit concentrations, trends in historical loss experience and economic conditions. The delinquency status of trade receivables is based on how recently payments have been received or contractual terms. Trade receivables are charged off in the period in which they are deemed uncollectible.

[5]   Furniture, computers and equipment:

      Furniture, computers and equipment are recorded at cost. Depreciation is provided on the straight-line basis generally using estimated useful lives of three to seven years. Leasehold improvements are amortized over the shorter of the useful life or the term of the lease using the straight-line method.

AMERICAN BENEFIT RESOURCES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2004 and 2003

NOTE A - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES  (CONTINUED)

[6]   Income taxes:

      The Company recognizes deferred income taxes based on the differences between the financial reporting and income tax bases of assets and liabilities and for net operating loss carryforwards using enacted income tax rates. Deferred taxes are classified as current or non-current depending on the classification of the assets and liabilities to which they relate. A valuation allowance is established when necessary to reduce deferred tax assets if it is more likely than not that all, or some portion of, such deferred tax assets will not be realized.

[7]   Revenue recognition:

      The Company recognizes revenue based on time incurred by its professional staff on service contracts. Unearned revenue represents billings in advance of providing services. Unbilled accounts receivable represents revenue earned but not billed at December 31.

[8]   Use of estimates:

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include impairment analysis of goodwill and intangible assets, allowance for doubtful accounts and recognition of deferred revenue. Actual results could differ from those estimates.

[9]   Goodwill and intangible assets:

      On January 1, 2002, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 142 "Goodwill and Other Intangible Assets". SFAS No. 142 requires that goodwill and certain indefinite-lived intangibles no longer be amortized, but instead tested for impairment at least annually by applying a fair value based test or upon occurrence of event or circumstances that would indicate the carrying amount may be impaired. SFAS No. 142 also prescribes a two-phase process for impairment testing of goodwill. The first phase screens for impairment while the second phase (if necessary) measures impairment. There was no impairment of goodwill upon the adoption of SFAS No. 142 on January 1, 2002. During 2003, the Company encountered difficulties arising from integrating companies acquired prior to 2003 and operating profits and cash flows were lower than expected. Based on that, the earnings forecast for the next 5 years was revised, which resulted in a goodwill impairment loss of $3,400,000. The fair value was estimated using the expected present value of future cash flows.

      Customer lists are being amortized over 5 years, the estimated economic lives.

      The changes in the carrying amount of goodwill for 2003 and 2004 are as follows:

              Balance at December 31, 2002             $ 7,793,529
              Impairment loss                           (3,400,000)
                                                       -----------
              Balance at December 31, 2003 and 2004    $ 4,393,529
                                                       ===========

AMERICAN BENEFIT RESOURCES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2004 and 2003


NOTE A - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES  (CONTINUED)

[9]   Goodwill and intangible assets: (continued)

      Information about acquired intangible assets consisting of customer lists as of December 31, 2004 and December 31, 2003 is as follows:


                                         Gross Carrying Amount            Accumulated Amortization
                                   -------------------------------   -------------------------------
                                     December 31,      December 31,      December 31,     December 31,
                                         2004             2003             2004             2003
                                   -------------    -------------    -------------    -------------
                                   $   5,009,387    $   1,552,000    $   2,205,180    $   1,393,180

Aggregate amortization expense:
   Year ended December 31, 2003    $     110,000
   Year ended December 31, 2004    $     820,000


  Estimated Aggregate Amortization Expense       Intangible Asset at
      for the Year Ending December 31,              December 31,
  ----------------------------------------       -------------------
  2005                 $  1,000,000               $ 1,804,000
  2006                    1,000,000                   804,000
  2007                      804,000


[10]  Valuation of long-lived assets:

      In accordance with SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets", the Company continually evaluates whether events or circumstances have occurred that indicate if the remaining estimated useful lives of its intangibles assets, including goodwill, and other long-lived assets may warrant revision or that the remaining balance of such assets may not be recoverable. An impairment loss is recognized when estimated future undiscounted cash flows expected to result from the use of the asset and its eventual disposition are less than its carrying amount.

[11]  Fair value of financial instruments:

      The fair values of the Company's financial instruments, including short- and long-term debt, other than loans due to stockholder, approximate their carrying values because their interest rates approximate rates of interest which correspond to instruments with similar maturities, or carrying value is discounted to reflect an approximate interest rate.

NOTE B - ACQUISITIONS

Acquisition in 2004

In April 2004, the Company purchased all of the outstanding stock of National Associates ("N.A.") The sellers were in the benefit plan administration and investment advisory business. The purchase, which was effective January 1, 2004, amounted to a total base price of $3,655,000. The Company paid $1,500,000 in cash and issued two notes totaling $2,155,000 which accrue interest at a rate of 5% payable quarterly. The Company also capitalized approximately $216,000 of costs that were paid in conjunction with the acquisition. These costs primarily relate to employee severance and profit sharing payments that had been earned by employees of N.A. prior to the closing of the acquisition. Additionally, there is a provision, based on performance, for the purchase price to increase by an additional $750,000. The contingent amount will be computed for calendar years ending December 31, 2004, 2005 and 2006 in an amount equal to the excess for each period, if any, of 75% of operating cash flow as defined in excess of $550,000. These payments, if any, will be paid fifteen months, twenty seven months and thirty nine months after the closing date. The Company had no contingent obligation at December 31, 2004.

AMERICAN BENEFIT RESOURCES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2004 and 2003


NOTE B - ACQUISITIONS  (CONTINUED)

The notes are payable as follows (also see Note E):

       July 2005                           $    685,000
       July 2006                                685,000
       July 2007                                685,000
       September 2007                           100,000
                                           ------------
                                           $  2,155,000
                                           ============

The Company has accounted for this acquisition under the purchase method of accounting. Accordingly, the assets acquired and the liabilities assumed have been recorded at their fair values at the date of acquisition and the consolidated financial statements reflect the results from operations of the acquired business from the date of acquisition. The purchase price for N.A. was allocated to the assets acquired as follows:

       Assets:
         Cash                                        $     563,000
         Accounts receivable                               355,000
         Other assets                                       70,000
         Fixed assets                                       75,000
         Customer list                                   3,466,000
                                                     -------------
           Total assets                                  4,529,000
                                                     -------------

       Liabilities:
         Accounts payable and accrued expenses             588,000
         Debt                                               70,000
                                                     -------------
           Total liabilities                               658,000
                                                     -------------
           Total purchase price                      $   3,871,000
                                                     =============

The Company recognized deferred tax liability for the non-deductible customer list for tax purposes. The Company has cumulative losses for which the Company has provided valuation allowance prior to the acquisition. As a result of the acquisition, the Company determines that its pre-existing deferred tax assets are more likely-than-not to be realized and therefore the valuation allowance to the extent of the deferred tax liability is reduced. Such reduction in the Company's valuation allowance impacts the purchase price allocation.

Acquisitions in 2003

During 2003, the Company purchased all of the outstanding stock of the following three entities (Doyle Barnett Associates, Inc. ("DB"), M.L. Kerns & Associates, Inc. ("MLK"), and MLK Capital Management, Inc. ("MCM") in lines of business similar to those of the Company, as further described below. The Company has accounted for such acquisitions under the purchase method of accounting. Accordingly, the assets acquired and the liabilities assumed have been recorded at their fair values at the respective dates of acquisition and the consolidated financial statements reflect the results of operations of each business from the respective dates of acquisition.

AMERICAN BENEFIT RESOURCES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2004 and 2003


NOTE B - ACQUISITIONS (CONTINUED)

In June 2003, the Company purchased all of the outstanding stock of DB. The total purchase price amounted to $750,000. The Company paid $300,000 in cash and issued a $450,000 note. As of December 31, 2004, there was $250,000 outstanding (recorded at its present value of $238,571, using an imputed interest rate of 6%), payable as follows (also see Note E):

       March 2005                          $    125,000
       August 2005                              125,000

In November 2003, the Company purchased all of the outstanding stock of MLK and MCM, two entities under common ownership. The total purchase price amounted to $900,000. The Company paid $400,000 in cash and issued a $500,000 note (recorded at its present value of $461,200 using an imputed interest rate of 6%), payable as follows (also see Note E):

       January 2005                        $    180,000
       January 2006                             180,000
       January 2007                             140,000

Substantially all of the purchase price of the above acquisitions were allocated to customer lists.

The following unaudited pro forma information represents the Company's consolidated results of operations as if the acquisitions of NA, DB, MLK and MCM had occurred on January 1, 2003 and includes certain adjustments, including additional amortization expense as a result of intangible assets arising from the acquisitions and the increase in interest expense related to notes payable issued as part of the purchase price. Pro forma information does not purport to be indicative of operating results that would have been reported had the acquisitions actually occurred on January 1, 2003, or of future operations.


                                                       For the Year Ended
                                                       December 31, 2003
                                                          (unaudited)

       Net operating revenue                             $13,697,000
       Net loss                                          $(5,821,000)


NOTE C - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

                                                          December 31,
                                                 ---------------------------
                                                     2004             2003
                                                 -----------     -----------
Furniture and fixtures                           $   158,254     $   148,557
Computer equipment                                   906,861         639,129
Computer software                                     70,746          91,951
Leasehold improvements                                65,651          54,900
                                                 -----------     -----------
                                                   1,201,512         934,537
Less accumulated depreciation                       (825,227)       (677,265)
                                                 -----------     -----------
                                                 $   376,285     $   257,272
                                                 ===========     ===========
Depreciation and amortization expense            $   147,962     $    68,090
                                                 ===========     ===========

AMERICAN BENEFIT RESOURCES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2004 and 2003


NOTE D - ACCRUED EXPENSES

Accrued expenses consists of the following:

                                              2004          2003
                                          ----------    ----------
Compensation and benefits                 $  775,674    $  315,333
Due to sellers of Doyle-Barnett (a)          110,702
Other operating expenses                     438,845       722,524
                                          ----------    ----------
                                          $1,325,221    $1,037,857
                                          ==========    ==========

(a)   represents seller receivables collected by the Company

NOTE E - DUE TO STOCKHOLDER AND LONG-TERM DEBT

As of December 31, 2004 and 2003 due to stockholder and long-term debt consisted of the following:

                                                                                             2004                2003
                                                                                       ---------------      --------------
    Due to stockholder - Interbank:
       Collateralized by the assets of the Company, interest accruing at 15% per annum on $10,998,000 of loans made prior the June 7, 2002 Interbank bankruptcy petition date and accruing interest at 8% per annum on
          $3,662,000 of loans made subsequent to the confirmation of the Interbank plan of reorganization.  The loan is due on June 30, 2006. Interest
          accrued and added to this loan amounted to $5,661,000 and $3,325,000         $    20,321,125      $   15,368,000
                                                                                       ===============      ==============
    Acquisition notes:
       BMI: uncollateralized, interest payable monthly at 5% per annum, due
          in March 2005.                                                               $       250,000      $      500,000
       DB: collateralized by certain assets of DB, non-interest bearing
          (discounted at 6%), due in two payments through August 2005 (Note B),                238,571             409,000
          net of discount of $11,429 and $41,000
       MLK and MCM: collateralized by the shares of stock of MLK and MCM, non-interest bearing discounted at 6%, due in three annual payments through January 2007 (Note B), net of debt discount of $38,800 and
          $56,800                                                                              461,200             443,200
    National Associates, N.A.:
       Uncollateralized, interest payable quarterly at 5% per annum, due in
          four payments through September 2007 (Note B)                                      2,155,000
    Frailey & Associates settlement debt:
       $309,600 payable in 36 monthly payments of $8,600 beginning in March
          2004, non-interest bearing (discounted to present value at 6%),
          net of discount of $40,000 and $86,000                                               223,600 (1)       1,469,600 (1)
    Presberg debt:
       $150,000 payable 2005, $75,000 payable 2006 and 2007 and
          $100,000 payable 2008, non-interest bearing (discounted to
          present value), net of discount of $27,000 and $60,000                               373,000 (1)         690,000 (1)
    BMI: collateralized by the assets of BMI, due on demand interest at
       8.75% per annum                                                                         220,000             220,000
    Line of credit                                                                             853,000 (2)
    Miscellaneous bank and equipment loans                                                     181,267              59,822
                                                                                       ---------------      --------------
                                                                                             4,955,638           3,791,622
    Current portion                                                                          2,754,000           2,586,251
                                                                                       ---------------      --------------
    Noncurrent portion                                                                 $     2,201,638      $    1,205,371
                                                                                       ===============      ==============

AMERICAN BENEFIT RESOURCES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2004 and 2003


NOTE E - DUE TO STOCKHOLDER AND LONG-TERM DEBT  (CONTINUED)

Maturities of the above debt are as follows:

       2005                           $   2,754,000
       2006                               1,101,000
       2007                                 900,628
       2008                                 200,000
                                      -------------
                                      $   4,955,628
                                      =============

(1) In March and July 2004, the Company entered into two settlement agreements relating to two matters that were in arbitration. Both matters related to acquisitions and consulting agreements entered into during 1999. The settlement agreement resulted in the Company agreeing to pay approximately $2,160,000 (recorded at its present value using an imputed interest rate of 6%). Of this amount, approximately $2,040,000 was recorded as of December 31, 2002, and accordingly, the Company incurred an additional charge of approximately $120,000 during 2003.

(2) The line of credit provides for availability of up to $1 million based on eligible accounts receivable. The line of credit expires in September 2007 and bears interest at 6% per annum. The line of credit is classified as a current liability because a change in control in the Company would cause it to become due and payable (see Note A[1]). The line of credit agreement contains certain financial covenants and is collateralized by the Company's account receivables.

NOTE F - INCOME TAXES

As of December 31, 2004, the Company has a federal net operating loss ("NOL") carryforward of approximately $9,365,000 expiring through 2024. The NOL carryforward may be subject to limitation under change in ownership rules imposed by the Internal Revenue Code.

For financial statements purposes the acquisition of N.A. was recorded at fair value in accordance with FAS 141 - Business Combinations. The acquisition of N.A. was a stock transaction and as such the tax basis of the assets and liabilities were carried forward. The deferred tax liability primarily relates to customer list. The Company has reduced valuation allowance which primarily consists of the NOL to the extent of the deferred tax liability.

The components of the Company's deferred tax assets are as follows:

                                                     2004              2003
                                               --------------    --------------
 Net operating loss carryforward               $    3,746,000    $    2,771,600
 Valuation allowance                               (2,400,000)       (2,771,600)
                                               --------------    --------------

 Deferred tax asset                                 1,346,000                 0
 Deferred tax liability (intangible asset)          1,346,000                 0
                                               --------------    --------------
                                               $            0    $            0
                                               ==============    ==============

The difference between the statutory federal income tax rate of 34% and the Company's effective tax rate of 0% is primarily due to the increase in the valuation allowance.

AMERICAN BENEFIT RESOURCES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2004 and 2003


NOTE G - RELATED PARTY TRANSACTIONS

[1]   Interest expense:

      The Company incurred interest charges amounting to $2,047,000 and $1,950,000, payable to a stockholder for the years ended December 31, 2004 and 2003, respectively.

[2]   Due to officers:

      As of December 31, 2004, BMI owed its officers $179,546. There are no terms on this debt. As such, it is classified as a current liability and is included in accrued expenses.

[3]   Regulatory filings:

      Interbank, together with certain affiliated entities, filed for protection under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court (the "Bankruptcy Court") for the Southern District of New York on June 7, 2002. On July 23, 2002, the United States Securities and Exchange Commission (the "Commission") filed suit against Interbank, certain affiliated entities and certain stockholders of Interbank in the United States District Court for the Southern District of New York (the "District Court"). On September 9, 2002, the Commission filed a motion for partial summary judgment on the alleged violations of the Investment Company Act and sought the imposition of a trustee. On December 5, 2002, the District Court issued an order granting the Commission's motion and, among other things, appointed a trustee for Interbank and certain related entities. The oversight responsibilities of Interbank and certain affiliated entities, including financial matters, have been assumed by the trustee as part of the plan of reorganization, which was confirmed by the Bankruptcy Court on August 14, 2003 and by the District Court on September 5, 2003. As part of the reorganization, approval of continued funding to the Company of up to $5,000,000 has been granted. During 2004, the stockholder has advanced an additional net amount of $3,053,125. Approximately $3.6 million has been funded through December 31, 2004.

NOTE H - RETIREMENT PLANS

The Company maintains several defined contribution plans covering all of its eligible employees. Under the plans, the Company contributes a discretionary amount to be held in trust for each participant to be later distributed in accordance with the plans. Contributions to the plans for the years ended December 31, 2004 and 2003 amounted to $26,000 and $77,000, respectively.

The Company maintains several 401(k) retirement plans covering all of its eligible employees. Matching contributions to the plans are made at the discretion of the Board of Directors during each plan year. There were no contributions for the years ended December 31, 2004 and 2003.

NOTE I - COMMITMENTS

Leases:

Minimum future rental commitments under noncancellable operating leases for the years subsequent to December 31, 2004 are as follows:

       2005                       $   782,000
       2006                           937,000
       2007                           937,000
       2008                           871,000
       Thereafter                   2,386,000
                                  -----------

                                  $ 5,913,000

Rent expense charged to operations for 2004 and 2003 totaled approximately $1,220,000 and $810,000.

                      CONSOLIDATED FINANCIAL STATEMENTS OF
                         VALLEY FORGE ENTERPRISES, LTD.
                                AND SUBSIDIARIES
                          YEARS ENDED FEBRUARY 28, 2005
                              AND FEBRUARY 29, 2004

                          [Pressman Ciocca Smith Logo]

[Pressman Ciocca Smith Letterhead]

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders
Valley Forge Enterprises, Ltd. and Subsidiaries
Wayne, Pennsylvania

We have audited the accompanying consolidated balance sheets of Valley Forge Enterprises, Ltd. and subsidiaries as of February 28, 2005 and February 29, 2004, and the related consolidated statements of income and retained earnings and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Valley Forge Enterprises, Ltd. and subsidiaries as of February 28, 2005 and February 29, 2004, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Pressman Ciocca Smith LLP

August 26, 2005

             Pressman Ciocca Smith LLP Certified Public Accountants
                           and Management Consultants
          1800 Byberry Road Suite 1100 Huntingdon Valley, PA 19006-3523
               Tel. 215.947.2100 Fax. 215.947.7448 www.pcscpa.com

                 Valley Forge Enterprises, Ltd. and Subsidiaries
                           Consolidated Balance Sheets
                     February 28, 2005 and February 29, 2004

ASSETS                                                 2005            2004
                                                   ------------    ------------
CURRENT ASSETS
  Cash and cash equivalents                        $  1,088,023    $    641,285
  Accounts receivable                                   502,888         427,214
  Fees receivable                                       121,996         111,406
  Prepaid expenses                                       17,588          16,622
  Other current assets                                    6,111           5,954
                                                   ------------    ------------
      TOTAL CURRENT ASSETS                            1,736,606       1,202,481

PROPERTY AND EQUIPMENT                                   84,684          72,033
  Less accumulated depreciation                          49,528          33,346
                                                   ------------    ------------
                                                         35,156          38,687

INTANGIBLE ASSETS, net of accumulated
  amortization of $216,000 in 2005 and $194,400
  in 2004                                                    --          21,600

OTHER ASSETS                                             14,377          14,712
                                                   ------------    ------------
                                                   $  1,786,139    $  1,277,480
                                                   ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                 $    144,834    $    140,950
  Accrued payroll and taxes                           1,269,299         760,926
  Accrued profit sharing contribution                    84,034          84,605
  Accrued corporate taxes                                 1,283              --
  Unearned revenue                                        4,991           8,239
  Due to former stockholder                                  --          21,600
  Deferred tax liability                                  7,959           2,714
                                                   ------------    ------------

      TOTAL CURRENT LIABILITIES                       1,512,400       1,019,034

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
  Common stock, no par value, 1,000 shares
    authorized, 600 shares issued                        26,635          26,635
  Retained earnings                                     372,152         356,859
                                                   ------------    ------------
                                                        398,787         383,494
  Less treasury stock, 148 shares, at cost             (125,048)       (125,048)
                                                   ------------    ------------
                                                        273,739         258,446
                                                   ------------    ------------
                                                   $  1,786,139    $  1,277,480
                                                   ============    ============

                             See accompanying notes.

                 Valley Forge Enterprises, Ltd. and Subsidiaries
             Consolidated Statements of Income and Retained Earnings
               Years Ended February 28, 2005 and February 29, 2004

                                                    2005                           2004
                                        ----------------------------   ----------------------------
                                           Amount          Percent        Amount          Percent
                                        ------------    ------------   ------------    ------------

REVENUES                                $  2,876,489           100.0%  $  2,475,443           100.0%

OPERATING EXPENSES
  Selling, general and administrative      1,498,018            52.1      1,536,096            62.0
  Depreciation and amortization               37,750             1.3         57,255             2.3
  Officers' compensation                   1,328,030            46.2        861,352            34.8
                                        ------------    ------------   ------------    ------------
                                           2,863,798            99.6      2,454,703            99.2
                                        ------------    ------------   ------------    ------------

      INCOME FROM OPERATIONS                  12,691             0.4         20,740             0.8

OTHER INCOME (EXPENSE)
  Interest and dividends                       7,954             0.3          2,524             0.1
  Interest expense                              (115)             --         (1,080)             --
  Other income                                 2,013             0.1          3,253             0.1
                                        ------------    ------------   ------------    ------------
                                               9,852             0.4          4,697             0.2
                                        ------------    ------------   ------------    ------------

      INCOME BEFORE TAXES                     22,543             0.8         25,437             1.0

INCOME TAX EXPENSE                             7,250             0.3          7,605             0.3
                                        ------------    ------------   ------------    ------------

      NET INCOME                              15,293             0.5%        17,832             0.7%
                                                        ============                   ============

RETAINED EARNINGS -
  BEGINNING OF YEAR                          356,859                        339,027
                                        ------------                   ------------

      RETAINED EARNINGS -
        END OF YEAR                     $    372,152                   $    356,859
                                        ============                   ============

                             See accompanying notes.

                 Valley Forge Enterprises, Ltd. and Subsidiaries
                      Consolidated Statements of Cash Flows
               Years Ended February 28, 2005 and February 29, 2004

CASH FLOWS FROM OPERATING ACTIVITIES                                   2005            2004
                                                                   ------------    ------------

  Net income                                                       $     15,293    $     17,832
  Adjustments to reconcile net income to
   net cash provided by operating activities:
    Depreciation                                                         16,150          14,055
    Amortization                                                         21,600          43,200
    Deferred tax expense                                                  5,245           4,629
  Changes in operating assets and liabilities:
    Accounts receivable                                                 (75,674)         64,847
    Fees receivable                                                     (10,590)        (29,470)
    Prepaid expenses                                                       (966)        (15,231)
    Other current assets                                                   (157)         (5,185)
    Other assets                                                            335             222
    Accounts payable                                                      3,884         (41,797)
    Accrued payroll and taxes                                           508,373         215,775
    Accrued profit sharing contribution                                    (571)         (6,570)
    Accrued corporate taxes                                               1,283              --
    Unearned revenue                                                     (3,248)         (9,152)
                                                                   ------------    ------------
      NET CASH PROVIDED BY
      OPERATING ACTIVITIES                                              480,957         253,155

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of property and equipment                                   (12,619)        (30,182)

CASH FLOWS FROM FINANCING ACTIVITIES
  Payment of due to former stockholder                                  (21,600)        (43,200)
                                                                   ------------    ------------
      NET INCREASE IN CASH
      AND CASH EQUIVALENTS                                              446,738         179,773

CASH AND CASH EQUIVALENTS
 AT BEGINNING OF YEAR                                                   641,285         461,512
                                                                   ------------    ------------

      CASH AND CASH EQUIVALENTS
      AT END OF YEAR                                               $  1,088,023    $    641,285
                                                                   ============    ============

                Supplemental Disclosure of Cash Flow Information

Cash paid during the year for:                                         2005            2004
                                                                   ------------    ------------
  Interest                                                         $        115    $      1,080
                                                                   ============    ============
  Income taxes                                                     $        931    $      3,936
                                                                   ============    ============

                             See accompanying notes.

                 Valley Forge Enterprises, Ltd. and Subsidiaries
                   Notes to Consolidated Financial Statements
                     February 28, 2005 and February 29, 2004

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Valley Forge Enterprises, Ltd. and subsidiaries is presented to assist in understanding its consolidated financial statements. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Business Activity and Concentrations of Credit Risk

Valley Forge Enterprises, Ltd. ("the Company") operates a management and holding company for its subsidiaries. Its subsidiary companies provide retirement planning, insurance and investment advisory services. The Company and its subsidiaries operate in the Philadelphia, Pennsylvania area.

The Company and its subsidiaries maintain cash balances at financial institutions. The accounts are insured up to $100,000. At times during the year, the Company maintains cash balances in excess of the insured amounts.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and all of its wholly-owned subsidiaries. All intercompany transactions and balances have been eliminated in consolidation.

Valley Forge Enterprises, Ltd. owns 100% of the outstanding stock of the following companies, all of which are presented in the accompanying consolidated financial statements:

      Valley Forge Consulting Corporation
      V.F.  Associates, Inc.
      VF    Investment Services Corp.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid debt instruments with maturities of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a provision for bad debt expense and an adjustment to a valuation allowance based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written-off through a charge to the valuation allowance and a credit to accounts receivable. Management has determined that no allowance is required at February 28, 2005 and February 29, 2004.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 4 to 5 years. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Intangible Assets

Intangible assets consist of covenants not to compete which are amortized using the straight-line method over the life of the assets.

Revenue Recognition

The Company recognizes fee revenue when (i) persuasive evidence of an arrangement between the Company and the customer exists, (ii) delivery of the product to the customer has occurred or service has been provided to the customer, (iii) the price to the customer is fixed and determinable and (iv) collectibility of the fee is reasonably assured.

Insurance commissions are recognized as revenue when (i) the policy application is substantially complete, (ii) the premium is paid and (iii) the insured party is contractually committed to the purchase of the insurance policy.

Asset-based fees are earned for administration services or consulting related to certain benefit plans. These fees are based on a percentage of assets under management and are paid quarterly. Revenue is recognized as services are rendered. Contingent commissions are recorded as revenue when received which, in many cases, is the Company's first notification of amounts earned.

Income Taxes

The Company files a consolidated Federal tax return. The Company complies with SFAS No. 109, "Accounting for Income Taxes", which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred income tax assets to the amount expected to be realized.

Valuation of Long-Lived Assets

The Company assesses, on an on-going basis, the recoverability of long-lived assets based on estimates on cash flows generated by the underlying assets. Long-lived assets include property and equipment and intangible assets. As of February 28, 2005, management believes that no adjustments are needed to the carrying value of the long-lived assets.

Advertising

Advertising costs are charged to operations when incurred.

NOTE B - LINE OF CREDIT

The Company has available a line of credit of $250,000 with Sovereign Bank. At February 28, 2005 and February 29, 2004, no amounts were outstanding. The interest rate is prime plus 1%. The effective interest rates at February 28, 2005 and February 29, 2004 were 6.5% and 5.0%, respectively. The line is due on demand and is collateralized by substantially all assets of the corporation.

NOTE C - LEASE COMMITMENTS

The Company leases office space and equipment from unrelated parties under operating leases requiring future minimum rentals as follows:

      Year Ending February 28 or 29,
      ------------------------------
                   2006                   $  94,383
                   2007                      93,933
                   2008                      56,544
                                          ---------
                                          $ 244,860
                                          =========

Rent expense was $99,771 and $102,583 for the years ended February 28, 2005 and February 29, 2004, respectively. It is expected that, in the normal course of business, expiring leases will be renewed or replaced by leases on other properties; thus, it is anticipated that future minimum operating lease commitments will not be less than the expense incurred for the year ended February 28, 2005.

NOTE D - CORPORATE INCOME TAXES

The provisions for income tax expense for the years ended February 28, 2005 and February 29, 2004 consist of the following components:

Current               2005           2004
                  ------------   ------------
  Federal         $      1,488          1,756
  State                    517          1,220
                  ------------   ------------
                         2,005          2,976
Deferred
  Federal                3,148          2,778
  State                  2,097          1,851
                  ------------   ------------
                         5,245          4,629
                  ------------   ------------

                  $      7,250   $      7,605
                  ============   ============

The temporary differences that give rise to deferred tax assets and liabilities are primarily depreciation differences in property and equipment.

NOTE E - RETIREMENT PLANS

The Company has a profit sharing plan available to all employees who have completed one year of service and are at least 20 years old. Employer contributions to the plan are discretionary and are determined annually by the Board of Directors. The Company contributed $84,034 and $84,605 for the years ended February 28, 2005 and February 29, 2004, respectively.

The Company also has a 401(k) plan available to all employees who have completed one year of service and are at least 21 years old. Employees may contribute to the plan, subject to IRS limitations. The Company does not match employee contributions or contribute to the 401(k) plan.

NOTE F - RELATED PARTY TRANSACTIONS

In connection with a covenant not to compete, the Company paid a former stockholder monthly installments of $1,800. The final installment was paid in February 2005.

NOTE G - FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

Cash and Cash Equivalents, Accounts Receivable, Fees Receivable, Accounts Payable, Accrued Expenses and Unearned Revenue

The carrying amounts approximate fair market value because of the short maturity of those instruments.

NOTE H - SUBSEQUENT EVENT

On May 25, 2005, National Investment Managers, Inc. entered into a non-binding letter of intent to acquire all of the issued and outstanding stock of the Company. If consummated, the Company will become a wholly-owned subsidiary of National Investment Managers, Inc.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                  To the Board of Directors and Shareholders of
                Stephen H. Rosen & Associates, Inc. and Affiliate

We have audited the accompanying combined balance sheets of Stephen H. Rosen & Associates, Inc. and Affiliate (collectively, the "Company") as of December 31, 2004 and 2003, and the related combined statements of operations, stockholders' equity, and cash flows for the years then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Stephen H. Rosen & Associates, Inc. and Affiliate as of December 31, 2004 and 2003, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Roseland, New Jersey
June 10, 2005

STEPHEN H. ROSEN & ASSOCIATES, INC. AND AFFILIATE

COMBINED BALANCE SHEETS

December 31,                                               2004          2003
--------------------------------------------------------------------------------

ASSETS

Current assets
  Cash                                                  $  177,354    $  159,390
  Accounts receivable, net of allowance for doubtful
   accounts of approximately $33,000 in 2004 and
   $17,000 in 2003                                         160,615       235,987
                                                        ------------------------

      Total current assets                                 337,969       395,377

Property and equipment, net                                 39,244        53,160
                                                        ------------------------

                                                        $  377,213    $  448,537
                                                        ========================

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Accounts payable                                      $   10,024    $   10,061
  Accrued employee compensation and benefits                79,003        74,886
  Note payable, stockholder, current portion                12,954        12,201
  Unearned revenues                                         40,112
                                                        ------------------------

      Total current liabilities                            142,093        97,148
                                                        ------------------------

Long-term liabilities
  Note payable, stockholder, less current portion           28,353        41,307
  Deferred rent                                             44,640        37,942
                                                        ------------------------

                                                            72,993        79,249
                                                        ------------------------

Stockholders' equity
  Common stock                                                   4             4
  Additional paid-in capital                                38,298        38,298
  Retained earnings                                        123,825       233,838
                                                        ------------------------

      Total stockholders' equity                           162,127       272,140
                                                        ------------------------

                                                        $  377,213    $  448,537
                                                        ========================

See accompanying notes to combined financial statements.

STEPHEN H. ROSEN & ASSOCIATES, INC. AND AFFILIATE

COMBINED STATEMENT OF OPERATIONS

Years Ended December 31,                              2004              2003
--------------------------------------------------------------------------------

Revenues
  Pension consulting and administration           $ 2,070,853       $ 2,057,292
  Commission and asset based fees                     523,364           344,247
                                                  -----------------------------

                                                    2,594,217         2,401,539
                                                  -----------------------------

Operating expenses
  Selling, general and administrative expenses      1,834,440         1,674,306
  Officers' compensation                              833,328           724,819
                                                  -----------------------------

                                                    2,667,768         2,399,125
                                                  -----------------------------

Operating income (loss)                               (73,551)            2,414
                                                  -----------------------------

Other income (expense)
  Interest and dividends                                4,957             6,829
  Interest expense, stockholder                        (2,879)           (3,587)
                                                  -----------------------------

                                                        2,078             3,242
                                                  -----------------------------

Net income (loss)                                 $   (71,473)      $     5,656
                                                  =============================

See accompanying notes to combined financial statements.

STEPHEN H. ROSEN & ASSOCIATES, INC. AND AFFILIATE

COMBINED STATEMENT OF STOCKHOLDERS' EQUITY

Years Ended December 31, 2004 and 2003

                                                   Additional
                                    Common          Paid-In       Retained
                                     Stock          Capital       Earnings         Total
Balances, January 1, 2003         $         4    $    38,298    $   285,340     $   323,642

Distribution to stockholders                                        (57,158)        (57,158)

Net income                                                            5,656           5,656
                                  ---------------------------------------------------------

Balances, December 31, 2003                 4         38,298        233,838         272,140

Distribution to stockholders                                        (38,540)        (38,540)

Net loss                                                            (71,473)        (71,473)
                                  ---------------------------------------------------------

Balances, December 31, 2004       $         4    $    38,298    $   123,825     $   162,127
                                  =========================================================

See accompanying notes to combined financial statements.

STEPHEN H. ROSEN & ASSOCIATES, INC. AND AFFILIATE

COMBINED STATEMENT OF CASH FLOWS

Years Ended December 31,                                     2004            2003
------------------------------------------------------------------------------------
Cash flows from operating activities
  Net income (loss)                                      $   (71,473)    $     5,656
  Adjustments to reconcile net income (loss) to net
   cash provided by operating activities:
    Depreciation and amortization                             51,242          33,202
    Bad debt expense                                          16,599           8,001
    Changes in operating assets and liabilities:
       Accounts receivable                                    58,773          48,564
       Accounts payable                                          (36)         (1,695)
       Accrued employee compensation and benefits              4,117          10,596
       Unearned revenues                                      40,112         (16,375)
       Deferred rent                                           6,698          10,296
                                                         ---------------------------

Net cash provided by operating activities                    106,032          98,245
                                                         ---------------------------

Net cash used in investing activities
  Purchases of property and equipment                        (37,327)        (18,182)
                                                         ---------------------------

Cash flows from financing activities
  Payments on note payable, stockholder                      (12,201)        (11,492)
  Distribution to stockholders                               (38,540)        (57,158)
                                                         ---------------------------

Net cash used in financing activities                        (50,741)        (68,650)
                                                         ---------------------------

Net increase in cash                                          17,964          11,413

Cash, beginning of year                                      159,390         147,977
                                                         ---------------------------

Cash, end of year                                        $   177,354     $   159,390
                                                         ===========================

Supplemental disclosure of cash flow information:
  Interest paid to stockholder                           $     2,879     $     3,587
                                                         ===========================

See accompanying notes to combined financial statements.

STEPHEN H. ROSEN & ASSOCIATES, INC. AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS

1. Nature of operations and summary of significant accounting policies

Basis of Combination

The combined financial statements include the accounts of Stephen H. Rosen & Associates, Inc. ("SHRA") and its affiliate through common ownership, Haddon Strategic Alliances, Inc. ("HSA") (collectively, the "Company"). While these financial statements have been combined, the financial position, results of operations and cash flows do not represent those of a single legal entity. All significant intercompany transactions and balances have been eliminated in combination.

Nature of Operations

The Company is a pension consulting and asset management firm focused on serving the small business community in the Philadelphia metropolitan area. Revenues are generated from pension consulting and annual administration service fees, investment management fees and the sale of insurance products.

Accounts Receivable

The Company carries its accounts receivable at cost less an allowance for doubtful accounts. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, based on a history of write-offs and collections and current credit conditions. Accounts are written-off as uncollectible once the Company has exhausted its collection means.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. The Company provides for depreciation and amortization using the straight-line method over the assets' estimated useful lives, generally ranging from 3 to 10 years.

Rent Expense

Rent is charged to operations by amortizing the minimum rent payable over the term of the lease, using the straight line method.

Revenue Recognition

The Company earns fees for the development and implementation of corporate and executive benefit programs as well as fees for the duration as these programs are administered. The Company recognizes fee revenue when (i) persuasive evidence of an arrangement between the Company and the customer exists, (ii) delivery of the product to the customer has occurred or service has been provided to the customer, (iii) the price to the customer is fixed and determinable and (iv) collectibility of the sales price is reasonably assured.

Asset-based fees are earned for administration services or consulting related to certain benefit plans. These fees are based on a percentage of assets under management and are paid quarterly. Revenue is recognized as services are rendered. Contingent commissions are recorded as revenue when received which, in many cases, is the Company's first notification of amounts earned.

STEPHEN H. ROSEN & ASSOCIATES, INC. AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS

1. Nature of operations and summary of significant accounting policies
(continued)

Insurance commissions are recognized as revenue when the following three criteria are met (i) the policy application is substantially complete, (ii) the premium is paid and (iii) the insured party is contractually committed to the purchase of the insurance policy.

Benefit Plans

SHRA and HSA have a defined contribution profit sharing plan with a 401(k) provision covering substantially all of its employees who meet certain eligibility requirements. Employer contributions to the Plan are determined at the discretion of the board of directors. Employer contributions made for the years ended December 31, 2004 and 2003 were approximately $71,000 and $72,000, respectively.

Fair Value of Financial Instruments

The fair value of the Company's assets and liabilities, which qualify as financial instruments under Statement of Financial Accounting Standards (SFAS) No. 107, "Disclosures About Fair Value of Financial Instruments," approximate the carrying amounts presented in the combined balance sheets.

Income Taxes

No provision for federal and state income tax has been recorded as the Company's stockholders elected to treat the Company as an "S" Corporation. As such, the Company's stockholders are liable for federal and substantially all state income tax on corporate income and receive the tax benefit of corporate loss.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

STEPHEN H. ROSEN & ASSOCIATES, INC. AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS

2. Property and equipment

Property and equipment consists of the following at December 31, 2004 and 2003:

                                                        2004              2003

Automobile                                          $   36,838        $   36,838
Furniture and fixtures                                 124,714           119,208
Office equipment                                       211,611           179,790
Leasehold improvements                                  14,945            14,945
                                                    ----------------------------
                                                       388,108           350,781
Less accumulated depreciation
 and amortization                                      348,864           297,621
                                                    ----------------------------

                                                    $   39,244        $   53,160
                                                    ============================

3. Stockholders' equity

Details of common stock and additional paid-in capital at December 31, 2004 and 2003 are as follows:

                                                                     Additional
                                                        Common         Paid-in
                                                         Stock         Capital
Stephen H. Rosen & Associates, Inc.

Common stock, $.01 par value, 1,000 Shares
 authorized, 157.892 shares issued and                $        2     $       --
 outstanding

Haddon Strategic Alliances, Inc.

Common stock, $.01 par value, 1,000 shares
 authorized, 250 shares issued and
 outstanding                                                   2         38,298
                                                      -------------------------

                                                      $        4     $   38,298
                                                      =========================

STEPHEN H. ROSEN & ASSOCIATES, INC. AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS

4. Related party transactions

Note Payable, Stockholder

The Company has a note payable to a stockholder with an outstanding balance of $41,307 and $53,508 at December 31, 2004 and 2003, respectively. The note bears interest at the rate of 6% per annum and is repayable in 60 equal monthly principal and interest installments of $1,257 through December 31, 2008. Interest expense for the years ended December 31, 2004 and 2003 was $2,879 and $3,587, respectively.

Office Lease

The Company is obligated under an office lease expiring February 2011, in which an officer of SHRA is a minority equity owner of the entity that owns and manages the building in which the Company leases office space. In addition to the base rent, the lease provides for the Company to pay property taxes and insurance increases over base period amounts. In the opinion of the management of the Company, at the time the Company entered into the lease, the terms of the lease were no less favorable than which could have been obtained from an unrelated third party.

Future minimum annual lease payments, excluding property taxes and operating expenses, in the years subsequent to December 31, 2004 are approximately as follows:

Year ending December 31,
     2005                                                     $129,000
     2006                                                      133,000
     2007                                                      137,000
     2008                                                      141,000
     2009                                                      145,000
     Thereafter                                                172,000
                                                              --------

                                                              $857,000
                                                              ========

Rent expense, net of rental income from unrelated third parties, for the years ended December 31, 2004 and 2003, which include property taxes and operating expenses, were approximately $102,000 and $81,000, respectively.

Under a sublease agreement, the Company receives monthly rental payments of approximately $400 through February 28, 2007, the expiration of the sublease agreement. The tenant has an option to renew this agreement for an additional three-year term.

                National Investment Managers Inc.and Subsidiaries
                 Pro Forma Condensed Consolidated Balance Sheet
                               September 30, 2005
                                   (Unaudited)

                                                       National        American       Valley
                                                      Investment       Benefit         Forge
                                                       Managers       Resources,    Enterprises,                         Pro Forma
                                                        Inc. &         Inc. and       Ltd. and         Pro Forma       Consolidated
                                                     Subsidiaries    Subsidiaries   Subsidiaries      Adjustments         Company
CURRENT ASSETS
Cash                                                  $  2,255,973   $    433,463   $    704,639    $ (9,200,000)(a)   $  2,889,436
                                                                                                       9,200,000 (b)
                                                                                                        (704,639)(k)
                                                                                                       3,154,998 (i)
                                                                                                      (3,154,998)(h)
                                                                                                         200,000 (l)

Accounts receivable, net                                   273,531      2,506,932        421,014        (421,014)(k)      2,780,463
Due from Seller                                                                                          479,154 (f)        479,154
Prepaid directors and officers liability insurance          39,722             --                                            39,722
Prepaid expenses and other current assets                  228,215        343,965         17,514         (17,514)(k)        572,180
                                                      ------------   ------------   ------------    ------------       ------------

                               Total current assets      2,797,441      3,284,360      1,143,167        (464,013)         6,760,955
                                                      ------------   ------------   ------------    ------------       ------------

PROPERTY AND EQUIPMENT, net                                225,404        464,116         33,670         500,000 (c)        775,404
                                                                                                        (464,116)(d)
                                                                                                         (33,670)(k)
                                                                                                          50,000 (j)

Goodwill                                                 2,854,580      2,188,349                      4,073,700 (c)      8,944,126
                                                                                                      (2,188,349)(d)
                                                                                                         395,000 (e)
                                                                                                        (479,154)(f)
                                                                                                       2,100,000 (j)

Customer lists/relationships                             6,065,586      4,794,876                     12,160,000 (c)     24,225,586
                                                                                                      (4,794,876)(d)
                                                                                                       6,000,000 (j)

Other intangibles                                          429,167             --                      1,000,000 (c)      1,979,167
                                                                                                         550,000 (k)

Deferred financing costs                                   124,861             --                                           124,861

Deferred tax asset                                         195,204      1,346,000                     (1,346,000)(d)        195,204
Other assets                                                                              11,178         (11,178)(k)             --
                                                      ------------   ------------   ------------    ------------       ------------

                                       Other assets      9,669,398      8,329,225         11,178      17,459,143         35,468,944
                                                      ------------   ------------   ------------    ------------       ------------

                                       Total Assets   $ 12,692,243   $ 12,077,701   $  1,188,015    $ 17,047,344       $ 43,005,303
                                                      ============   ============   ============    ============       ============

CURRENT LIABILITIES
Short-term debt                                       $     28,723   $    700,042                                      $    728,765
Long-term debt, current portion                          1,568,349      1,170,000                   $    766,667 (b)      3,505,016
Accounts payable                                           415,002        825,673   $     58,909         (58,909)(k)      1,240,675
Unearned revenue                                            52,229        702,371            797            (797)(k)        754,600
Accrued expenses and other current liabilities             427,800      2,318,364        946,169         395,000 (e)      3,341,164
                                                                                                        (946,169)(k)
                                                                                                         200,000 (l)
                                                      ------------   ------------   ------------    ------------       ------------

                          Total current liabilities      2,492,103      5,716,450      1,005,875         355,792          9,570,220
                                                      ------------   ------------   ------------    ------------       ------------

LONG TERM LIABILITIES
Long-term debt, less current portion                                    1,934,644     23,871,224       8,433,333 (b)     10,257,887
                                                                                                     (22,843,314)(d)
                                                                                                      (1,400,000)(b)
                                                                                                         262,000 (b)
Preferred dividends payable                                183,203             --                                           183,203
Deferred tax liability                                   2,610,893      1,346,000          9,400       4,073,700 (c)      8,784,593
                                                                                                      (1,346,000)(d)
                                                                                                          (9,400)(k)
                                                                                                       2,100,000 (j)
                                                      ------------   ------------   ------------    ------------       ------------

                        Total long term liabilities      4,728,740     25,217,224          9,400     (10,729,681)        19,225,683
                                                      ------------   ------------   ------------    ------------       ------------

                                  Total Liabilities      7,220,843     30,933,674      1,015,275     (10,373,889)        28,795,903
                                                      ------------   ------------   ------------    ------------       ------------

STOCKHOLDERS' EQUITY
Preferred stock
   National Investment Managers-
   Preferred Stock, $.001 par value,
   10,000,000 shares authorized
   4,000,000 designated as Series A
   shares of which 3,820,000 shares
   issued and outstanding
   (liquidation preference $3,820,000) and
   4,000,000 designated as Series B shares
   of which 1,975,000 shares issued and
   outstanding (liquidation preference $1,975,000)
   and 1,000,000 designated as Series C shares
   pro forma of which 525,833 shares issued and
   outstanding (liquidation preference $6,000,000)           5,795                                           526 (i)          6,321

Common Stock
   National Investment Managers-
   $.001 par value 100,000,000 shares
   authorized, 13,653,747 shares issued and
   outstanding (pre-acquisition) 15,433,322
   pro forma                                                13,654             --                            671 (a)         15,433
                                                                                                           1,108 (a)

Common stock                                                                  723         26,635            (723)(d)             --
                                                                                                         (26,635)(m)

Less  Treasury stock, 150 shares at cost                                                (125,048)        125,048 (m)             --

Additional paid-in-capital                               7,029,768                                       998,221 (a)     16,027,463
                                                                                                       1,400,000 (b)
                                                                                                       6,599,474 (i)

Retained earnings (accumulated deficit)                 (1,577,817)   (18,856,696)       271,153      18,856,696 (g)     (1,839,817)
                                                                                                        (262,000)(b)
                                                                                                        (271,153)(m)
                                                      ------------   ------------   ------------    ------------       ------------

                         Total stockholders' equity      5,471,400    (18,855,973)       172,740      27,421,233         14,209,400
                                                      ------------   ------------   ------------    ------------       ------------

Total liabilities and stockholders' equity            $ 12,692,243   $ 12,077,701   $  1,188,015    $ 17,047,344       $ 43,005,303
                                                      ============   ============   ============    ============       ============


(a) NIM purchased American Benefit Resources for $13.66 million including accrued acquisition costs of $1,000,000. In addition to the 9.2 million in financing, $3.4 million was transferred from cash and NIM issued 671,141 shares of common stock at $1.49 (arithmetic average closing sale price per share of NIM Shares for each of the ten (10) consecutive trading days ending with the trading day which occurs immediately prior to the closing date) as consideration for acquisition equaling $1,000,000.

(b) To make the acquisition, NIM borrowed $9.2 million from a senior lender. The Company determined the initial carrying value of $9.2 million from a senior lender by allocating the proceeds from the sale of the note between the note and the 1,108,434 shares of common stock value at $1.4 million For the period 1/1/05 thru 9/30/05 the Company amortized $262,000 of Non-cash Interest

(c) The aggregate purchase price of $13,660,000 is preliminarily allocated as follows: $12,160,000 - customer lists/relationships; $1,000,000 - other intangible assets; $500,000 - property and equipment; $4,073,700 - deferred tax liability; $4,073,700- goodwill

(d) Assets and liabilities not assumed in connection with the Asset purchase agreement dated 11/30/.05 between National Investment Managers Inc. and American Benefit Resources, Inc.

(e)   Certain activities relating to termination of various contracts

(f)   Adjustment to purchase price based on threshold of assumed liabilities

(g)   Elimination of American Benefit Resources, Inc. equity.

(h) NIM purchased Valley Forge Enterprises, Ltd. for $6.6 million, cash of $3.155 million and NIM issued 4,150,000 shares of common stock at $0.83 (arithmetic average closing sale price per share of NIM Shares for each of the ten (10) consecutive trading days ending with the trading day which occurs immediately prior to the closing date) as consideration for acquisition equaling $3,444,500.

(I) To make the acquisition, on a pro forma basis, NIM issued 525,833 shares of Series C Preferred stock at $6.00 per share.

(j) The aggregate purchase price of $6,600,000 is preliminarily allocated as follows: $6,000,000 - customer lists/relationships; $550,000 - other intangible assets; $50,000 - property and equipment; $2,100,000 - deferred tax liability; $2,100,000- goodwill

(k) Assets and liabilities not assumed in connection with the Merger agreement dated 1/04/06 between National Investment Managers Inc. and Valley Forge Enterprises, Ltd.

(l) The shareholder's of the seller, Valley Forge Enterprises, Ltd. advanced NIM $200,000 for working capital

(m)   Elimination of Valley Forge Enterprises, Ltd. equity.

               National Investment Managers Inc. and Subsidiaries
            Pro Forma Condensed Consolidated Statement of Operations
                      For the year ended December 31, 2004
                                   (Unaudited)

                                                                                                    Stephen
                                                  National         Duncan         Pension          H. Rosen
                                                 Investment        Capital     Administration    & Associates,   American Benefit
                                                  Managers        Financial     Service and        Inc. and       Resources, Inc.
                                                    Inc.         Group, Inc.     Affiliates        Affiliate     and Subsidiaries
Revenues                                                                         $ 2,091,210      $ 2,594,217      $ 13,563,779

Operating expenses:
       Selling                                                                       950,663                            216,875

       General and administrative              $     9,946      $    81,344        1,131,189        2,667,768        13,244,569


       Depreciation and amortization                                                 950,663                            968,056






       Stock based compensation                                                                                              --
                                               -----------      -----------      -----------      -----------      ------------

                                                     9,946           81,344        2,081,852        2,667,768        14,429,500
                                               -----------      -----------      -----------      -----------      ------------

Loss from operations                                (9,946)         (81,344)           9,358          (73,551)         (865,721)
                                               -----------      -----------      -----------      -----------      ------------

Other income (expense)
       Reverse acquisition costs                                                                                             --

       Interest expense                                                  18            1,653            2,078        (2,243,000)


       Non-cash interest

       Interest, dividend and rental income                                                                              16,484

                                               -----------      -----------      -----------      -----------      ------------

                                                        18               --            1,653            2,078        (2,226,516)
                                               -----------      -----------      -----------      -----------      ------------

Loss before deferred income tax benefit             (9,928)         (81,344)          11,011          (71,473)       (3,092,237)

Income tax (Expense) benefit                            --            9,000                                                  --
                                               -----------      -----------      -----------      -----------      ------------

Net loss available to common shareholders      $    (9,928)     $   (72,344)     $    11,011      $   (71,473)     $ (3,092,237)
                                               ===========      ===========      ===========      ===========      ============

Basic and diluted loss per common share              (0.00)           (0.01)            0.99          (175.18)            (4.61)
                                               ===========      ===========      ===========      ===========      ============

Weighted average number of common shares
  outstanding                                    5,000,000       12,040,000           11,100              408           671,141
                                               ===========      ===========      ===========      ===========      ============

                                              Valley Forge                                 Pro Forma
                                            Enterprises, Ltd.        Pro Forma           Consolidated
                                            and Subsidiaries        Adjustments             Company
Revenues                                       $ 2,790,889                               $ 21,040,095

Operating expenses:
       Selling                                                                              1,167,538

       General and administrative                2,774,455       $    406,667 (c)          20,343,938
                                                                       28,000 (d)

       Depreciation and amortization                13,215              7,200 (h)           4,160,582
                                                                      200,000 (g)
                                                                    1,368,845 (j)
                                                                      400,000 (l)
                                                                        3,266 (m)
                                                                    1,200,000 (n)

       Stock based compensation                                                                    --
                                               -----------       ------------            ------------

                                                 2,787,670          3,613,978              25,672,058
                                               -----------       ------------            ------------

Loss from operations                                 3,219         (3,613,978)             (4,631,963)
                                               -----------       ------------            ------------

Other income (expense)
       Reverse acquisition costs                                     (215,000)(b)            (215,000)

       Interest expense                               (115)          (920,000)(i)          (1,112,366)
                                                                    2,047,000 (k)

       Non-cash interest                                             (690,000)(i)            (690,000)

       Interest, dividend and rental income          5,329            (63,000)(e)             (51,567)
                                                                      (10,380)(f)
                                               -----------       ------------            ------------

                                                     5,214            148,620              (2,068,933)
                                               -----------       ------------            ------------

Loss before deferred income tax benefit              8,433         (3,465,358)             (6,700,896)

Income tax (Expense) benefit                        (1,756)            (3,000)(a)               4,244
                                               -----------       ------------            ------------

Net loss available to common shareholders      $     6,677       $ (3,468,358)           $ (6,696,652)
                                               ===========       ============            ============

Basic and diluted loss per common share              16.69                                      (0.34)
                                               ===========                               ============

Weighted average number of common shares
  outstanding                                          400                                 19,583,322
                                               ===========                               ============

a) Represents pro forma income taxes for Pension Administration Services, Inc. and Affiliates as if these entities were taxed under Subchapter C (and not Subchapter S) of the Internal Revenue Code.

(b) Represents transaction costs associated with the reverse acquisition, including $200,000 to settle outstanding liabilities of the registrant and $15,000 of related legal fees.

(c) Represents twelve months of amortization of intangible assets acquired in the Rosen and Haddon stock purchase

(d) Represents twelve months of additional depreciation expense incurred due to the step up basis of fixed assets acquired.

(e) Represents twelve months of interest expense on $900,000 loans at 7.00% from previous shareholders of Rosen

(f) Represents twelve months of interest expense on $300,000 loans at 3.46% (applicable federal rate) from previous shareholders of Rosen.

(g) Represents twelve months of amortization of intangible assets allocated to purchase price of American Benefit Resources, Inc.

(h) Represents twelve months of additional depreciation expense incurred due to the step up basis of fixed assets acquired.

(i) Represents twelve months of interest expense on $9,200,000 financing @ 17.5% in connection with acquisition of American benefit Resources, Inc.

(j) Represents twelve months of amortization of customer lists allocated to purchase price of American Benefit Resources, Inc.

(k) Represents elimination of twelve months of interest expense attributable to former lender to American Benefit Resources, Inc.

(l) Represents twelve months of amortization of intangible assets allocated to purchase price of Valley Forge Enterprises, Ltd.

(m) Represents twelve months of additional depreciation expense incurred due to the step up basis of fixed assets acquired.

(n) Represents twelve months of amortization of customer lists allocated to purchase price of Valley Forge Enterprises, Ltd..

(o) On March 9, 2005, NIM acquired all of the outstanding common stock of Duncan Capital Financial Group, Inc. as disclosed in the Form 8-K/A filed on April 20, 2005. On August 2, 2005, NIM entered into, and consummated, a stock purchase agreement with the shareholders of Stephen H. Rosen & Associates, Inc. and a Stock Exchange Agreement with the shareholders of Haddon Strategic Alliances, Inc.

               National Investment Managers Inc. and Subsidiaries
            Pro Forma Condensed Consolidated Statement of Operations
                      Nine Months Ended September 30, 2005
                                   (Unaudited)

                                                             National
                                                            Investment
                                                             Managers        American Benefit      Valley Forge
                                                              Inc. &          Resources, Inc.    Enterprises, Ltd.
                                                           Subsidiaries      and Subsidiaries    and Subsidiaries
Revenues                                                   $  1,952,999        $ 10,539,912        $  2,253,812

Operating expenses:
         Selling                                                307,528             226,891
         General and administrative                           2,061,641           9,892,307           2,228,759
         Depreciation and amortization                          368,729             536,033              23,594





         Stock based compensation                                11,810                  --              11,810
                                                           ------------        ------------        ------------

                                                              2,749,708          10,655,231           2,252,353
                                                           ------------        ------------        ------------

Loss from operations                                           (796,709)           (115,319)              1,459
                                                           ------------        ------------        ------------

Other income (expense)
         Reverse acquisition costs                             (215,000)                 --
         Interest expense                                      (531,636)         (1,611,308)               (496)


         Non-cash interest
         Interest, dividend and rental income                    34,871              15,319              10,074
                                                           ------------        ------------        ------------

                                                               (711,765)         (1,595,989)              9,578
                                                           ------------        ------------        ------------

Loss before deferred income tax benefit                      (1,508,474)         (1,711,308)             11,037

Deferred income tax (expense) benefit                           186,204                  --              (2,309)
                                                           ------------        ------------        ------------

Net loss available to common shareholders                    (1,322,270)         (1,711,308)              8,728

Preferred dividends                                            (183,203)                 --                  --
                                                           ------------        ------------        ------------

Net loss                                                   $ (1,505,473)       $ (1,711,308)       $      8,728
                                                           ============        ============        ============

Basic and diluted loss per common share                           (0.11)          (9,006.88)              21.82
                                                           ============        ============        ============

Weighted average number of common shares outstanding         14,196,434                 190                 400
                                                           ============        ============        ============

                                                                                   Pro Forma
                                                             Pro Forma            Consolidated
                                                            Adjustments              Company
Revenues                                                                          $ 14,746,723

Operating expenses:
         Selling                                                                  $    534,419
         General and administrative                                               $ 14,182,707
         Depreciation and amortization                     $    150,000 (a)          3,125,340
                                                                  5,400 (b)
                                                              1,026,634 (d)
                                                                112,500 (f)
                                                                  2,450 (g)
                                                                900,000 (h)
         Stock based compensation
                                                           ------------           ------------

                                                              2,196,984             17,854,276
                                                           ------------           ------------

Loss from operations                                         (2,196,984)            (3,107,553)
                                                           ------------           ------------

Other income (expense)
         Reverse acquisition costs                                                    (215,000)
         Interest expense                                      (690,000)(c)         (1,298,190)
                                                              1,535,250 (d)

         Non-cash interest                                     (517,500)(c)           (517,500)
         Interest, dividend and rental income                                           60,264
                                                           ------------           ------------

                                                                327,750             (1,970,426)
                                                           ------------           ------------

Loss before deferred income tax benefit                      (1,869,234)            (5,077,979)

Deferred income tax (expense) benefit                                                  183,895
                                                           ------------           ------------

Net loss available to common shareholders                    (1,869,234)            (4,894,084)

Preferred dividends                                                                   (183,203)
                                                           ------------           ------------

Net loss                                                   $ (1,869,234)          $ (5,077,287)
                                                           ============           ============

Basic and diluted loss per common share                                                  (0.26)
                                                                                  ============

Weighted average number of common shares outstanding                                19,583,322
                                                                                  ============

(a) Represents nine months of amortization of intangible assets allocated to purchase price of American Benefit Resources, Inc.

(b) Represents nine months of additional depreciation expense incurred due to the step up basis of fixed assets acquired.

(c) Represents nine months of interest expense on $9,200,000 financing @ 17.5% in connection with acquisition of American benefit Resources, Inc.

(d) Represents nine months of amortization of customer lists allocated to purchase price of American Benefit Resources, Inc.

(e) Represents elimination of nine months of interest expense attributable to former lender to American Benefit Resources, Inc.

(f) Represents nine months of amortization of intangible assets allocated to purchase price of Valley Forge Enterprises, Ltd.

(g) Represents nine months of additional depreciation expense incurred due to the step up basis of fixed assets acquired.

(h) Represents nine months of amortization of customer lists allocated to purchase price of Valley Forge Enterprises, Ltd.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Florida law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT


SEC Registration fee            $  6,712.60
Accounting fees and expenses      50,000.00*
Legal fees and expenses           45,000.00*
Miscellaneous                      5,000.00
                                -----------
      TOTAL                     $106,725.61*
                                ===========

* Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

The following is a list of our securities that have been sold or issued by the Company and by Duncan Capital Financial Group, Inc. ("Duncan") during the past three years. Each of these sales or issuances was made without registration under the Securities Act of 1933, as amended (the "Act"). There were no underwriting discounts or commissions paid in connection with the sale of these securities.

Duncan Sales

On November 24, 2004, Duncan issued and sold 2,500,000 shares of common stock, par value $0.001 per share, of Duncan ("Duncan Common Stock") to Duncan Capital Group LLC for $2,500. This issuance was made to Duncan Capital Group LLC, an accredited investor within the meaning of the Act, in reliance on Section 4(2) of the Act.

Effective December 9, 2004, we sold (i) 9,540,000 shares of Duncan Common Stock for $0.167 per share, and (ii) 3,820,000 shares of Duncan Series A Convertible Preferred Stock for $0.50 per share, with annual cumulative dividends at the rate of 12%, payable in cash or registered common stock, together with associated warrants to purchase 1,910,000 shares of Duncan Common Stock at an exercise price of $0.167 per share. Such shares of Preferred Stock were convertible into Duncan Common Stock on a 1:1 basis, with proportional adjustments to the conversion rate for capital reorganizations, stock splits, reclassifications and certain issuances of common shares and adjustment of the conversion rate on a broad-based weighted average basis for issuances of common shares at a purchase price below the Series A Preferred purchase price of $0.50 per share. Holders of shares of Preferred Stock were entitled to a liquidation preference of two times the original purchase price per share, plus any declared and unpaid dividends. These issuances were made to a total of 21 individuals and entities, each of whom was an accredited investor within the meaning of the Act, in reliance on Section 4(2) of the Act. Gross proceeds of these sales of securities were $3,500,000. These shares were restricted securities under the Act and not eligible for resale unless a registration covering such securities was filed or another exemption from the registration requirements under the Act was available.

Effective as of December 13, 2004, in connection with his employment by PAS, a subsidiary of Duncan, Michael Bluestein, one of our directors, was granted options to purchase 50,000 shares of Duncan Common Stock at an exercise price of $1.00 per share, vesting on the date of grant. This issuance was made to Mr. Bluestein, an accredited investor within the meaning of the Act, in reliance on
Section 4(2) of the Act. The underlying shares of Common Stock are restricted securities under the Act and will not be eligible for resale unless we file a registration covering such securities or another exemption from the registration requirements under the Act is available.

Effective as of December 13, 2004, in connection with her employment by CIM, a subsidiary of Duncan, Irene Feeley was granted options to purchase 25,000 shares of Duncan Common Stock at an exercise price of $1.00 per share, vesting on the date of grant. This issuance was made to Ms. Feeley in reliance on Section 4(2) of the Act. The underlying shares of Common Stock are restricted securities under the Act and will not be eligible for resale unless we file a registration covering such securities or another exemption from the registration requirements under the Act is available.

On December 23, 2004, effective November 1, 2004, in connection with his employment by Duncan, Mr. Stierwalt, our former CEO and President, was issued a warrant to acquire 793,000 shares of common stock of Duncan which, as a result of our merger with Duncan, represents the right to acquire 793,000 shares of Company common stock, at an exercise price of $0.166 per share, as adjusted from time to time to reflect stock dividends, stock splits, reorganizations and similar customary adjustments. The warrant vests in twelve equal monthly installments commencing December 1, 2004, or, if sooner, upon a "change of control", defined as (i) an acquisition of voting securities of the Company by any person or entity immediately after which such person or entity has beneficial ownership of 50% or more of the combined voting power of the Company's then-outstanding voting securities; or (ii) a merger or consolidation that results in more than 50% of the combined voting power of the Company's then-outstanding voting securities changing ownership; or (iii) the sale of all or substantially all of the Company's assets. The warrant expires on October 31, 2009. This issuance was made to Mr. Stierwalt, an accredited investor within the meaning of the Act, in reliance on Section 4(2) of the Act. The underlying shares of Common Stock are restricted securities under the Act and will not be eligible for resale unless we file a registration covering such securities or another exemption from the registration requirements under the Act is available.

Effective January 1, 2005, in connection with his employment by Duncan, Mr. Neuhaus was issued a warrant to acquire 317,200 shares of common stock of Duncan which, as a result of our merger with Duncan, represents the right to acquire 317,200 shares of the Company's common stock, at an exercise price of $0.166 per share, as adjusted from time to time to reflect stock dividends, stock splits, reorganizations and similar customary adjustments. The warrant vests in twenty-four equal monthly installments commencing February 1, 2005, or, if sooner, upon a "change of control", defined as (i) an acquisition of voting securities of the Company by any person or entity immediately after which such person or entity has beneficial ownership of 50% or more of the combined voting power of the Company's then-outstanding voting securities; or (ii) a merger or consolidation that results in more than 50% of the combined voting power of the Company's then-outstanding voting securities changing ownership; or (iii) the sale of all or substantially all of the Company's assets. The warrant expires on December 31, 2009. This issuance was made to Mr. Neuhaus, an accredited investor within the meaning of the Act, in reliance on Section 4(2) of the Act. The underlying shares of Common Stock are restricted securities under the Act and will not be eligible for resale unless we file a registration covering such securities or another exemption from the registration requirements under the Act is available.

Effective June 30, 2005, we issued a secured convertible note to CAMOFI Master LDC (formerly known as DCOFI Master LDC) for $350,000, and effective May 4, 2005, we issued a similar secured convertible note to CAMOFI Master LDC for an additional $150,000 convertible into an aggregate of 736,000 shares of common stock of Duncan or its successor at a conversion price of $0.68 per share. In connection with the issuance of these notes, we agreed to issue five-year warrants to the noteholders to purchase 367,647 shares of common stock at $0.1667 per share. Each note bears interest at the rate of 12% per annum and interest is payable quarterly in arrears on the last day of each quarter. The principal amortizes in equal monthly payments commencing October 2005 and is due March 10, 2008. The notes are secured by substantially all of the assets of the Company, are guaranteed by PAS, CIM and MDB and are subordinate to the Laurus Master Fund, Ltd. convertible term note issued by the Company. In the event that the loan is not repaid within two trading days of maturity, we are required to issue to the lender 500,000 shares of our Common Stock. This issuance was made to CAMOFI Master LDC, an accredited investor within the meaning of the Act, in reliance on Section 4(2) of the Act. These securities are restricted securities under the Act and will not be eligible for resale unless we file a registration covering such securities or another exemption from the registration requirements under the Act is available.

Effective February 8, 2005, we issued options to acquire an aggregate of 40,000 shares of Duncan Common Stock each of five non-management directors of Duncan, consisting of Steven B. Ruchefsky, Kevin T. Crow, Jeff Cooke, Arthur D. Emil and Steven J. Ross, in remuneration for their services during the 2005 fiscal year. Such options, exercisable for a period of five years from date of issuance, were subsequently converted into options to acquire shares of the Company at the same exercise price. This issuance was made to such individuals, each an accredited investor within the meaning of the Act, in reliance on Section 4(2) of the Act. The underlying shares of Common Stock are restricted securities under the Act and will not be eligible for resale unless we file a registration covering such securities or another exemption from the registration requirements under the Act is available.

Company Sales

On August 4, 2004, we sold 2,754,500 shares of Common Stock for gross proceeds of $27,545 to Glenn A. Little, who thereby became the Company's controlling shareholder, owning approximately 71% of our 5,000,000 issued and outstanding shares of Common Stock (prior to a 1:20 reverse split effective February 2005). This issuance was made to Mr. Little, an accredited investor within the meaning of the Act, in reliance on Section 4(2) of the Act. These shares are restricted securities under the Act and will not be eligible for resale unless we file a registration covering such securities or another exemption from the registration requirements under the Act is available.


On February 21, 2005, we sold 443,994 shares of Common Stock for gross proceeds of $13,320 to Glenn A. Little. This issuance was made to Mr. Little, an accredited investor, in reliance on Section 4(2) of the Act. On that date, we also sold a total of 140,000 shares of Common Stock to eleven other person who represented to us that they were accredited investors, in reliance on Section 4(2) of the Act. These shares are restricted securities under the Act and will not be eligible for resale unless we file a registration covering such securities or another exemption from the registration requirements under the Act is available.

Effective February 28, 2005, we issued 200,082 shares of Common
Stock to Michael Bluestein, one of our directors, with respect to the conversion of a total of $150,061.31 of principal and interest under two convertible promissory notes at the conversion price of $0.75 per share. The promissory notes had been issued in connection with the acquisition from Mr. Bluestein of his interests in PAS, MDB and CIM in December 2004. This issuance was made to Mr. Bluestein, an accredited investor, in reliance on Section 4(2) of the Act. These shares are restricted securities under the Act and will not be eligible for resale unless we file a registration covering such securities or another exemption from the registration requirements under the Act is available.

Effective February 28, 2005, we issued 94,731 shares of Common Stock to Irene Feeley with respect to the conversion of a total of $71,048.06 of principal and interest under a convertible promissory note at the conversion price of $0.75 per share. The promissory note had been issued in connection with the acquisition from Ms. Feeley of her interest in CIM in December 2004. This issuance was made to Ms. Feeley, an accredited investor, in reliance on Section 4(2) of the Act. These shares are restricted securities under the Act and will not be eligible for resale unless we file a registration covering such securities or another exemption from the registration requirements under the Act is available.

In consideration for $25,000 due to John Rice on March 9, 2005, for services rendered, on April 14, 2005, we issued to Mr. Rice 149,700 shares of Common Stock. This issuance was made to Mr. Rice, an accredited investor, in reliance on Section 4(2) of the Act. These shares are restricted securities under the Act and will not be eligible for resale unless we file a registration covering such securities or another exemption from the registration requirements under the Act is available.

As previously reported in our Form 8-K filed with the Securities and Exchange Commission on March 15, 2005, we completed our acquisition of Duncan Capital Financial Group, Inc. ("Duncan") on March 9, 2005. The acquisition was made pursuant to the Agreement and Plan of Reorganization, dated February 18, 2005 (the "Acquisition Agreement"), among us, Glenn A. Little and Duncan. Under the terms of the Acquisition Agreement, each share of Duncan common stock outstanding immediately prior to the Effective Date was exchanged for one share of our Common Stock. As a result of the Acquisition, we issued 12,040,000 shares of common stock to the former stockholders of Duncan, consisting of a total of 18 individuals and entities. In addition to the Common Stock issued to the former stockholders of Duncan, under the Acquisition Agreement each outstanding option or warrant to purchase Duncan common stock was converted into an option to purchase the number of shares of our Common Stock equal to the number of Duncan common shares underlying the option or warrant immediately prior to the closing date. The issuance of our Common Stock and of options and warrants to acquire Common Stock were made pursuant to an exemption from the registration requirements under the Securities Act of 1933. Each of the stockholders of Duncan to whom we issued common stock, options or warrants was an accredited investor within the meaning of the Act, and the Acquisition was conducted as a private placement in accordance with Rule 506 of Regulation D under the Act. The Common Stock, warrants and options we issued in the Acquisition, and the shares of our Common Stock underlying the options and warrants, are restricted securities under the Act and will not be eligible for resale unless we file a registration covering such securities or another exemption from the registration requirements under the Securities Act of 1933 is available to a particular selling stockholder.

As previously reported in our Form 8-K filed on March 22, 2005 with the Securities and Exchange Commission, our Board of Directors authorized the issuance of up to 4,000,000 shares of 12% Series A Convertible Preferred Stock ("Series A Preferred"), in accordance with the Agreement and Plan of Reorganization entered into on February 18, 2005 among the company, Duncan Capital Financial Group, Inc. and Glenn A. Little. On April 12, 2005, we completed the issuance of 3,820,000 shares of Series A Preferred to a total of ten holders of preferred stock of our subsidiary, Duncan Capital Financial Group, Inc., in exchange for their surrender of an equivalent number of preferred shares of Duncan Capital Financial Group, Inc. containing identical terms. We received no other consideration. Each shareholder to whom Series A Preferred shares were issued is an accredited investor within the meaning of the Act, and the issuance of the shares of Series A Preferred was made in reliance on Section 4(2) of the Act. There were no underwriting discounts or commissions paid in connection with this share exchange. The shares of Series A Preferred, and the underlying shares of common stock into which they are convertible, are restricted securities under the Act and will not be eligible for resale unless we file a registration statement covering such securities or another exemption from registration requirements under the Act is available.

On March 9, 2005, we entered into a Securities Purchase Agreement with Laurus Master Fund, Ltd. ("Laurus"), under which we issued and delivered to Laurus (i) a secured convertible term note in the principal amount of $3,000,000 (the "Note"), (ii) a Common Stock Purchase Warrant (the "Warrant"), entitling Laurus to purchase up to 1,084,338 shares of our Common Stock at a per share exercise price of $1.00, and (iii) an option ("Option") entitling Laurus to purchase up to 643,700 shares of Common Stock at a per share purchase price of $0.01. The issuance and sale of the Note, the Warrant and the Option were made pursuant to the exemption from registration under Section 4(2) under the Securities Act of 1933, as amended (the "Act"), and Regulation D promulgated under the Act. Laurus has represented to the Company that Laurus is an accredited investor under the Act and the rules promulgated thereunder.

At closing, $500,000 of Note proceeds were disbursed to the Company for working capital purposes. The Company paid fees to Laurus of $134,000 out of these gross proceeds and also paid $200,000 as a fee to Glenn Little in connection with the acquisition of Duncan Capital Financial Group, Inc. We retained $166,000 of the proceeds for working capital purposes. The remaining $2,500,000 of Note proceeds were deposited by us at a bank in a restricted cash account under the control of Laurus ("Restricted Account"). Funds will be released by Laurus to the Company from the Restricted Account as follows: In connection with certain business acquisitions to be made by the Company, Laurus will direct the bank to release to the Company an amount of funds equal to the product of three times the "Acquired Entity Consolidated EBITDA" of the acquired entities. "Acquired Entity Consolidated EBITDA" is defined as net income before giving effect to interest, taxes, depreciation and amortization. Under an amendment to be entered into by the parties, any funds remaining in the Restricted Account on December 15, 2005 will be returned to Laurus without premium or penalty.

Laurus may, at any time, convert the outstanding indebtedness of the Note into shares of Common Stock at a price of $0.83 per share, subject to adjustment for subsequent lower price issuances by the Company (subject to certain exceptions), as well as customary adjustment provisions for stock splits, combinations, dividends and the like. Subject to the restrictions on conversion by Laurus described below, Laurus is required to convert the monthly payment due on account of principal and interest, plus any other amounts under the Note that are due and unpaid ("Monthly Amount"), into shares of Common Stock if the following criteria ("Conversion Criteria") are met:(i) the average closing price of the Common Stock for the five consecutive trading days preceding such due date is greater than 120% of the Fixed Conversion Price, and (ii) the amount of such conversion does not exceed 25% of the aggregate dollar trading volume of the Common Stock for the 22-day trading period immediately preceding the due date of the applicable Monthly Amount. If the Conversion Criteria are not met, Laurus must convert only such part of the Monthly Amount that meets the Conversion Criteria. Any part of the Monthly Amount due on a Repayment Date that Laurus has not been able to convert into shares of Common Stock due to failure to meet the Conversion Criteria must be paid by the Company in cash within three business days of the applicable monthly payment date.

The Warrant grants Laurus the right to purchase up to 1,084,338 shares of Common Stock at an exercise price of $1.00 per share commencing March 9, 2005. The Warrant expires at the close of business on March 9, 2012. The exercise price of the Warrant is subject to adjustment for stock splits, combinations, dividends and the like.

The Option grants Laurus the right to purchase for cash up to 643,700 shares of Common Stock at an exercise price of $0.01 per share on or after the 75 th day after Laurus delivers a notice to the Company stating that Laurus wishes to exercise all or a portion of the underlying Common Stock. The Option expires at the close of business on March 9, 2013. The exercise price of the Warrant is subject to adjustment for stock splits, combinations, dividends and the like.

The Company may pay amounts due under the Note in shares of Common Stock only so long as there is an effective registration statement under Act covering the resale of such shares or an exemption from such registration is available under Rule 144 of the Act. In addition, Laurus is not entitled to receive shares of Common Stock upon exercise of the Warrant or the Option, upon payment of principal or interest on the Note, or upon conversion of the Note if such receipt would cause Laurus to be deemed to beneficially own in excess of 4.99% of the outstanding shares of Common Stock on the date of issuance of such shares. Such provision may be waived by Laurus upon 75 days prior written notice to the Company.

Under the terms of a Registration Rights Agreement between Laurus and the Company, as such agreement is to be amended by the parties, the Company is obligated to register the resale of the shares of Common Stock issuable upon payment or conversion of the Note and exercise of the Warrant and Option and have the registration statement declared effective by the Securities and Exchange Commission within 120 days after the earlier of (i) the date that all funds have been released to us from the Restricted Account under the terms of the $3 Million Note and (ii) December 15, 2005 . If the registration statement is not declared effective within the time frame described, or if the registration is suspended other than as permitted in the registration rights agreement, the Company will be obligated to pay Laurus a fee equal to 1.5% of the outstanding principal amount of the Note for each 30-day period (pro rated for partial periods) that such registration obligations are not satisfied.

On August 2, 2005, the Company issued 333,334 shares of common stock to the former shareholder of Haddon Strategic Alliances, Inc. in exchange for 100% of the capital stock of Haddon. In addition, it issued $900,000 principal amount of convertible notes to the two former stockholders of Stephen H. Rosen Associates that are immediately convertible into common stock until July 31, 2007 at a price equal to the fair market value of the common stock on June 30 or December 31 of the prior year, whichever is most recent, preceding the date of exercise. In addition, it issued 5-year options for an aggregate of 55,000 shares of common stock to the two former stockholders of Rosen, based on an exercise price of $1.50 per share, representing the average bid price per share for the common stock of $1.50 over the ten trading days immediately preceding the closing. 50,000 of such options granted to one former shareholder of Rosen vest in equal monthly increments over a 24-month period commencing September 1, 2005, and 5,000 of such options granted to the other former shareholder of Rosen vest immediately.

On November 1, 2005, in connection with the purchase of assets from American Benefit Resources, Inc., the Company issued to IBF Fund Liquidating, LLC, that entity's parent company, 671,141 shares of common stock. On November 11, 2005, 12 accredited investors (the "B Investors") purchased an aggregate of 850,000 shares of Series B Cumulative Convertible Preferred Stock (the "B Preferred Stock") at $1.00 per share for an aggregate purchase price of $850,000. In addition, also on November 11, 2005, three accredited investors (the "C Investors") purchased an aggregate of 833,334 shares of Series C Cumulative Convertible Preferred Stock (the "C Preferred Stock") at $6.00 per share for an aggregate purchase price of $5,300,004. To date, National Investment Managers, Inc. (the "Company") has raised an aggregate of $9,115,004 in connection with the sale of its B Preferred Stock that closed on October 18, 2005 and the sale of the B Preferred Stock and C Preferred Stock on November 11, 2005 The funds raised will be utilized by the Company for working capital and acquisitions.

Series B Private Placement

Each share of B Preferred Stock is convertible, at any time at the option of the holder, into two shares of common stock of the Company ("Common Stock"). The B Preferred Stock will be automatically converted into Common Stock upon (i) the approval of the holders of a majority of the then outstanding B Preferred Stock or (ii) the closing of a firm commitment underwritten public offering of the Company's securities in which the aggregate gross proceeds to the Company are not less than $10,000,000 at a price equal to or higher than $2.00 per share of common stock. Holders of the B Preferred Stock are entitled to receive, when declared by the Company's board of directors, annual dividends of $0.12 per share of B Preferred Stock paid on a semi-annually. Such dividends may be paid, at the election of the Company, either (i) in cash, (ii) in registered common stock of the Company or (iii) in restricted shares of common stock of the Company with piggyback registration rights. In the event that the Company elects to issue shares of common stock in connection with the dividend on the B Preferred Stock, such dividend shares shall be determined by dividing the dividend amount by 98% of the volume-weighted average price of the common stock for the 20 trading days immediately preceding the record date for payment of such dividend (the "Dividend VWAP"); provided, however, if the Company unable to determine the Dividend VWAP, then such dividend shall be determined by dividing the dividend amount by the average of the three highest closing bid prices during the 20 trading days immediately preceding the record date for payment of such dividend. The Company granted the B Investors piggyback registration rights.

In addition to any voting rights provided by law, holders of the B Preferred Stock will have the right to vote together with holders of Common Stock, the Series A Preferred Stock and the C Preferred Stock as a single class on all matters upon which stockholders are entitled to vote, including election of the members of the Company's Board of Directors. Each share of B Preferred Stock will have the number of votes corresponding to the number of shares of Common Stock into which the B Preferred Stock may be converted on the record date for determining stockholders entitled to vote.

In the event of any liquidation or winding up of the Company, the holders of B Preferred Stock will be entitled to receive, in preference to holders of Common Stock but subject to preferential liquidation rights of Series A Convertible B Preferred Stock, an amount equal to two times the original purchase price per share, plus any previously declared and unpaid dividends.

Series C Private Placement

Each share of C Preferred Stock is convertible, at any time at the option of the holder, into 12 shares of Common Stock. The C Preferred Stock will be automatically converted into Common Stock upon (i) the approval of the holders of a majority of the then outstanding C Preferred Stock or (ii) the closing of a firm commitment underwritten public offering of the Company's securities in which the aggregate gross proceeds to the Company are not less than $10,000,000 at a price equal to or higher than $2.00 per share of common stock. Holders of the C Preferred Stock are entitled to receive, when declared by the Company's board of directors, annual dividends of $0.72 per share of C Preferred Stock paid on a semi-annually. Such dividends may be paid, at the election of the Company, either (i) in cash, (ii) in registered common stock of the Company or
(iii) in restricted shares of common stock of the Company with piggyback registration rights. In the event that the Company elects to issue shares of common stock in connection with the dividend on the C Preferred Stock, such dividend shares shall be determined by dividing the dividend amount by the Dividend VWAP; provided, however, if the Company is unable to determine the Dividend VWAP, then such dividend shall be determined by dividing the dividend amount by the average of the three highest closing bid prices during the 20 trading days immediately preceding the record date for payment of such dividend. The Company granted the C Investors piggyback registration rights and has agreed to file a registration statement registering the shares of common stock issuable upon conversion of the C Preferred Stock within 60 days of closing and have such registration statement declared effective within 120 days of filing.

In addition to any voting rights provided by law, holders of the C Preferred Stock will have the right to vote together with holders of Common Stock and the Series A and B Preferred Stock as a single class on all matters upon which stockholders are entitled to vote, including election of the members of the Company's Board of Directors. Each share of C Preferred Stock will have the number of votes corresponding to the number of shares of Common Stock into which the C Preferred Stock may be converted on the record date for determining stockholders entitled to vote.

In the event of any liquidation or winding up of the Company, the holders of C Preferred Stock will be entitled to receive, in preference to holders of Common Stock but subject to preferential liquidation rights of Series A Convertible Preferred Stock and the B Preferred Stock, an amount equal to two times the original purchase price per share, plus any previously declared and unpaid dividends.

The B Investors and C Investors have contractually agreed to restrict their ability to convert the preferred stock and receive shares of Common Stock such that the number of shares of Common Stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the Company's then issued and outstanding shares of Common Stock.

The shares of B Preferred Stock and C Preferred Stock were offered and sold to the B Investors and C Investors in private placement transactions made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder. Each of the B Investors and C Investors are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

On November 30, 2005, the Company entered into a Securities Purchase Agreement with Laurus Master Fund Ltd for the sale of (i) $9,200,000 in a secured term note (the "Term Note") and (ii) 1,108,434 shares of the Company's common stock (the "November 2005 Shares"). The closing of this financing occurred on November 30, 2005.

On January 4, 2006, the Company issued 4,150,000 shares of common stock to the shareholders of Valley Forge Enterprises, Ltd. in consideration for the merger of that entity into a wholly-owned subsidiary of the Company.

      * Unless otherwise stated, all of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of the company or executive officers of the company, and transfer was restricted by the company in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

      Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with the Company.

ITEM 27. EXHIBITS.

      The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean National Investment Managers Inc., a Florida corporation.

Exhibit
Number      Description

3.1         Articles of Incorporation of the Company, as amended*

3.2         Amended and Restated Bylaws of the Company*

3.3 Certificate of Designation of Preferences, Rights and Limitations of Series B Cumulative Convertible Preferred Stock *

3.4 Certificate of Designation of Preferences, Rights and Limitations of Series C Cumulative Convertible Preferred Stock*

4.1 Securities Purchase Agreement dated March 9, 2005 by and between the Company and Laurus Master Fund, Ltd. (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on March 15, 2005)

4.2 Secured Convertible Term Note dated March 9, 2005 issued by the Company to Laurus Master Fund, Ltd. (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on March 15, 2005)

4.3 Common Stock Purchase Warrant dated March 9, 2005 issued by the Company to Laurus Master Fund, Ltd. (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on March 15, 2005)

4.4 Common Stock Option dated March 9, 2005 issued by the Company to Laurus Master Fund, Ltd. (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on March 15, 2005)

4.5 Master Security Agreement dated March 9, 2005 among Fast Eddie Racing Stables, Inc., Duncan Capital Financial Group, Inc., Pension Administration Services, Inc., Complete Investment Management Inc. of Philadelphia, MD Bluestein, Inc. and Laurus Master Fund, Ltd. (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on March 15, 2005)

4.6 Stock Pledge Agreement dated March 9, 2005 among Fast Eddie Racing Stables, Inc., Duncan Capital Financial Group, Inc., Pension Administration Services, Inc., Complete Investment Management Inc. of Philadelphia, MD Bluestein, Inc. and Laurus Master Fund, Ltd. (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on March 15, 2005)

4.7 Subsidiary Guaranty dated March 9, 2005 executed by Duncan Capital Group, Inc., Pension Administration Services, Inc., Complete Investment Management Inc. of Philadelphia, MD Bluestein, Inc. and Laurus Master Fund, Ltd. (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on March 15, 2005)

4.8 Registration Rights Agreement dated March 9, 2005 by and between Fast Eddie Racing Stables, Inc. and Laurus Master Fund, Ltd. (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on March 15, 2005)

4.9 Common Stock Purchase Warrant dated March 9, 2005 issued by Duncan Capital Financial Group, Inc. to Richard E. Stierwalt. (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on March 15, 2005)

4.10 Common Stock Purchase Warrant dated March 9, 2005 issued by Duncan Capital Financial Group, Inc. to Leonard Neuhaus. (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on March 15, 2005)

4.11 Form of Stock Option Agreement, dated March 9, 2005, between the Company and certain non-management directors. *

4.12 Securities Purchase Agreement dated November 30, 2005 entered by and between National Investment Mangers Inc. and Laurus Master Fund, Ltd. *

4.13 Amended and Restated Registration Rights Agreement dated November 30, 2005 entered by and between National Investment Mangers Inc. and Laurus Master Fund, Ltd. *

4.14 Secured Term Note dated November 30, 2005 issued to Laurus Master Fund, Ltd. *

4.15 Convertible Promissory Note, dated August 2, 2005, issued by the Company to Stephen H. Rosen. *

4.16 Convertible Promissory Note, dated August 2, 2005, issued by the Company to Elizabeth Davies. *

4.17 Common Stock Option, dated August 2, 2005, issued by the Company to Stephen H. Rosen. *

4.18        Subordination Agreement, dated August 2, 2005, among Stephen H.
            Rosen, Elizabeth Davies and Laurus Master Find, Ltd., as acknowledged by the Company. *

5.1         Opinion of Sichenzia Ross Friedman Ference LLP.

10.1 Agreement and Plan of Reorganization, dated as of February 18, 2005, by and among Fast Eddie Racing Stables, Inc, Glenn A. Little, Duncan Capital Financial Group, Inc. and FERS Acquisition Corp. (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on February 23, 2005)

10.2 Employment Agreement, dated as of December 23, 2004, between Duncan Capital Financial Group, Inc. and Richard E. Stierwalt. (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on March 15, 2005)

10.3 Employment Agreement, dated as of January 1, 2005, between Duncan Capital Financial Group, Inc. and Leonard Neuhaus. (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on March 15, 2005)

10.4 12% Senior Secured Note, dated January 27, 2005, in the original principal amount of $350,000, delivered by Duncan Capital Financial Group, Inc. to CAMOFI Master LDC (formerly known as DCOFI Master
            LDC)*

10.5 Securities Purchase Agreement, dated as of January 27, 2005, between Duncan Capital Financial Group, Inc. and CAMOFI Master LDC*

10.6 Security Agreement, dated as of January 27, 2005, among Duncan Capital Financial Group, Inc., Pension Administration Services, Inc., Complete Investment Management Inc. of Philadelphia, MD Bluestein Inc. and CAMOFI Master LDC.*

10.7 Subsidiary Guarantee, dated as of January 27, 2005, among Duncan Capital Financial Group, Inc., Pension Administration Services, Inc., Complete Investment Management Inc. of Philadelphia and MD Bluestein Inc. in favor of CAMOFI Master LDC.*

10.8 12% Senior Secured Note, dated May 4, 2005, in the original principal amount of $150,000, delivered by Duncan Capital Financial Group, Inc. to CAMOFI Master LDC.*

10.9 Agreement, dated as of June 15, 2005, between the Company and Richard Berman. *

10.10 Asset Purchase Agreement between National Investment Mangers Inc. and American Benefit Resources, Inc. dated November 1, 2005 *

10.11 A/R Escrow Agreement by and among National Investment Mangers Inc., JP Morgan Chase Bank, N.A. and American Benefit Resources, Inc. dated November 30, 2005 *

10.12 Indemnification Escrow Agreement by and among National Investment Mangers Inc., JP Morgan Chase Bank, N.A. and American Benefit Resources, Inc. dated November 30, 2005 *

10.13 Registration Rights Agreement between National Investment Mangers Inc., American Benefit Resources, Inc. and Arthur J. Steinberg as manager of IBF Fund Liquidating LLC dated November 30, 2005 *

10.14 Stock Purchase Agreement, dated August 2, 2005, among the Company, Stephen H. Rosen Associates, Inc., Stephen H. Rosen and Elizabeth Davies.*

10.15 Stock Purchase Agreement, dated August 2, 2005, among the Company, Haddon Strategic Alliances, Inc. and John Ermilio. *

10.16 Employment Agreement, dated as of August 2, 2005, between the Company and Stephen H. Rosen. *

10.17 Noncompetition Agreement, dated as of August 2, 2005, between the Company and Stephen H. Rosen. *

10.18 Noncompetition Agreement, dated as of August 2, 2005, between the Company and Joh n Ermilio.*

10.19 Agreement and Plan of Merger Dated as of January 4, 2006 by and among Jack C. Holland, Steven R. Eyer, Valley Forge Enterprises, Ltd., VFE Merger Corp. and National Investment Managers Inc.*

10.20 Employment Agreement dated January 1, 2006 by and between Steven R. Eyer and Valley Forge Enterprises, Ltd*

10.21 Employment Agreement dated January 1, 2006 by and between Jack C. Holland and Valley Forge Enterprises, Ltd. *

10.22 Non-Competition, Non-Disclosure and Non-Solicitation Agreement dated January 1, 2006 by and between Steven R. Eyer and National Investment Managers Inc. *

10.23 Non-Competition, Non-Disclosure and Non-Solicitation Agreement dated January 1, 2006 by and between Jack C. Holland and National Investment Managers Inc. *

16.1 Resignation letter of S. W. Hatfield, CPA (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on March 15, 2005)*

21.1        List of Subsidiaries of the Company.*

23.1        Consent of Rothstein, Kass & Company, P.C.

23.2        Consent of S.W. Hatfield, CPA

23.3        Consent of Eisner LLP

23.4        Consent of Pressman Ciocca Smith, LLP

23.5 Consent of Sichenzia Ross Friedman Ference LLP (included in their opinion filed as Exhibit 5.1)

----------------
* Previously filed.

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

      (1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

            (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

            (iii) Include any additional or changed material information on the plan of distribution.

      (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      (4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

            (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

            (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

            (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of New York, State of New York, on February 10, 2006.

                                      National Investment Managers Inc.
                                         By: /s/ Leonard A. Neuhaus
                                         Leonard A. Neuhaus, Principal Executive
                                         Officer and Chief Financial and
                                         Operating Officer

      In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Leonard A. Neuhaus as true and lawful attorney-in-fact and agent with full power of substitution and resubstitution and for him/her and in his/her name, place and stead, in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, as well as any new registration statement filed to register additional securities pursuant to Rule 462(b) under the Securities Act, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE                                         TITLE                                      DATE

/s/ Richard E. Stierwalt     Director                                                  February 10, 2006
Richard E. Stierwalt

/s/ Leonard A. Neuhaus       Principal Executive Officer, Chief Financial and          February 10, 2006
                             Operating Officer
                             (Principal executive, financial and accounting officer)
Leonard A. Neuhaus

/s/ Richard Berman           Chairman of the Board and Director                        February 10, 2006
Richard Berman

/s/ Michael Bluestein        Director                                                  February 10, 2006
Michael Bluestein

/s/ Steven B. Ruchefsky      Director                                                  February 10, 2006
Steven B. Ruchefsky

/s/ Kevin T. Crow            Director                                                  February 10, 2006
Kevin T. Crow

/s/ Arthur D. Emil           Director                                                  February 10, 2006
Arthur D. Emil

/s/ Jeff Cooke               Director                                                  February 10, 2006
Jeff Cooke

/s/ Steven J. Ross           Director                                                  February 10, 2006
Steven J. Ross

/s/ Thomas J. Mackell, Jr.   Director                                                  February 10, 2006
Thomas J. Mackell, Jr.